Exhibit 10.2

Execution Copy

SUPERPRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

among

REVLON CONSUMER PRODUCTS CORPORATION,
a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as the Borrower,

REVLON, INC.,

a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code,

as Holdings,

THE LENDERS PARTY HERETO and

Jefferies Finance LLC,
as Administrative Agent and Collateral Agent

Dated as of June 17, 2022

JEFFERIES FINANCE LLC,
as Lead Arranger and Bookrunner

i

4.5	No Legal Bar	57
4.6	No Material Litigation	58
4.7	No Default	58
4.8	Ownership of Property; Leasehold Interests; Liens	58
4.9	Intellectual Property	58
4.10	Taxes	58
4.11	Federal Regulations	58
4.12	ERISA	59
4.13	Investment Company Act	59
4.14	Subsidiaries	59
4.15	Environmental Matters	59
4.16	Accuracy of Information, etc.	59
4.17	Security Documents	60
4.18	[Reserved]	61
4.19	Anti-Terrorism	61
4.20	Use of Proceeds	61
4.21	Labor Matters	61
4.22	[Reserved]	61
4.23	OFAC	61
4.24	Anti-Corruption Compliance	62
4.25	Cases; Orders	62

SECTION V.	CONDITIONS PRECEDENT	63

5.1	Conditions to Initial Draw T-1 Availability Date	63
5.2	Conditions to Delayed Draw T-2 Availability Date	66

SECTION VI.	AFFIRMATIVE COVENANTS	67

6.1	Financial Information	67
6.2	Certificates; Other Information	69
6.3	Payment of Taxes	70
6.4	Conduct of Business and Maintenance of Existence, etc.; Compliance	70
6.5	Maintenance of Property; Insurance	70
6.6	Inspection of Property; Books and Records; Discussions	71
6.7	Notices	72
6.8	Additional Collateral, etc.	72
6.9	Use of Proceeds	76
6.10	[Post-Closing	76
6.11	[Reserved]	76
6.12	Line of Business	76
6.13	Credit Ratings	76
6.14	Changes in Jurisdictions of Organization; Name	76
6.15	Delivery of Formulas	76
6.16	BrandCo Support Obligations	77
6.17	Certain Case Milestones	77
6.18	Certain Bankruptcy Matters	78
6.19	Bankruptcy Notices	78
6.20	Certain Litigation	78
6.21	Repatriation of Cash	78

SECTION VII.	NEGATIVE COVENANTS	79

7.1	Executive Compensation	79
7.2	Indebtedness	79
7.3	Liens	81
7.4	Fundamental Changes	85
7.5	Dispositions of Property	86
7.6	Restricted Payments	89
7.7	Investments	90
7.8	Prepayments, Etc. of Indebtedness; Amendments	94
7.9	Transactions with Affiliates	94
7.10	Sales and Leasebacks	96
7.11	Changes in Fiscal Periods	96
7.12	Negative Pledge Clauses	96
7.13	Clauses Restricting Subsidiary Distributions	98
7.14	Limitation on Hedge Agreements	99
7.15	Amendment of Company Tax Sharing Agreement	99
7.16	Additional Bankruptcy Matters	100
7.17	Budget Variance Covenant	100
7.18	Liquidity	101
7.19	Subrogation	101

SECTION 7A.	HOLDINGS NEGATIVE COVENANTS	101

SECTION 7B.	BRANDCO ENTITIES PASSIVE COVENANT	101

SECTION 7C.	BRANDCO REPRESENTATIONS AND COVENANTS	102

SECTION VIII.	EVENTS OF DEFAULT	102

8.1	Events of Default	102

SECTION IX.	THE AGENTS	110

9.1	Appointment	110
9.2	Delegation of Duties	110
9.3	Exculpatory Provisions	110
9.4	Reliance by the Agents	111
9.5	Notice of Default	111
9.6	Non-Reliance on Agents and Other Lenders	111
9.7	Indemnification	112
9.8	Agent in Its Individual Capacity	112
9.9	Successor Agents	112
9.10	Certain Collateral Matters	113
9.11	Agents May File Proofs of Claim	114
9.1	Lead Arranger and Bookrunner	115
9.2	Erroneous Payments	115

SECTION X.	MISCELLANEOUS	118

10.1	Amendments and Waivers	118
10.2	Notices; Electronic Communications	120
10.3	No Waiver; Cumulative Remedies	122
10.4	Survival of Representations and Warranties	122
10.5	Payment of Expenses; Indemnification	122
10.6	Successors and Assigns; Participations and Assignments	124
10.7	Adjustments; Set off	128
10.8	Counterparts	128
10.9	Severability	128
10.10	Integration	128
10.11	GOVERNING LAW	129
10.12	Submission to Jurisdiction; Waivers	129
10.13	Acknowledgments	130
10.14	Confidentiality	131
10.15	Release of Collateral and Guarantee Obligations; Subordination of Liens	132
10.16	[Reserved]	133
10.17	WAIVERS OF JURY TRIAL	133
10.18	USA PATRIOT ACT	133
10.19	Orders Control	133
10.20	Interest Rate Limitation	133
10.21	Payments Set Aside	134
10.22	Electronic Execution of Assignments and Certain Other Documents	134
10.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	134
10.24	Tax Treatment	135

SCHEDULES:

1.1(a)	Backstop Lenders
2.1(T-1)	Initial Draw T-1 Commitments
2.1(T-2)	Delayed Draw T-2 Commitments
2.9	[Reserved]
4.8	Real Property
4.14	Subsidiaries
4.17	UCC Filing Jurisdictions
6.10	Post Closing Matters
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
7.7	Existing Investments
7.9	Transactions with Affiliates
7.12	Existing Negative Pledge Clauses
7.13	Clauses Restricting Subsidiary Distributions

EXHIBITS:

A	Form of Committed Loan Notice
B	Form of Compliance Certificate
C	[Reserved]
D	Form of Assignment and Assumption
E	[Reserved]
F	Form of Exemption Certificate
G	Form of Interim Order
H	Form of Initial Budget
I	Form of Prepayment Option Notice
J	[Reserved]
K	Form of Guarantee and Collateral Agreement
L	Form of Holdings Guarantee and Pledge Agreement
M	Form of BrandCo Security Agreement
N	Form of BrandCo Stock Pledge Agreement

v

SUPERPRIORITY SENIOR SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of June 17, 2022, among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Company” or the “Borrower”), REVLON, INC., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time parties to this Agreement as lenders (the “Lenders”) and Jefferies Finance LLC, as Administrative Agent and Collateral Agent.

WHEREAS, on June 15, 2022 (the “Petition Date”), Holdings, the Borrower and certain of the Borrower’s Subsidiaries (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, Holdings, in its capacity as foreign representative on behalf of the Debtors, will file an application with the Ontario Superior Court of Justice (Commercial List) in Toronto, Ontario, Canada (the “Canadian Court”) under Part IV of the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36, as amended (the “CCAA”) to recognize the Cases as “foreign main proceedings” and grant certain customary related relief (the “Canadian Recognition Proceedings”);

WHEREAS, the Borrower has requested that the Lenders provide a superpriority senior secured debtor-in-possession term loan credit facility in an aggregate principal amount not to exceed $575,000,000 (the “DIP Facility”), consisting of $375,000,000 in term loan commitments in respect of Initial Draw T-1 Loans to be made in a single draw on the Initial Draw T-1 Availability Date and $200,000,000 in delayed draw term loan commitments in respect of Delayed Draw T-2 Loans, with all of the Borrower’s obligations under the DIP Facility to be guaranteed by each Guarantor, and the Lenders are willing to extend such credit to Borrower on the terms and subject to the conditions set forth herein;

WHEREAS, the relative priority of the DIP Facility with respect to the Collateral granted as security for the payment and performance of the Obligations shall be as set forth in the Interim Order and the Final Order, in each case, upon entry thereof by the Bankruptcy Court, and in the Security Documents;

WHEREAS, all of the claims and the Liens granted under the Orders and the Loan Documents to the Agents, the Lenders and the other Secured Parties in respect of the DIP Facility shall be subject to the Carve-Out; and

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit to the Borrower under this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION I.     DEFINITIONS

1.1       Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day plus 1.00%; provided that, for purposes of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Borrowing”: a Borrowing comprised of ABR Loans.

“ABR Loan”: each Loan bearing interest based on the ABR.

“ABR Term SOFR Determination Day”: as defined in the definition of “Term SOFR”.

“Acceptable Confirmation Order”: an order of the Bankruptcy Court confirming an Acceptable Plan of Reorganization, in form and substance satisfactory to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent in their sole discretion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders and the (solely with respect to its own treatment) Administrative Agent in their sole discretion).

“Acceptable Disclosure Statement”: the disclosure statement relating to an Acceptable Plan of Reorganization in form and substance acceptable to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent.

“Acceptable Disclosure Statement Order”: an order of the Bankruptcy Court approving an Acceptable Disclosure Statement, in form and substance satisfactory to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent in their sole discretion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders and (solely with respect to its own treatment) the Administrative Agent in their sole discretion).

“Acceptable Plan of Reorganization”: a Chapter 11 Plan for each of the Cases that, upon the consummation thereof, provides for (a) the termination of all unused Commitments hereunder and the indefeasible payment in full in cash of all of the Obligations under the Loan Documents and (b) the indefeasible payment in full in cash of all of the “First Lien Obligations” under and as defined in the Prepetition BrandCo Facility Agreement or such other treatment as is agreed to by holders of at least two-thirds in aggregate principal amount of such claims.

“Acceptable Restructuring Support Agreement”: a restructuring support agreement that contemplates the consummation of an Acceptable Plan of Reorganization in compliance with all Milestones relating to such Acceptable Plan of Reorganization.

“Ad Hoc Group”: the group of lenders party to the Prepetition BrandCo Facility Agreement identified on Schedule 1.1(a) (including Affiliates and commonly advised or managed funds and institutions).

“Ad Hoc Group Advisors”: Davis Polk, Centerview Partners LLC, Kobre & Kim LLP and each local or special counsel to the Ad Hoc Group.

“Additional BrandCo Contribution Agreements”: the Additional BrandCo Upper Tier Contribution Agreement and the Additional BrandCo Lower Tier Contribution Agreements.

“Additional BrandCo License Agreements”: the following agreements, each dated as of May 7, 2020: (i) Almay Intellectual Property License Agreement, by and among Almay BrandCo and the Borrower, (ii) Charlie Intellectual Property License Agreement, by and among Charlie BrandCo and the Borrower, (iii) CND Intellectual Property License Agreement, by and among CND BrandCo and the Borrower, (iv) Curve Intellectual Property License Agreement, by and among Curve BrandCo and the Borrower, (v) Elizabeth Arden Intellectual Property License Agreement, by and among Elizabeth Arden BrandCo and the Borrower, (vi) Giorgio Beverly Hills Intellectual Property License Agreement, by and among Giorgio Beverly Hills BrandCo and the Borrower, (vii) Halston Intellectual Property License Agreement, by and among Halston BrandCo and the Borrower, (viii) Jean Nate Intellectual Property License Agreement, by and among Jean Nate BrandCo and the Borrower, (ix) Mitchum Intellectual Property License Agreement, by and among Mitchum BrandCo and the Borrower, (x) Multicultural Group Intellectual Property License Agreement, by and among Multicultural Group BrandCo and the Borrower, (xi) PS Intellectual Property License Agreement, by and among PS BrandCo and the Borrower and (xii) White Shoulders Intellectual Property License Agreement, by and among White Shoulders BrandCo and the Borrower, in each case, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Additional BrandCo Lower Tier Contribution Agreements”: the following agreements, each dated as of May 7, 2020: (i) Almay Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Almay BrandCo, (ii) Charlie Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Charlie BrandCo, (iii) CND Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and CND BrandCo, (iv) Curve Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Curve BrandCo, (v) Elizabeth Arden Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Elizabeth Arden BrandCo, (vi) Giorgio Beverly Hills Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Giorgio Beverly Hills BrandCo, (vii) Halston Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Halston BrandCo, (viii) Jean Nate Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Jean Nate BrandCo, (ix) Mitchum Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Mitchum BrandCo, (x) Multicultural Group Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and Multicultural Group BrandCo, (xi) PS Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and PS BrandCo and (xii) White Shoulders Lower Tier Transfer and Contribution Agreement, by and among BrandCo Cayman Holdings and White Shoulders BrandCo, in each case, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Additional BrandCo Upper Tier Contribution Agreement”: the Upper Tier Transfer and Contribution Agreement by and among the transferor entities party thereto and BrandCo Cayman Holdings, dated as of May 7, 2020, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Adjusted Term SOFR Rate”: for (a) an Interest Period of one month or less, an interest rate per annum equal to (i) Term SOFR for such Interest Period, plus (ii) 0.10%, (b) an Interest Period of greater than one month but less than or equal to three months, an interest rate per annum equal to (i) Term SOFR for such Interest Period, plus (ii) 0.10%, and (c) an Interest Period of greater than three but less than or equal to six months, an interest rate per annum equal to (i) Term SOFR for such Interest Period, plus (ii) 0.10%; provided that in the case of each of the foregoing clauses (a), (b) and (c), if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent”: Jefferies Finance LLC, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.9.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Agents”: the collective reference to the Collateral Agent, the Administrative Agent, the Lead Arranger and the Bookrunner.

“Agreed Purposes”: as defined in Section 10.14.

“Agreement”: this Superpriority Senior Secured Debtor-In-Possession Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“American Crew License Agreement”: the Amended and Restated Intellectual Property License Agreement, dated as of May 7, 2020, by and among American Crew BrandCo as licensor and the Borrower as licensee, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“American Crew Lower Tier Contribution Agreement”: the Lower Tier Transfer and Contribution Agreement by and among BrandCo Cayman Holdings and American Crew BrandCo, dated as of August 6, 2019, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“American Crew Non-Exclusive License”: the Amended and Restated Non-Exclusive License Agreement, dated as of May 7, 2020, by and among the Borrower as licensor and American Crew BrandCo as licensee, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“American Crew Products”: the consumer good products sold under the brand name “American Crew”.

“American Crew Upper Tier Contribution Agreement”: the Upper Tier Transfer and Contribution Agreement by and among Beautyge Brands USA, Inc. as transferor, the Borrower and BrandCo Cayman Holdings, dated as of August 6, 2019, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Anti-Corruption Law”: the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials.

“Applicable Margin”: (a) for SOFR Loans, 7.75% and (b) for ABR Loans, 6.75%.

“Approved Bankruptcy Court Order”: (a) each of the Orders, as such order is amended and in effect from time to time in accordance with this Agreement, (b) any other order entered by the Bankruptcy Court regarding, relating to or impacting (i) any rights or remedies of any Secured Party, (ii) the Loan Documents (including the Loan Parties’ obligations thereunder), (iii) the Collateral, any Liens thereon or any Superpriority Claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), (iv) use of cash collateral, (v) debtor-in-possession financing, (vi) adequate protection or otherwise relating to any Prepetition Secured Indebtedness or (vii) any Chapter 11 Plan, in the case of each of the foregoing clauses (i) through (vii), that (x) is in form and substance satisfactory to the Administrative Agent (with respect to its own treatment) and the Required Lenders, (y) has not been vacated, reversed or stayed and (z) has not been amended or modified in a manner adverse to the rights of the Lenders except as agreed in writing by Administrative Agent (solely with respect to its own treatment) and the Required Lenders in their sole discretion, and (c) any other order entered by the Bankruptcy Court that (i) is in form and substance reasonably satisfactory to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders, (ii) has not been vacated, reversed or stayed and (iii) has not been amended or modified except in a manner reasonably satisfactory to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders.

“Approved Budget”: as defined in Section 6.1(d).

“Approved Fund”: as defined in Section 10.6(b).

“Asset Sale”: any Disposition of Property or exclusive licenses or series of related Dispositions of Property or exclusive licenses by the Borrower or any of its Subsidiaries, other than any such Disposition or series of related Dispositions of inventory in the ordinary course of business.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D or such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.17.

“Backstop Lender”: at any time, any Lender (a) that is a Person listed on Schedule 1.1(a), (b) that is an Affiliate of or under common management with a Person listed on Schedule 1.1(a), (c) that is an entity or an Affiliate of an entity that administers or manages a Person listed on Schedule 1.1(a) or (d) that is an entity or an Affiliate of an entity that is the investment advisor to a Person listed on Schedule 1.1(a).

“Backstop Premium”: as defined in Section 2.9(b).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District for New York or any other court having jurisdiction over the Cases from time to time.

“Bankruptcy Law”: each of (i) the Bankruptcy Code, (ii) any domestic or foreign law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, administration, insolvency, reorganization, debt adjustment, receivership or similar debtor relief from time to time in effect and affecting the rights of creditors generally (including without limitation any plan of arrangement provisions of applicable corporation statutes), and (iii) any order made by a court of competent jurisdiction in respect of any of the foregoing.

“Benchmark” shall mean, initially, Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.17, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.17.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. If the Benchmark Replacement is Daily Simple SOFR plus the related Benchmark Replacement Adjustment, all interest payments will be payable on a quarterly basis.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Conforming Changes”: with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17.

“Benefited Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors”: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Bookrunner”: Jefferies Finance LLC, in its capacity as sole bookrunner.

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 10.2(c).

“Borrowing”: Loans made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“BrandCo(s)”: each of (i) Beautyge II, LLC, a Delaware limited liability company (“American Crew BrandCo”), (ii) BrandCo Almay 2020 LLC, a Delaware limited liability company (“Almay BrandCo”), (iii) BrandCo Charlie 2020 LLC, a Delaware limited liability company (“Charlie BrandCo”), (iv) BrandCo CND 2020 LLC, a Delaware limited liability company (“CND BrandCo”), (v) BrandCo Curve 2020 LLC, a Delaware limited liability company (“Curve BrandCo”), (vi) BrandCo Elizabeth Arden 2020 LLC, a Delaware limited liability company (“Elizabeth Arden BrandCo”), (vii) BrandCo Giorgio Beverly Hills 2020 LLC, a Delaware limited liability company (“Giorgio Beverly Hills BrandCo”), (viii) BrandCo Halston 2020 LLC, a Delaware limited liability company (“Halston BrandCo”), (ix) BrandCo Jean Nate 2020 LLC, a Delaware limited liability company (“Jean Nate BrandCo”), (x) BrandCo Mitchum 2020 LLC, a Delaware limited liability company (“Mitchum BrandCo”), (xi) BrandCo Multicultural Group 2020 LLC, a Delaware limited liability company (“Multicultural Group BrandCo”), (xii) BrandCo PS 2020 LLC, a Delaware limited liability company (“PS BrandCo”) and (xiii) BrandCo White Shoulders 2020 LLC, a Delaware limited liability company (“White Shoulders BrandCo”).

“BrandCo Cayman Holdings”: Beautyge I, an exempted company incorporated in the Cayman Islands.

“BrandCo Collateral”: (i) all the “Collateral” as defined in any BrandCo Security Document, (ii) 100% of the Capital Stock of any BrandCo, (iii) all the “Collateral” as defined in the BrandCo Stock Pledge Agreement, and (iv) any other Property of any BrandCo Entity that constitutes Collateral.

“BrandCo Contribution Agreements”: the American Crew Upper Tier Contribution Agreement, the American Crew Lower Tier Contribution Agreement and the Additional BrandCo Contribution Agreements.

“BrandCo Entities”: each BrandCo and BrandCo Cayman Holdings.

“BrandCo License Agreements”: the American Crew License Agreement and the Additional BrandCo License Agreements.

“BrandCo License Documents” the BrandCo License Agreements and the American Crew Non-Exclusive License.

“BrandCo Lower Tier Contribution Agreements”: the American Crew Lower Tier Contribution Agreement and the Additional BrandCo Lower Tier Contribution Agreements.

“BrandCo Permitted Liens”: (a) Liens arising under or permitted by the Loan Documents, (b) Liens arising under law or pursuant to documentation governing permitted accounts in connection with each BrandCo’s cash management in the ordinary course and (c) Liens on assets of the BrandCo Entities permitted pursuant to Section 7.3(y).

“BrandCo Security Agreement”: the BrandCo Guarantee and Security Agreement, substantially in the form of Exhibit M, among the BrandCo Entities and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“BrandCo Security Documents”: the BrandCo Security Agreement, the BrandCo Stock Pledge Agreement and all other security documents (including any Mortgages) hereafter delivered to the Administrative Agent or the Collateral Agent purporting to grant a Lien on any Property by any BrandCo Entity.

“BrandCo Stock Pledge Agreement”: the BrandCo Stock Pledge Agreement, substantially in the form of Exhibit N, among the Loan Parties party thereto and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“BrandCo Transaction Documents”: collectively, the BrandCo Contribution Agreements, the BrandCo Security Documents and the BrandCo License Documents.

“BrandCo Upper Tier Contribution Agreements”: the American Crew Upper Tier Contribution Agreement and the Additional BrandCo Upper Tier Contribution Agreement.

“Budget”: the Initial Budget, as amended, modified, supplemented or replaced from time to time in accordance with Section 6.1(d).

“Budget Variance Report”: a weekly variance report prepared by a Responsible Officer of the Borrower, comparing for each applicable Test Period the actual results against anticipated results under the applicable Approved Budget(s), on an aggregate basis and in the same level of detail set forth in the Approved Budget(s), together with a written explanation for all variances of greater than the applicable permitted variance for any given testing period and such other information as the Administrative Agent or the Required Lenders may reasonably request.

“Budget Variance Test Date”: as defined in Section 6.1(e).

“Business”: the business activities and operations of the Borrower and/or its Subsidiaries on the Closing Date, after giving effect to the Transactions.

“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s office is located.

“Canadian Collateral”: the Collateral of the Debtors located in Canada.

“Canadian Court”: as defined in the recitals to this Agreement.

“Canadian Debtor”: any Subsidiary that is a Debtor located in Canada.

“Canadian DIP Recognition Order”: the Canadian Interim DIP Recognition Order, unless the Canadian Final DIP Recognition Order shall have been issued by the Canadian Court, in which case it means the Canadian Final DIP Recognition Order.

“Canadian Final DIP Recognition Order”: an order of the Canadian Court in the Canadian Recognition Proceedings, which order shall recognize the Final Order and shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, each acting reasonably, and as the same shall be amended, supplemented, or modified from time to time after entry thereof with the consent of the Administrative Agent and the Required Lenders, each acting reasonably.

“Canadian Initial Recognition Order”: an order of the Canadian Court, which order shall, among other things, recognize the Cases as “foreign main proceedings” under Part IV of the CCAA, grant a stay of proceedings in Canada and commence the Canadian Recognition Proceedings, such order to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, each acting reasonably, and as the same may be amended, supplemented or modified from time to time after entry thereof with the consent of the Administrative Agent and the Required Lenders, each acting reasonably.

“Canadian Interim DIP Recognition Order”: an order of the Canadian Court in the Canadian Recognition Proceedings, which order shall, among other things, recognize the Interim Order and provide for a super priority charge over the Canadian Collateral in respect of the Collateral Agent’s Liens consistent with the liens and charges created by or set forth in the Interim DIP Order and shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, each acting reasonably, and as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Administrative Agent and the Required Lenders, each acting reasonably. For the avoidance of doubt, the Canadian Interim DIP Recognition Order may be part of the Canadian Supplemental Order.

“Canadian Recognition Proceedings”: as defined in the recitals to this Agreement.

“Canadian Supplemental Order”: an order of the Canadian Court in the Recognition Proceedings, which order shall grant such additional relief as is customary in the proceedings under Part IV of the CCAA and shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, each acting reasonably, and as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Administrative Agent and the Required Lenders, each acting reasonably.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, provided, that for the purposes of this definition, “GAAP” shall mean generally accepted accounting principles in the United States as in effect on the Closing Date.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Carve-Out”: as defined in the Interim Order or the Final Order, as applicable.

“Cases”: as defined in the recitals to this Agreement.

“Cash Equivalents”:

(a)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 18 months from the date of acquisition thereof;

(b)       certificates of deposit, time deposits and eurodollar time deposits with maturities of 18 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 18 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus at the date of acquisition thereof in excess of $250,000,000;

(c)       repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)       commercial paper having a rating of at least A-1 from S&P or P-1 from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and maturing within 18 months after the date of acquisition and Indebtedness and preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 18 months or less from the date of acquisition;

(e)       readily marketable direct obligations issued by or directly and fully guaranteed or insured by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 18 months or less from the date of acquisition;

(f)        marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 18 months after the date of creation or acquisition thereof;

(g)       Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s;

(h)       (x) such local currencies in those countries in which the Borrower and its Subsidiaries transact business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) or otherwise customarily utilized in countries in which the Borrower and its Subsidiaries operate for short term cash management purposes; and

(i)        Investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition.

“Cash Management Obligations”: obligations in respect of any overdraft or other liabilities arising from treasury, depository and cash management services, credit or debit card, or any automated clearing house transfers of funds.

“Cash Management Order”: an order of the Bankruptcy Court entered in the Cases, together with all extensions, modifications and amendments thereto, in form and substance acceptable to the Required Lenders, which among other matters authorizes the Debtors to maintain their existing cash management and treasury arrangements or such other arrangements as shall be reasonably acceptable to the Required Lenders in all material respects.

“CCAA Charges”: (a) the administration charge in the maximum amount of CDN$1,500,000 granted by the Canadian Court in the Canadian Recognition Proceedings against the Canadian Collateral to secure the fees of Canadian professionals; and (b) the charges granted by the Canadian Court in the Canadian Recognition Proceedings against the Canadian Collateral in respect of the DIP Facility, the DIP ABL Facility and the Intercompany DIP Facility.

“Certificated Security”: as defined in the Guarantee and Collateral Agreement.

“Chapter 11 Plan”: a plan of reorganization in any or all of the Cases.

“Charges”: as defined in Section 10.20.

“Chattel Paper”: as defined in the Guarantee and Collateral Agreement.

“Closing Date”: June 17, 2022.

“Code”: the Internal Revenue Code of 1986, as amended from time to time (unless otherwise indicated).

“Collateral”: as the term “Term DIP Collateral” is defined in the Interim Order (and, when applicable, the Final Order) and words of similar intent, and in any of the Security Documents, and shall include all present and after acquired assets and property, whether real, personal, tangible, intangible or mixed of the Loan Parties, wherever located, on which Liens are or are purported to be granted pursuant to the Orders, in the case of such collateral located in Canada, the Canadian DIP Recognition Order and/or the Security Documents to secure the payment and performance of the Obligations.

“Collateral Agent”: Jefferies Finance LLC, in its capacity as collateral agent for the Secured Parties under this Agreement and the Security Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.9.

“Commitment”: an Initial Draw T-1 Commitment, a Delayed Draw T-2 Commitment and/or an Incremental Commitment, as the context may require.

“Committed Loan Notice”: a request by the Borrower in accordance with the terms of Section 2.2 and substantially in the form of Exhibit A or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with any Loan Party within the meaning of Section 4001 of ERISA or is part of a group that includes any Loan Party and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Company”: as defined in the preamble hereto.

“Company Tax Sharing Agreement”: the Tax Sharing Agreement, dated as of March 26, 2004, among Holdings, the Company and certain of its Subsidiaries, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 7.15.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B or such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Confidential Information”: as defined in Section 10.14.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any written or recorded agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Core Products”: styling and grooming products, color cosmetics, skin care products, hair care products and accessories, or other beauty and personal care products, including fragrances.

“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Davis Polk”: Davis Polk & Wardwell LLP.

“Debtor” or “Debtors”: as defined in the recitals to this Agreement.

“Debtor Relief Laws”: (a) the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect; and (b) the CCAA, the Bankruptcy and Insolvency Act (Canada), RSC 1985, c. B-3, as amended, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of Canada or the provinces or territories thereof.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: as defined in Section 2.15(c).

“Defaulting Lender”: any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent or the Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s, as applicable, receipt of such certification in form and substance satisfactory to the Borrower or the Administrative Agent, as applicable, or (d) has become, or is a direct or indirect Subsidiary of any Person that is, the subject of (i) a Bail-In Action or (ii) a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that, none of the foregoing events or circumstances under this clause (ii) shall result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of the foregoing clauses shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender.

“Delayed Draw T-2 Availability Date”: the first date on which the conditions set forth in Section 5.2 are satisfied.

“Delayed Draw T-2 Commitment”: with respect to any Lender, the commitment (if any) of such Lender to make Delayed Draw T-2 Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1(T-2), as such commitment may be (a) terminated pursuant to Section VIII, (b) terminated or reduced pursuant to Section 2.1(b) or (c) modified from time to time to reflect any assignments permitted by Section 10.6. The aggregate amount of the Lenders’ Delayed Draw T-2 Commitments on the Closing Date is $200,000,000.

“Delayed Draw T-2 Lenders”: the Persons listed on Schedule 2.1(T-2) and any other Person that shall have become a party to this Agreement pursuant to an Assignment and Assumption in accordance with the terms of Section 10.6, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in accordance with the terms of Section 10.6.

“Delayed Draw T-2 Loans”: any Loan made pursuant to Section 2.1(b).

“Designated Jurisdiction”: any country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Iran, Syria, Cuba, North Korea, and Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine).

“DIP ABL Facility”: the senior secured superpriority debtor-in-possession asset-based credit facility made available to the Borrower pursuant to the DIP ABL Facility Agreement.

“DIP ABL Facility Agreement”: a senior secured superpriority debtor-in-possession asset-based revolving credit agreement (if any) by and among the Borrower, as the borrower, the guarantors from time to time party thereto, the several banks and financial institutions or entities parties thereto as lenders, and MidCap Funding IV Trust, as administrative agent and collateral agent, as amended, restated, replaced, supplemented or otherwise modified from time to time, including, as the context may require, any extensions of credit made from time to time thereunder in accordance with the Loan Documents.

“DIP Facility”: as defined in the recitals to this Agreement.

“Disinterested Director”: as defined in Section 7.9.

“Disposition”: with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer, exclusive license or other disposition thereof, in each case, to the extent the same constitutes a complete sale, sale and leaseback, assignment, conveyance, transfer or other disposition, as applicable. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of non-Disqualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for non-Disqualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than non-Disqualified Capital Stock (other than (i) upon payment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) or (ii) upon a “change in control”; provided, that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) that are then accrued and payable and the termination of the Commitments); provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings, the Borrower or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings, the Borrower or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution”: (i) those institutions identified by the Borrower in writing to the Administrative Agent prior to the Petition Date and (ii) business competitors of Holdings and its Subsidiaries identified by Borrower in writing to the Administrative Agent from time to time and, in the case of clauses (i) and (ii) any known Affiliates readily identifiable by name. A list of the Disqualified Institutions will be posted by the Administrative Agent on the Platform and available for inspection by all Lenders. Any designation of Disqualified Institutions by the Borrower at any time after the Closing Date in accordance with the foregoing shall not apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in the Loans or Commitments.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any direct or indirect Subsidiary that (i) is organized under the laws of any jurisdiction within the United States and (ii) is not a direct or indirect Subsidiary of a Foreign Subsidiary.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elizabeth Arden Licensed Products”: as defined in Section 6.16.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, codes or decrees (including principles of common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health and safety (as related to Releases of or exposure to Materials of Environmental Concern), as have been, are now, or at any time hereafter are, in effect.

“Environmental Liability”: any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, to the extent arising from or relating to: (a) non-compliance with any Environmental Law or any permit, license or other approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release or threatened Release of any Materials of Environmental Concern, (e) any investigation, remediation, removal, clean-up or monitoring required under Environmental Laws or required by a Governmental Authority (including without limitation Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (f) any contract, agreement or other consensual arrangement pursuant to which any Environmental Liability under clause (a) through (e) above is assumed or imposed.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 8.1; provided, that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Collateral”: as defined in Section 6.8(e); provided that the Borrower may designate in a written notice to the Administrative Agent any asset not to constitute “Excluded Collateral”, whereupon the Borrower shall be obligated to comply with the applicable requirements of Section 6.8 as if it were newly acquired.

“Excluded Equity Securities”: (i) to the extent applicable law requires that any Subsidiary issue directors’ qualifying shares, such shares or nominee or other similar shares and (ii) any Capital Stock in joint ventures or other entities in which the Loan Parties directly own 50% or less of the Capital Stock, but only in the case of this clause (ii) if, and to the extent that, and for so long as granting a security interest or other Liens therein would violate applicable law or regulation or a shareholder agreement or other contractual obligation (in each case, after giving effect to Section 9-406(d), 9-407(a) or 9-408 of the Uniform Commercial Code, if and to the extent applicable, and other applicable law) binding on such Capital Stock and in effect on the Petition Date; provided that, in no event shall any equity securities or other Capital Stock be Excluded Equity Securities under any Loan Document if the issuer thereof is a Debtor.

“Excluded Subsidiary”: any Subsidiary that is

(a)       for as long as the Foreign ABTL Facility is outstanding, any Foreign ABTL Loan Party and any Subsidiary of any Foreign ABTL Loan Party,

(b)       not wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries, but only if, and to the extent that, and for so long as the guaranteeing or granting of a Lien on its assets to secure obligations in respect of the DIP Facility would violate applicable law or regulation or a binding shareholder agreement or other contractual obligation in effect on the Petition Date (in each case, after giving effect to Section 9-406(d), 9-407(a) or 9-408 of the Uniform Commercial Code, if and to the extent applicable, and other applicable law),

(c)       any Subsidiary that is a Foreign Subsidiary or any Domestic Subsidiary of a Foreign Subsidiary on the Petition Date (other than, in each case, (i) a BrandCo Entity, (ii) a Foreign ABTL Loan Party or a Person that would be required to become a Foreign ABTL Loan Party pursuant to the Foreign ABTL Credit Agreement as in effect on the Petition Date, (iii) any other Subsidiary not identified as an Excluded Subsidiary on Schedule 4.14 and (iv) any other Subsidiary if, at any time after the Closing Date, the Administrative Agent (acting on the instructions of the Required Lenders, acting reasonably and in good faith), shall have notified the Borrower that such Subsidiary shall no longer constitute an Excluded Subsidiary pursuant to this clause (c)) or any other future Foreign Subsidiary or any Domestic Subsidiary of a Foreign Subsidiary if agreed by the Required Lenders,

(d)       [reserved],

(e)       [reserved],

(f)        a Subsidiary that (i) is prohibited by any applicable Requirement of Law from guaranteeing or granting of a Lien on its assets to secure obligations in respect of the DIP Facility, but only if, and to the extent that, and for so long as, such prohibition remains in effect and applicable to such Subsidiary or (ii) which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee or grant any Lien unless, such consent, approval, license or authorization has been received, but only if, and to the extent that, and for so long as such consent, approval, license or authorization has not been received and continues to be required,

(g)       a Subsidiary (other than, for the avoidance of doubt, any Debtor) that is prohibited from guaranteeing or granting a Lien on its assets to secure obligations in respect of the DIP Facility by any Contractual Obligation in existence on the Petition Date (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and not created in contemplation of such guarantee), provided, that this clause (g) shall not be applicable if (1) the other party to such Contractual Obligation is a Loan Party, a wholly-owned Subsidiary of the Borrower or a Debtor or (2) consent has been obtained to provide such guarantee or such prohibition is otherwise no longer in effect, or

(h)       a Subsidiary (other than a BrandCo Entity) with respect to which a guarantee by it of, or granting a Lien on its assets to secure obligations in respect of, the DIP Facility would reasonably be expected to result in material adverse tax consequences (including as a result of Section 956 of the Code or any related provision) to Holdings, the Borrower and their respective Subsidiaries, taken as a whole, as agreed by the Borrower and the Required Lenders, provided, that (x) if a Subsidiary executes the Guarantee and Collateral Agreement as a “Guarantor,” then it shall not constitute an “Excluded Subsidiary” and (y) the Borrower may designate in a written notice to the Administrative Agent a Subsidiary not to constitute an “Excluded Subsidiary” whereupon such Subsidiary shall be obligated to comply with the applicable requirements of Section 6.8 as if it were newly acquired; provided, further, that no Loan Party that is a Debtor or a Loan Party on the Closing Date may be designated an Excluded Subsidiary and each such Loan Party shall remain a Guarantor hereunder.

Notwithstanding the foregoing or anything else to the contrary, no Subsidiary that is a Debtor or a Loan Party or a BrandCo Entity shall be an Excluded Subsidiary under the Loan Documents.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (i) net income Taxes (however denominated), net profits Taxes, franchise Taxes, and branch profits Taxes (and net worth Taxes and capital Taxes imposed in lieu of net income Taxes), in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, if such Recipient is a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) any U.S. federal withholding Taxes (including backup withholding) imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment or this Agreement pursuant to a law in effect on the date on which (A) such Recipient becomes a party to this Agreement (other than pursuant to an assignment requested by the Borrower under Section 2.24) or (B) if such Recipient is a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or, if such Recipient is a Lender, to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with paragraphs (e) or (g), as applicable, of Section 2.20 and (iv) any withholding Taxes imposed under FATCA.

“Extraordinary Receipts”: an amount equal to (a) any cash payments or proceeds (including permitted Investments) received (directly or indirectly) by or on behalf of the Borrower or any of its Subsidiaries not in the ordinary course of business (and other than consisting of Net Cash Proceeds from an Asset Sale or any Recovery Event or in connection with any issuance or sale of debt securities or instruments or the incurrence of Indebtedness) in respect of (i) foreign, U.S. federal, state or local tax refunds (excluding for the avoidance of doubt, tariff refunds and value added tax refunds to the extent reflected in the Budget), (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than receipts from settlements with customers), (iv) indemnity payments (other than to the extent such indemnity payments are (A) immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries or (B) received by the Borrower or its Subsidiaries as reimbursement for any payment previously made to such Person) and (v) any purchase price adjustment received in connection with any purchase agreement to the extent not constituting Net Cash Proceeds, minus (b) any selling and settlement costs and out-of-pocket expenses (including reasonable broker’s fees or commissions and legal fees) and any taxes paid or reasonably estimated to be payable by the Borrower or any of its Subsidiaries (after taking into account any tax credits or deductions actually realized by the Borrower or any of its Subsidiaries with respect to the transactions described in clause (a) of this definition) in connection with the transactions described in clause (a) of this definition.

“Facility Extension Option”: as defined in Section 2.6.

“Fair Market Value”: with respect to any asset (including any Capital Stock of any Person), the fair market value thereof as determined in good faith by the Borrower, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset; provided that with respect to any such asset determined to have a Fair Market Value in excess of (i) $1,000,000, such Fair Market Value shall be determined in good faith by the board of directors or, pursuant to a specific delegation of authority by such board of directors or a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower which is selling or owns such asset and (ii) $2,500,000, such Fair Market Value shall be determined by (x) a nationally recognized investment banking firm which determination shall be documented in a letter delivered to the Administrative Agent stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or (y) a written valuation of such asset from a recognized independent third party appraiser reasonably acceptable to the Administrative Agent; provided, further, that the foregoing proviso shall not apply to any Disposition made in reliance on Section 7.5(e).

“Fair Value”: the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole and after giving effect to the consummation of the Transactions would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (together with any law implementing such agreements).

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero hereunder for all instances.

“Final Non-Appealable Order”: a final order of the Bankruptcy Court as to which no stay is pending and which has not been reversed, vacated or overturned, and as to which the time to appeal or move to reconsider has expired, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied with prejudice.

“Final Order”: a final order of the Bankruptcy Court in substantially the form of the Interim Order, with only such modifications thereto as are reasonably necessary to convert the Interim Order to a final order and such other modification as are satisfactory in form and substance to the Borrower, the Required Lenders, and (solely with respect to its own treatment) the Administrative Agent in their sole discretion.

“Final Order Entry Date”: the date on which the Final Order is entered by the Bankruptcy Court and has become a Final Non-Appealable Order.

“First Day Orders”: the orders entered by the Bankruptcy Court in respect of first day motions and applications in respect of the Cases.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Benchmark. With respect to Adjusted Term SOFR, the “Floor” shall be 1.00%.

“Foreign ABTL Credit Agreement”: the asset-based term loan credit agreement, dated as of March 2, 2021, by and among Revlon Finance LLC, as the borrower, the parent guarantors, borrowing base guarantors and other guarantors from time to time party thereto, the lenders from time to time party thereto and Blue Torch Finance LLC, as administrative agent and collateral agent, as amended, restated, replaced, supplemented or otherwise modified prior to the Petition Date.

“Foreign ABTL Facility”: the asset-based term loan credit facility made available to Revlon Finance LLC pursuant to the Foreign ABTL Credit Agreement, including, as the context may require, any extensions of credit made from time to time thereunder.

“Foreign ABTL Forbearance”: as defined in Section 5.1(t).

“Foreign ABTL Loan Party”: any Subsidiary that is a “Loan Party” (as defined in the Foreign ABTL Credit Agreement) on the Petition Date.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary in accordance with clause (i) of such definition and each direct or indirect Subsidiary of another Foreign Subsidiary.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority”: any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any Lender, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners) and any supranational bodies (including the European Union and the European Central Bank).

“Guarantee”: collectively, the guarantee made by the Guarantors under the Guarantee and Collateral Agreement in favor of the Secured Parties, together with each other guarantee delivered pursuant to Section 6.8.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, substantially in the form of Exhibit K, among the Borrower, each Subsidiary Guarantor from time to time party thereto and the Collateral Agent, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) pursuant to which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or by which such Person becomes contingently liable for any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or any Investment permitted under this Agreement. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.

“Hedge Agreements”: all agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Borrower or any Subsidiary; provided, that no phantom stock, deferred compensation or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of its Subsidiaries shall be a Hedge Agreement.

“Holdings”: as defined in the introductory paragraph of this Agreement.

“Holdings Guarantee and Pledge Agreement”: the Holdings Guarantee and Pledge Agreement, substantially in the form of Exhibit L, among Holdings and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Incremental Commitment”: as defined in Section 2.10(a).

“Incremental Commitment Date”: as defined in Section 2.10(a).

“Incremental Commitment Election”: as defined in Section 2.10(b).

“Incremental Commitment Request”: as defined in Section 2.10(a).

“Incremental Lender”: as defined in Section 2.10(a).

“Incremental Loans”: any Loan made in respect of an Incremental Commitment incurred pursuant to Section 2.10.

“Indebtedness”: of any Person: without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by (i) bonds (excluding surety bonds), debentures, notes or similar instruments, and (ii) surety bonds, (c) all obligations of such Person for the deferred purchase price of Property or services already received, (d) all Guarantee Obligations by such Person of Indebtedness of others, (e) all Capital Lease Obligations of such Person, (f) [reserved], (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of bankers’ acceptances and (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock of such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, that Indebtedness shall not include (A) trade and other payables, accrued expenses and liabilities and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and (E) obligations owing under any Hedge Agreements or in respect of Cash Management Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof (or provides for reimbursement to such Person).

“Indebtedness for Borrowed Money”: (a) to the extent the following would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Borrower and its Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments and (ii) Capital Lease Obligations, (b) reimbursement obligations for letters of credit and financial guarantees (without duplication) (other than ordinary course of business contingent reimbursement obligations) and (c) Hedge Agreements; provided, that the Obligations shall not constitute Indebtedness for Borrowed Money.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5.

“Initial Budget”: the initial 13-week consolidated weekly operating budget of the Debtors setting forth projected operating receipts, vendor disbursements, net operating cash flow and Liquidity for the periods described therein prepared by the Borrower’s management, covering the period commencing on or about the Petition Date in form and substance acceptable to the Required Lenders, a copy of which is attached as Exhibit H.

“Initial Draw T-1 Availability Date”: the date on which the conditions set forth in Section 5.1 are satisfied.

“Initial Draw T-1 Commitment”: with respect to any Lender, the commitment (if any) of such Lender to make Initial Draw T-1 Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1(T-1), as such commitment may be (a) terminated pursuant to Section VIII, (b) terminated or reduced pursuant to Section 2.1(a) or (c) modified from time to time to reflect any assignments permitted by Section 10.6. The aggregate amount of the Lenders’ Initial Draw T-1 Commitments on the Closing Date is $375,000,000.

“Initial Draw T-1 Lenders”: the Persons listed on Schedule 2.1(T-1) and any other Person that shall have become a party to this Agreement pursuant to an Assignment and Assumption in accordance with the terms of Section 10.6, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in accordance with the terms of Section 10.6.

“Initial Draw T-1 Loans”: any Loan made pursuant to Section 2.1(a).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Instrument”: as defined in the Guarantee and Collateral Agreement.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, domain names, trade secrets, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany DIP Facility”: as defined in the Orders.

“Interest Payment Date”: (a) with respect to any SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period”: as to any SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (in each case for so long as such period is available for such SOFR Borrowing), as the Borrower may elect; provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interim Order”: an interim order of the Bankruptcy Court (and as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of (solely with respect to its own treatment) the Administrative Agent and the Required Lenders in their sole discretion) in the form set forth as Exhibit G, with changes to such form as are satisfactory to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders, in their sole discretion, approving the Loan Documents and related matters.

“Interim Order Entry Date”: the date on which the Interim Order is entered by the Bankruptcy Court.

“Investments”: as defined in Section 7.7.

“IRS”: the United States Internal Revenue Service.

“Jefferies Engagement Letter”: means the letter agreement, dated as of June 16, 2022, by and between Jefferies Finance LLC and Holdings, as the same may be amended, supplemented, waived or otherwise modified from time to time, pursuant to which Jefferies Finance LLC, is engaged as sole lead arranger, sole bookrunner, sole administrative agent, and sole collateral agent for the DIP Facility.

“Jefferies Fee Letter”: means the Fee Letter, dated as of June 16, 2022 by and between Jefferies Finance LLC and Holdings, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Latest Initial Draw T-1 Date”: as defined in Section 2.1(a).

“Lead Arranger”: Jefferies Finance LLC, in its capacity as sole lead arranger.

“Lenders”: the Initial Draw T-1 Lenders, the Delayed Draw T-2 Lenders and/or the Incremental Lenders, as the context may require.

“Liabilities”: the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions determined in accordance with GAAP consistently applied.

“Lien”: any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidity”: at any time, the sum of (i) all Unrestricted Cash of the Debtors and (ii) the aggregate amount permitted and available to be borrowed (after giving effect to all conditions thereunder) under the DIP ABL Facility Agreement and any other then-existing revolving credit facility or line of credit of the Debtors; provided, that the general availability reserve of $25,000,000 established on the Closing Date under the DIP ABL Facility Agreement shall be deemed available to be borrowed for so long as such availability reserve is in place.

“Loan”: any loan made by any Lender to the Borrower pursuant to this Agreement, including for the avoidance of doubt, the Initial Draw T-1 Loans, the Delayed Draw T-2 Loans and/or the Incremental Loans, as the context may require.

“Loan Documents”: the collective reference to this Agreement, the Orders, the Security Documents, the BrandCo Transaction Documents, the Jefferies Fee Letter, the Jefferies Engagement Letter, the organizational documents of each BrandCo Entity and the Amended and Restated Memorandum of Association of BrandCo Cayman Holdings, together with any amendment, supplement, waiver, or other modification to any of the foregoing.

“Loan Parties”: the Borrower and each Subsidiary Guarantor, and “Loan Party” means any one of them.

“Mafco”: MacAndrews & Forbes Incorporated and its successors.

“Mandatory Prepayment Date”: as defined in Section 2.12(e).

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole (other than by virtue of the commencement of the Cases and the events and circumstances giving rise thereto, and the commencement of the Canadian Recognition Proceedings), or (b) the material rights and remedies available to the Administrative Agent and the Lenders, taken as a whole, or on the ability of the Loan Parties, taken as a whole, to perform their payment obligations to the Lenders, in each case, under the Loan Documents; provided that Material Adverse Effect shall expressly exclude the effect of the filing of the Cases, the events and conditions resulting from or leading up thereto, the commencement of the Canadian Recognition Proceedings, and any action required to be taken under the Loan Documents or the Orders.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other substances that are defined, listed or regulated as hazardous, toxic (or words of similar regulatory intent or meaning) under any Environmental Law, or that are regulated pursuant to Environmental Law or which may give rise to any Environmental Liability.

“Maturity Date”: the earliest of (a) the Scheduled Maturity Date, (b) the effective date of any Chapter 11 Plan for the Borrower or any other Debtor, (c) the consummation of a sale or other disposition of all or substantially all assets of the Debtors, taken as a whole, under section 363 of the Bankruptcy Code, (d) the date of acceleration or termination of the DIP Facility in accordance with the terms hereof and (e) July 22, 2022 (or such later date as agreed to by the Required Lenders), unless the Final Order has been entered by the Bankruptcy Court on or prior to such date.

“Maximum Incremental Commitment Amount”: $450,000,000.

“Maximum Rate”: as defined in Section 10.20.

“Milestones”: as defined in Section 6.17.

“Moody’s”: Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage”: any mortgage, deed of trust, hypothec, assignment of leases and rents or other similar document delivered on or after the Closing Date in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, with respect to Mortgaged Properties, each in form and substance reasonably acceptable to the Administrative Agent and the Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, hypothec or similar document is to be recorded), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Mortgaged Properties”: all Real Property owned by the Borrower or any Subsidiary Guarantor that is, or is required to be, subject to a Mortgage pursuant to the terms of this Agreement.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event occurring on or after the Closing Date, (I) the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Loan Party or any Subsidiary and (II) the proceeds in the form of cash and Cash Equivalents received by any Loan Party or any Subsidiary from any sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in connection with any such Asset Sale or Recovery Event, net of (i)(x) selling expenses, attorneys’ fees, accountants’ fees, investment banking fees, brokers’ fees and consulting fees, (y) the principal amount, premium or penalty, if any, interest and other amounts required to be applied to the repayment of Indebtedness (other than any Prepetition Indebtedness) secured by a Lien permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or an order of the Bankruptcy Court or the Canadian Court) and (z) other customary fees and expenses actually incurred by any Loan Party or any Subsidiary in connection therewith; (ii) Taxes paid or reasonably estimated to be payable by any Loan Party or any Subsidiary as a result thereof and, without duplication, any tax distribution that is required as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (iii) the amount of any liability paid or to be paid or reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by the Borrower or any of its Subsidiaries, provided, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Domestic Subsidiary as a result thereof and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Sales”: has the meaning assigned to such term in each BrandCo License Agreement.

“Non-BrandCo Entity”: Holdings and each of its Affiliates and Subsidiaries (other than the BrandCo Entities).

“Non-Debtor”: any Subsidiary of the Borrower that is not a Debtor.

“Non-Excluded Subsidiary”: any Subsidiary of the Borrower which is not an Excluded Subsidiary.

“Non-Guarantor Subsidiary”: any Subsidiary of the Borrower which is not a Subsidiary Guarantor.

“Non-US Lender”: as defined in Section 2.20(e).

“Obligations”: the unpaid principal of and interest on (including interest accruing after maturity) the Loans and all other obligations and liabilities (including fees, premiums and make-whole) of the Borrower or any Guarantor to the Agents or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, premiums, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of Ad Hoc Group Advisors and counsel to the Agents or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise and including all indemnity claims of the Ad Hoc Group, the Agents and the Lenders pursuant to Section 10.5.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID”: on any applicable date, a payment of any discount, fee or premium in the form of net settled payment, to be paid by deducting the amount of such discount, fee or premium from the proceeds of the Loan to be made on such date.

“Orders”: collectively, the Interim Order and the Final Order.

“Other Affiliate”: the Sponsor and any Affiliate of the Sponsor, other than Holdings, any Subsidiary of Holdings and any natural person.

“Other Goods and Services”: any products or services other than the design, development, manufacture, marketing, distribution, and/or sale of Core Products, that at all times are both (a) ancillary to the Business and not competitive with such Core Products and (b) intended to enhance the Business and maximize the royalties payable to the Borrower and/or its Subsidiaries.

“Other Product Percentage Spend”: as defined in Section 6.16.

“Other Products”: as defined in Section 6.16.

“Other Taxes”: any and all present or future stamp, court, intangible, recording, filing or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Company”: any direct or indirect parent of Holdings.

“Participant”: as defined in Section 10.6(c)(i).

“Participant Register”: as defined in Section 10.6(c)(iii).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Periodic Term SOFR Determination Day”: as defined in the definition of “Term SOFR”.

“Permitted Business”: (i) the Business or (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such Business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Permitted Investors”: the collective reference to (i) the Sponsor and any Affiliates of any Person included in the definition of “Sponsor” (but excluding any operating portfolio companies of the foregoing) that have ownership interests in any Parent Company or Holdings as of the Closing Date, (ii) the members of management of any Parent Company, Holdings or any of its Subsidiaries that have ownership interests in any Parent Company or Holdings as of the Closing Date and (iii) the directors of Holdings or any of its Subsidiaries or any Parent Company as of the Closing Date.

“Permitted Transferees”: with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) the estate of Ronald O. Perelman and (c) any other trust or other legal entity the primary beneficiary of which is such Person and/or such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Petition Date”: as defined in the recitals to this Agreement.

“PIK Interest”: as defined in Section 2.15(c).

“Plan”: at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which any Loan Party or any other Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability, including a Multiemployer Plan.

“Plan Effective Date”: the date of the substantial consummation (as defined in section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date) of one or more Chapter 11 Plans confirmed pursuant to an order entered by the Bankruptcy Court.

“Platform”: as defined in Section 10.2(c).

“Pledged Securities”: as defined in the Guarantee and Collateral Agreement or the BrandCo Stock Pledge Agreement.

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement or the BrandCo Stock Pledge Agreement.

“Prepayment Option Notice”: as defined in Section 2.12(e).

“Prepetition 2016 Term Loan Agreement”: the Term Credit Agreement, dated as of September 7, 2016, among the Borrower, Holdings, the lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent, as amended pursuant to Amendment No. 1 thereto, dated as of May 7, 2020, and as further amended, restated, replaced, supplemented or otherwise modified from time to time, including, as the context may require, any extensions of credit made from time to time thereunder.

“Prepetition 2024 Notes”: the Borrower’s 6.250% senior notes due 2024 pursuant to the Prepetition 2024 Note Indenture.

“Prepetition 2024 Notes Indenture”: that certain Indenture, dated as of August 4, 2016, among the Borrower, the Guarantors (as defined therein) party thereto and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“Prepetition ABL Facility”: the asset-based revolving credit facility made available to the Borrower pursuant to the Prepetition ABL Facility Agreement.

“Prepetition ABL Facility Agreement”: the Asset-Based Revolving Credit Agreement originally dated as of September 7, 2016, among the Borrower, the local borrowing subsidiaries party thereto, Holdings, the lenders and issuing lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, as the same may be amended, restated, replaced, supplemented or otherwise modified prior to the Petition Date.

“Prepetition ABL Priority Collateral”: the “ABL Facility First Priority Collateral” under and as defined in the Prepetition ABL Facility Agreement.

“Prepetition BrandCo Facility Agreement”: the BrandCo Credit Agreement dated as of May 7, 2020, among the Borrower, Holdings, the lenders from time to time party thereto and Jefferies Finance LLC, as administrative agent and each collateral agent, as amended, restated, replaced, supplemented or otherwise modified prior to the Petition Date.

“Prepetition BrandCo Secured Parties”: the “Secured Parties” under and as defined in the Prepetition BrandCo Facility Agreement.

“Prepetition Indebtedness”: collectively, the indebtedness in respect of the Prepetition 2024 Notes, the Prepetition BrandCo Facility Agreement, the Prepetition 2016 Term Loan Agreement, the Prepetition ABL Facility Agreement and any other Indebtedness (whether secured or unsecured) of each Debtor.

“Prepetition Payment”: any payment, prepayment or repayment made on account of, or with respect to, any Prepetition Indebtedness.

“Prepetition Secured Credit Agreements”: collectively, the Prepetition 2016 Term Loan Agreement, the Prepetition BrandCo Facility Agreement and the Prepetition ABL Facility Agreement.

“Prepetition Secured Indebtedness”: the indebtedness in respect of the Prepetition Secured Credit Agreements.

“Prepetition Secured Parties”: the “Secured Parties” under and as defined in the Prepetition Secured Credit Agreements.

“Prime Rate”: the “U.S. Prime Lending Rate” published in The Wall Street Journal; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Rate” shall mean the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent); each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Prior Tax Sharing Agreement”: the Tax Sharing Agreement entered into as of June 24, 1992, as amended and restated, among the Company and certain of its Subsidiaries, Holdings and Mafco.

“Proceeding”: as defined in Section 10.5(c).

“Property”: any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Public Information”: as defined in Section 10.2(c)

“Public Lender”: as defined in Section 10.2(c).

“Real Property”: collectively, all right, title and interest of the Borrower or any of its Subsidiaries in and to any and all parcels of real property owned or leased by the Borrower or any such Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Real Property Deliverables”: With respect to any Real Property as to which a Mortgage is requested pursuant to Section 2.25(b)(iii) (whether owned on the Closing Date or acquired after the Closing Date) (other than any Excluded Collateral) if requested by the Collateral Agent:

(i) a Mortgage (subject to liens permitted by Section 7.3 or other encumbrances or rights acceptable to the Collateral Agent) in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such Real Property;

(ii) a lenders’ title insurance policy with extended coverage covering such Real Property in an amount equal to the purchase price (if applicable) or the Fair Value of the applicable Real Property, as determined in good faith by the Borrower and reasonably acceptable to the Administrative Agent, as well as an ALTA survey thereof, together with a surveyor’s certificate unless the title insurance policy referred to above shall not contain an exception for any matter shown by a survey (except to the extent an existing survey has been provided and specifically incorporated into such title insurance policy or if the Administrative Agent reasonably determines in consultation with the Borrower that the costs of obtaining such survey are excessive in relation to the value of the security to be afforded thereby), each in form and substance reasonably satisfactory to the Collateral Agent; and

(iii) customary legal opinions regarding the enforceability, due authorization, execution and delivery of the Mortgage and such other matters reasonably requested by the Collateral Agent, which opinions shall be in form and substance reasonably satisfactory to the Collateral Agent.

“Recipient”: (a) any Lender, (b) the Administrative Agent and (c) the Collateral Agent, as applicable.

“Recovery Event”: any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Subsidiary, in an amount for each such event exceeding $1,000,000.

“Register”: as defined in Section 10.6(b)(iv).

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Person”: as defined in Section 10.5.

“Release”: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure or facility.

“Relevant Governmental Body”: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Repayment Premium”: as defined in Section 2.19.

“Replaced Lender”: as defined in Section 2.24.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC in accordance with the regulations thereunder.

“Representatives”: as defined in Section 10.14.

“Required Backstop Lenders”: at any time, Backstop Lenders holding more than 50% of the sum of (a) the aggregate amount of unused Commitments then in effect of all Backstop Lenders and (b) the aggregate unpaid principal amount of the Loans then outstanding of all Backstop Lenders (in each case excluding any unused Commitments and outstanding Loans of Defaulting Lenders).

“Required Lenders”: at any time, (a) the Required Backstop Lenders and (b) Lenders holding more than 50% of the sum of (i) the unused Commitments then in effect and (ii) the aggregate unpaid principal amount of the Loans then outstanding (in the case of this clause (b), excluding any unused Commitments and outstanding Loans of Defaulting Lenders).

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer, Controller or any other Person in the Treasury Department at the level of Vice President or higher of the relevant Person.

“Restricted Payments”: as defined in Section 7.6.

“S&P”: Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Sanction(s)”: any international economic sanction administered or enforced by the U.S. government, including OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Scheduled Maturity Date”: June 17, 2023, as such date may be extended pursuant to the Facility Extension Option; provided that, if such date is not a Business Day, the Scheduled Maturity Date shall be the immediately preceding Business Day.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: collectively, the Lenders, the Administrative Agent, the Collateral Agent, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.

“Security”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Orders, the Guarantee and Collateral Agreement, the Holdings Guarantee and Pledge Agreement, the BrandCo Security Agreement, the BrandCo Stock Pledge Agreement, the Mortgages (if any), and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent, as applicable, purporting to grant a Lien on any Property of any Loan Party to secure the Obligations.

“Shortfall Amount”: as defined in Section 6.16.

“Single Employer Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any other Commonly Controlled Entity is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing”: a Borrowing comprised of SOFR Loans.

“SOFR Loan”: any Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate in accordance with the provisions of Section II, other than pursuant to clause (c) of the definition of “ABR”.

“Sponsor”: (a) Mafco, (b) each of Mafco’s direct and indirect Subsidiaries and Affiliates, (c) Ronald O. Perelman, (d) any of the directors or executive officers of Mafco or (e) any of their respective Permitted Transferees.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that Beautyge Rus Joint Stock Company shall be deemed not to be a Subsidiary of the Borrower so long as any Sanctions are imposed on Russia and the Borrower and its subsidiaries do not exercise control over such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors”: (a) each Subsidiary other than any Excluded Subsidiary, (b) any other Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement and (c) the BrandCo Entities.

“Superpriority Claims”: as defined in Section 2.25(a)(i).

“Tax Payments”: payments pursuant to the Prior Tax Sharing Agreement.

“Taxes”: all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Prepayment Amount”: as defined in Section 2.12(e).

“Term SOFR”:

(a)       for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)       for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Test Period”: the rolling cumulative 4-week period most recently ended on the last Saturday prior to the delivery of each Budget Variance Report.

“Transactions”: (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, and the granting of Liens by the Borrower on Collateral pursuant to the Security Documents, (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty and Collateral Agreement by such Guarantor, and the granting of Liens by such Guarantor on Collateral pursuant to the Security Documents (for the avoidance of doubt, excluding Excluded Collateral) and (c) the payment of fees, costs, premiums and expenses in connection with the foregoing.

“Type”: shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Term SOFR and the ABR.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.”: the United States of America.

“Unrestricted Cash”: as at any date of determination, the aggregate amount of cash and Cash Equivalents included in the cash accounts of the Debtors that would be listed on the consolidated balance sheet of the Borrower and its Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness or other obligations, other than (i) obligations with respect to Prepetition Secured Indebtedness, (ii) the Obligations or (iii) obligations with respect to the DIP ABL Facility (unless such cash or Cash Equivalents are held in a “lockbox”, escrow, reserve or similar account or otherwise not readily available to be used by the Debtors) or (b) classified as “restricted” (other than solely as a result of such cash or Cash Equivalents being so classified as a result of being subject to a Lien securing the Obligations or obligations with respect to the DIP ABL Facility).

“Upfront Discount”: an Upfront T-1 Discount and/or Upfront T-2 Discount, as the context may require.

“Upfront T-1 Discount”: as defined in Section 2.9(a)(i).

“Upfront T-2 Discount”: as defined in Section 2.9(a)(ii).

“US Lender”: as defined in Section 2.20(g).

“USA Patriot Act”: as defined in Section 10.18.

“Wages Order”: The interim and final orders of the Bankruptcy Court approving the Debtors’ Motion for Entry of Interim and Final Orders (i) Authorizing the Debtors to (a) Pay Prepetition Wages, Salaries, Other Compensation, and Reimbursable Expenses and (b) Continue Employee Benefits Programs, and (ii) Granting Related Relief [Docket No. 8].

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2       Other Definitional Provisions.

(a)      Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)      As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)       The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)       The term “license” shall include sub-license. The term “documents” includes any and all documents whether in physical or electronic form.

(e)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)        Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

1.3       [Reserved].

1.4       Exchange Rates; Currency Equivalents. If any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

1.5       [Reserved].

1.6       Accounting Terms. For purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

1.7       Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION II.     AMOUNT AND TERMS OF COMMITMENTS

2.1       Commitments.

(a)       Initial Draw T-1 Loans. Subject to the terms and conditions set forth in Section 5.1 hereof and in the Orders, each Lender severally, and not jointly, agrees to make Loans denominated in Dollars to the Borrower on the Initial Draw T-1 Availability Date in an aggregate principal amount not to exceed such Lender’s Initial Draw T-1 Commitment (if any); provided that, if the Initial Draw T-1 Availability Date shall not have occurred on or prior to the date that is 5 Business Days after the Petition Date (the “Latest Initial Draw T-1 Date”), the Initial Draw T-1 Commitments of all Lenders shall automatically and permanently terminate on and as of the Latest Initial Draw T-1 Date. For the avoidance of doubt, the Initial Draw T-1 Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Initial Draw T-1 Loans on the Initial Draw T-1 Availability Date. Initial Draw T-1 Loans borrowed and repaid or prepaid may not be reborrowed.

(b)       Delayed Draw T-2 Loans. Subject to the terms and conditions set forth in Section 5.2 hereof and in the Orders, each Lender severally, and not jointly, agrees to make Loans denominated in Dollars to the Borrower on the Delayed Draw T-2 Availability Date in an aggregate principal amount not to exceed such Lender’s Delayed Draw T-2 Commitment; provided, that the unused Delayed Draw T-2 Commitments of all Lenders shall automatically and permanently terminate on the Maturity Date. For the avoidance of doubt, the Delayed Draw T-2 Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Delayed Draw T-2 Loans on the Delayed Draw T-2 Availability Date. Delayed Draw T-2 Loans borrowed and repaid or prepaid may not be reborrowed. If the Delayed Draw T-2 Loans are not fungible for U.S. federal income tax purposes with the Initial Draw T-1 Loans, the Delayed Draw T-2 Loans shall be identified separately (whether by a separate CUSIP number or otherwise).

2.2       Procedure for Borrowing, Conversions and Continuations of Loans.

(a)       Each Borrowing, each conversion of loans from one Type to the other, and each continuation of Loans shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (i) 11:00 a.m. (New York City time) three Business Days prior to the requested date of conversion of ABR Loans to, or continuation of, SOFR Loans, (ii) 11:59 pm (New York City time) one Business Day prior to the requested date of any Borrowing on the Initial Draw T-1 Availability Date (or such later time acceptable to the Administrative Agent) and (iii) 11:00 a.m. (New York City time) five Business Days for all other Borrowings (but not conversion) of Loans. Each notice by the Borrower pursuant to this Section 2.2(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of SOFR Loans shall be in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof or such other multiple as the Administrative Agent may agree from time to time. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which an existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to ABR Loans. Any such automatic conversion or continuation of SOFR Loans pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to such SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)       Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Loans, and if no timely notice of a conversion or continuation of a SOFR Loan is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans or SOFR Loans with an Interest Period of one month, as applicable, described in Section 2.2(a). Each Lender shall make the amount of its Loan available to the Administrative Agent in same day funds at the Funding Office not later than (i) 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of SOFR Loans and (ii) 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of ABR Loans. Upon satisfaction of the applicable conditions set forth in Section 5.2 or Section 5.3, as applicable (or, if such Borrowing is on the Initial Draw T-1 Availability Date, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

(c)       Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan unless the Borrower pays the amount due under Section 2.22 in connection therewith. During the existence of an Event of Default which is continuing, at the election of the Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans.

2.3       [Reserved].

2.4       [Reserved].

2.5       [Reserved].

2.6       Maturity Extension. The Borrower may elect to extend the Scheduled Maturity Date to a date that is no later than 180 days following the initial Scheduled Maturity Date (or if such day is not a Business Day, the immediately preceding Business Day) (the “Facility Extension Option”), and the Scheduled Maturity Date shall be so extended upon the satisfaction (or waiver, in writing by the Required Lenders) of the following conditions precedent:

(a)       the Borrower shall have provided written notice to the Administrative Agent not less than 15 days and not more than 60 days prior to the initial Scheduled Maturity Date of its intention to exercise the Facility Extension Option;

(b)      the Borrower shall have paid, or caused to be paid, to the Administrative Agent for the account of each Lender on the Scheduled Maturity Date, an extension premium in the amount of 0.50% of the sum of (i) the unused Commitments of such Lender then in effect (if any), and (ii) the aggregate unpaid principal amount of the Loans of such Lender then outstanding on the initial Scheduled Maturity Date; and

(c)       as of the initial Scheduled Maturity Date, (i) no Default or Event of Default shall have occurred and is continuing, (ii) each of the representations and warranties made by any Loan Party in or pursuant to any of the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) except to the extent that such representations and warranties expressly relate to an earlier date or period, in which case such representations and warranties shall have been true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) as of such earlier date or respective period, and (iii) the Borrower shall have delivered to the Administrative Agent a certificate, dated the Scheduled Maturity Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in this clause.

2.7       [Reserved].

2.8       Repayment of Loans.

(a)      The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender, the principal amount of each outstanding Loan of such Lender made to the Borrower on the Maturity Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to the Borrower from time to time outstanding from the date made until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)      The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal, interest and fees, as applicable, due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)      The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be presumptively correct absent demonstrable error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.9       Discounts, Fees and Premiums.

(a)       Upfront Discounts.

(i)        On the Initial Draw T-1 Availability Date, the Borrower shall pay to the Administrative Agent for the account of each applicable Lender making an Initial Draw T-1 Loan (other than a Defaulting Lender), an upfront discount (the “Upfront T-1 Discount”) in an amount equal to 1.00% of the aggregate principal amount of each such Lender’s Initial Draw T-1 Commitment on the Closing Date, which Upfront T-1 Discount shall be payable in the form of OID.

(ii)       On the Delayed Draw T-2 Availability Date, the Borrower shall pay to the Administrative Agent for the account of each applicable Lender making a Delayed Draw T-2 Loan (other than a Defaulting Lender), an upfront discount (the “Upfront T-2 Discount”) in an amount equal to 1.00% of the aggregate principal amount of each such Lender’s Delayed Draw T-2 Commitment immediately prior to the funding of the Delayed Draw T-2 Loans on the Delayed Draw T-2 Availability Date, which Upfront T-2 Discount shall be payable in the form of OID.

(b)       On the Closing Date, the Borrower shall pay to the Administrative Agent a backstop premium (the “Backstop Premium”) in an amount equal to 1.50% of the aggregate amount of all Initial Draw T-1 Commitments and Delayed Draw T-2 Commitments in effect on the Closing Date, which Backstop Premium shall be payable from the proceeds of the Initial Draw T-1 Loans.

(c)       The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Agent, fees payable in the amounts and on the dates separately agreed upon in writing between the Borrower and such Agents, including pursuant to the Jefferies Fee Letter, and (ii) such other fees as separately agreed upon in writing to be paid by the Borrower to the Lenders (after giving effect to clause (a) above).

(d)       All fees and premiums payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution (i) to the applicable Agent for its own account or (ii) to the Lenders, in the case of fees and premiums due to the Lenders hereunder, as applicable. Fees or premiums paid hereunder shall not be refundable under any circumstances.

2.10     Incremental Commitments.

(a)       The Borrower may, at any time on or after the Final Order Entry Date and prior to the Maturity Date, by written notice to the Administrative Agent (who shall provide a copy of such written notice to each of the Lenders), request to establish additional Commitments (each, an “Incremental Commitment”) in an aggregate amount for all such Incremental Commitments so established pursuant to this Section 2.10 not in excess of the Maximum Incremental Commitment Amount and not less than $10,000,000 individually (or such lesser amount as (x) may be approved by the Required Lenders or (y) shall constitute the unused Maximum Incremental Commitment Amount at such time) (an “Incremental Commitment Request”); provided, that no more than three (3) Incremental Commitment Requests may be made during the term of the Agreement. Each such Incremental Commitment Request shall (A) specify the aggregate amount of Incremental Commitments so requested and the date on which the Borrower proposes that such Incremental Commitments shall become effective (an “Incremental Commitment Date”), which Incremental Commitment Date shall be no less than five Business Days following the date of such Incremental Commitment Request and (B) offer each Lender an equal opportunity to provide its pro rata share of such Incremental Commitments (determined based on the sum of (x) the unused Commitments of each Lender and (y) the aggregate unpaid principal amount of the Loans of each Lender, in each case, as of the date of such Incremental Commitment Request (excluding for such purposes any unused Commitments and outstanding Loans of Defaulting Lenders)); provided, that no Lender shall have any obligation to provide any Incremental Commitments and may elect or decline, in its sole discretion, to provide such Incremental Commitment; provided, further, that, in the event that one or more Lenders declines to provide its pro rata share of such Incremental Commitments, the Borrower may offer any other Lender who has elected to provide its pro rata share of such Incremental Commitments (each such Lender, an “Incremental Lender”) an opportunity to provide all or any portion of such Incremental Commitments so declined.

(b)       Any Lender wishing to elect to provide its pro rata share of the applicable Incremental Commitments (an “Incremental Commitment Election”) shall notify the Administrative Agent of such Incremental Commitment Election on or prior to the date that is three Business Days following the date of such Incremental Commitment Request.

(c)       The terms and provisions of any Incremental Commitments and the related Incremental Loans thereunder shall be the same as the terms and provisions of all other Commitments and Loans outstanding hereunder as of the applicable Incremental Commitment Date, including without limitation, the interest rate, margin, commitment fees, upfront discount, repayment premium and similar fees applicable thereto. If any Incremental Loans are not fungible for U.S. federal income tax purposes with any Loans then outstanding, such Incremental Loans shall be identified separately (whether by a separate CUSIP number or otherwise).

(d)       Any such Incremental Commitments shall become effective as of the applicable Incremental Commitment Date; provided, that (1) the Required Lenders (determined prior to giving effect to such Incremental Commitments) shall have provided their consent thereto, (2) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Incremental Commitments and (3) all representations and warranties of the Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Incremental Commitment Date, except to the extent that such representations and warranties expressly relate to an earlier date or period, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or respective period.

2.11     Optional Prepayments.

(a)       The Borrower may at any time and from time to time prepay the Loans (subject to Section 2.11(b) below), in whole or in part, without premium or penalty except as specifically provided in Section 2.19, upon irrevocable written notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, which notice shall specify the date and amount of prepayment; provided, that if a SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided, that any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any transaction or the receipt of proceeds to be used for such payment, in each case specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, and in each case shall be subject to the provisions of Section 2.18.

(b)       In connection with any optional prepayments by the Borrower of the Loans pursuant to Section 2.11(a), such prepayment shall be applied to the then outstanding Loans being repaid on a pro rata basis.

2.12     Mandatory Prepayments.

(a)       Unless the Required Lenders shall otherwise agree, if any Indebtedness (excluding any Indebtedness permitted to be incurred in accordance with Section 7.2) shall be incurred by the Borrower or any Subsidiary, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied not later than one (1) Business Day after the date of receipt of such Net Cash Proceeds toward the prepayment of the Loans as set forth in Section 2.12(d).

(b)       Unless the Required Lenders shall otherwise agree, if on any date the Borrower or any Subsidiary shall for its own account receive Net Cash Proceeds from any Asset Sale or Recovery Event (except to the extent such Asset Sale or Recovery Event, as applicable, relates to any Prepetition ABL Priority Collateral so long as such Prepetition ABL Priority Collateral secures obligations under the DIP ABL Facility or the Prepetition ABL Facility) with respect to any assets or Property (including, for the avoidance of doubt, any Intellectual Property licenses in respect thereof), then such Net Cash Proceeds shall be applied not later than one (1) Business Day after such date toward the prepayment of the Loans as set forth in Section 2.12(d).

(c)       Unless the Required Lenders shall otherwise agree, if on any date the Borrower or any Subsidiary shall for its own account receive Extraordinary Receipts, then such Extraordinary Receipts shall be applied not later than one (1) Business Day after such date toward the prepayment of the Loans as set forth in Section 2.12(d).

(d)       Amounts to be applied in connection with prepayments of Loans pursuant to this Section 2.12 shall, subject to the Orders, be applied to the prepayment of the Loans in accordance with Section 2.18 until paid in full. In connection with any mandatory prepayments by the Borrower of the Loans pursuant to this Section 2.12, such prepayments shall be applied on a pro rata basis to the then outstanding Loans being prepaid Each prepayment of the Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)       Notwithstanding anything to the contrary in Section 2.12 or 2.18, with respect to the amount of any mandatory prepayment pursuant to Section 2.12(b) or (c) (such amount, the “Term Prepayment Amount”), the Borrower may, in its sole discretion, in lieu of applying such amount to the prepayment of Loans as provided in paragraph (d) above, not later than 12:00 p.m. (New York City time) on the Business Day prior to the date specified in this Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Lender a Prepayment Option Notice, which shall be in the form of Exhibit I (or such other form approved by the Administrative Agent and the Borrower), and shall include an offer by the Borrower to prepay, on the date (each a “Mandatory Prepayment Date”) that is ten Business Days after the date of the Prepayment Option Notice, the Loans of such Lender by an amount equal to the portion of the Term Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Loans. Each Lender may reject all or a portion of its Term Prepayment Amount by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) five (5) Business Days after such Lender’s receipt of the Prepayment Option Notice (which notice shall specify the principal amount of the Term Prepayment Amount to be rejected by such Lender); provided, that any Lender’s failure to so reject such Term Prepayment Amount shall be deemed an acceptance by such Lender of such Prepayment Option Notice and the amount to be prepaid in respect of Loans held by such Lender. On the Mandatory Prepayment Date, the Borrower shall pay to the relevant Lenders the aggregate amount necessary to prepay that portion of the outstanding Loans in respect of which such Lenders have (or are deemed to have) accepted prepayment as described above.

(f)        [Reserved].

(g)      Notwithstanding any other provisions of this Section 2.12, (A) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (other than the BrandCo Entities) (a “Foreign Asset Sale”) or the Net Cash Proceeds of any Recovery Event with respect to a Foreign Subsidiary (other than the BrandCo Entities) (a “Foreign Recovery Event”), in each case giving rise to a prepayment event pursuant to Section 2.12(b), are or is prohibited, restricted or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.12 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit or restricts repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof including, without duplication, any repatriation costs associated with repatriation of such proceeds from the applicable recipient to the Borrower) to the repayment of the Loans in accordance with this Section 2.12 and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Sale or any Foreign Recovery Event derived from a Foreign Subsidiary (other than the BrandCo Entities) could reasonably be expected to result in a material adverse tax consequence (taking into account any foreign tax credit or benefit, in the Borrower’s reasonable judgment, expected to be realized in connection with such repatriation) with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary, provided, that, in the case of this clause (B), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.12, (x) the Borrower shall apply an amount equal to such Net Cash Proceeds to such prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds shall be applied to the repayment of Indebtedness of a Foreign Subsidiary, in each case, other than as mutually agreed by the Borrower and the Administrative Agent (acting on the instructions of the Required Lenders).

2.13     [Reserved].

2.14     [Reserved].

2.15     Interest Rates and Payment Dates.

(a)      The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.

(b)      The unpaid principal amount of each SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for SOFR Loans plus the Adjusted Term SOFR Rate.

(c)       Upon the occurrence and during the continuance of an Event of Default, the principal amount of outstanding Loans, any fees and/or any other amount outstanding or payable by the Borrower or any other Loan Party hereunder shall automatically bear interest (after as well as before judgment) at a rate per annum (the “Default Rate”) equal to (i) in the case of the principal amount of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan and (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans, in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment). Such interest shall be payable in cash by the Borrower from time to time on demand; provided that, at the direction, or with the prior written consent, of the Required Lenders (in their sole discretion), all or any portion of the interest accruing hereunder at the Default Rate shall be payable in kind by the Borrower at any time in arrears by increasing the aggregate principal amount of the Loans (any such interest payable in kind being referred to herein as “PIK Interest”). Such interest (other than any PIK Interest) shall be payable in cash by the Borrower from time to time on demand. PIK Interest shall be capitalized by increasing the principal amount of the Loans in an amount equal to such PIK Interest. Each Loan shall bear interest on the increased amount thereof from and after the applicable date on which a payment of PIK Interest is made. All such PIK Interest so capitalized pursuant to this Section 2.15(c) shall be treated as principal of the Loans for all purposes of this Agreement and the other Loan Documents. The obligation of the Borrower to pay all such PIK Interest so capitalized shall be automatically evidenced by this Agreement. Upon request of the Administrative Agent or any Lender, the Borrower shall confirm in writing the principal amount then outstanding on any Loans, including all PIK Interest so capitalized. Notwithstanding anything to the contrary, and for the avoidance of doubt, it is understood and agreed that (i) the PIK Interest is calculated based on the then outstanding aggregate principal amount of the Loans and (ii) all accrued and unpaid PIK Interest shall be due and payable in cash on the Maturity Date.

(d)       All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

2.16     Computation of Interest and Fees.

(a)       Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a SOFR Rate. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)       Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumptively correct in the absence of demonstrable error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) and Section 2.15(b).

2.17     Alternate Rate of Interest.

(a)       [Reserved]:

(b)       If prior to the commencement of any Interest Period for a SOFR Borrowing:

(i)        the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate for such Interest Period; or

(ii)       the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Committed Loan Notice requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.

(c)       Upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, solely if the Administrative Agent and the Borrower determine that (x) the Relevant Governmental Body has not made any selection or recommendation for a replacement benchmark rate or the mechanism for determining such a rate and (y) there is no evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(d)       In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)       The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17.

(f)        At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(g)       Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a SOFR Loan into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(h)       Furthermore, if any Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the rate applicable to such Loan, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day.

2.18     Pro Rata Treatment and Payments.

(a)       Except as expressly otherwise provided herein (including as expressly provided in Sections 2.12, 2.20, 2.21, 2.24, 10.5 and 10.7), each payment (other than prepayments) in respect of principal or interest in respect of any Loans and each payment in respect of fees payable hereunder with respect to the Loans shall be applied to the amounts of such obligations owing to the Lenders, pro rata according to the respective amounts then due and owing to such Lenders.

(b)       Each optional and mandatory prepayment of the Loans shall be allocated among the Loans then outstanding pro rata; provided, that, any mandatory prepayment of Loans shall be subject to the opt-out provision under Section 2.12(e). Amounts repaid or prepaid on account of the Loans may not be reborrowed.

(c)       [Reserved].

(d)       All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 3:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in immediately available funds. Any payment received by the Administrative Agent after 3:00 p.m., New York City time may be considered received on the next Business Day in the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

(e)       Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumptively correct in the absence of demonstrable error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to SOFR Loans with an Interest Period of one month, on demand, from the Borrower.

(f)        Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.19     Repayment Premium. In the event that all or any portion of the Loans is repaid or prepaid or required to be repaid or prepaid in any manner and for any reason, whether pursuant to Section 2.11(a), Section 2.12(a), Section 2.12(b), Section 2.12(c), Section 2.24, on the Maturity Date or following acceleration of the Loans or otherwise, such prepayment or repayment shall be accompanied by a premium (the “Repayment Premium”) in an amount equal to 1.00% multiplied by the aggregate principal amount of the Loans so prepaid or repaid or required to be repaid or prepaid. If the Loans are accelerated or otherwise become due prior to their maturity date, in each case as a result of an Event of Default (including the acceleration of claims by operation of law), the amount of principal of and premium on the Loans that becomes due and payable shall automatically equal 100% of the principal amount of the Loans plus the Repayment Premium as if such acceleration or other occurrence were a voluntary prepayment of the Loans or otherwise becoming due, and such Repayment Premium shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Repayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Repayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; and (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Repayment Premium and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph and in Sections 2.9 of this Agreement.

2.20     Taxes.

(a)       Except as otherwise required by law, all payments made by or on account of the Borrower or any Loan Party under this Agreement and the other Loan Documents to any Recipient under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If applicable law requires withholding or deduction of any Tax from any such payment, the Borrower, any other Loan Party or other withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If any Indemnified Taxes or Other Taxes are required to be deducted or withheld from any such payments, the amounts so payable to the applicable Recipient shall be increased to the extent necessary so that after deduction or withholding of such Indemnified Taxes and Other Taxes (including Indemnified Taxes or Other Taxes attributable to amounts payable under this Section 2.20(a)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       In addition, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)       Whenever any Taxes are payable by the Borrower or any Loan Party under this Agreement or the other Loan Documents, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or Loan Party showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent or such Lender.

(d)       The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes, including any amounts payable pursuant to this Section 2.20, payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any incremental Taxes and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered to the Borrower by a Recipient (with a copy to the Administrative Agent if applicable) shall be conclusive absent manifest error.

(e)       Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (A) (i) two accurate and complete copies of IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, (ii) in the case of a Non-US Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and two accurate and complete copies of IRS Form W-8BEN or W-8BEN-E, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on all payments by the Borrower or any Loan Party under this Agreement and the other Loan Documents, or (iii) IRS Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (i) and (ii) above, provided that if the Non-US Lender is a partnership, and one or more of the partners is claiming portfolio interest treatment, the certificate in the form of Exhibit F may be provided by such Non-US Lender on behalf of such partners) and (B) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-US Lender on or about the date it becomes a party to this Agreement (or, in the case of any Participant, on or about the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. Each Non-US Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower and the Administrative Agent (or any other form of certification adopted by the United States taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver provided that it shall promptly notify the Borrower and the Administrative Agent in writing of such inability.

(f)        [reserved]

(g)       Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “US Lender”) shall deliver to the Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form and certify that such Lender is not subject to backup withholding. Such forms shall be delivered by each US Lender on or about the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. Each US Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).

(h)       If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid under this Section 2.20, with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such indemnifying party, upon the request of such Recipient, agrees to repay the amount paid over to the indemnifying party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any such penalties, interest or other charges resulting from the gross negligence or willful misconduct of the relevant Recipient (as determined by a final and non-appealable judgment of a court of competent jurisdiction)) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority; provided, further, that such Recipient shall, at the indemnifying party’s request, provide a copy of any notice of assessment or other evidence of the requirement to pay such refund received from the relevant Governmental Authority (provided that the Recipient may delete any information therein that it deems confidential). This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. In no event will any Recipient be required to pay any amount to an indemnifying party the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

(i)        [reserved]

(j)        If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that, if any, such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(k)       To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting the provisions of this Section 2.20, each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).

(l)        The agreements in this Section 2.20 shall survive the termination of this Agreement and payment of the Loans and all other amounts payable under any Loan Document, the resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.

(m)      For purposes of this Section 2.20, for the avoidance of doubt, applicable law includes FATCA.

2.21     Indemnity. Other than with respect to Taxes, which shall be governed solely by Section 2.20, the Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than lost profits, including the loss of the interest rate margin) that such Lender actually sustains or incurs as a consequence of (a) any failure by the Borrower in making a borrowing of or continuation of SOFR Loans after the Borrower has given notice requesting the same in accordance with the provisions of this Agreement, (b) any failure by the Borrower in making any prepayment of SOFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or continuation of SOFR Loans on a day that is not the last day of an Interest Period with respect thereto. A reasonably detailed certificate as to (showing in reasonable detail the calculation of) any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender shall be presumptively correct in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

2.22     Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.24, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a SOFR Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.22 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

2.23     Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the payment of additional amounts pursuant to Section 2.20(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) that would, in the Lender’s judgment, avoid or minimize any amounts payable pursuant to such Section (including by designating another lending office for any Loans affected by such event with the object of avoiding the consequences of such event); provided, that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage or unreimbursed cost or expense; provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.20(a). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

2.24     Replacement of Lenders. The Borrower shall be permitted to replace with a financial entity or financial entities any Lender (each such Lender, a “Replaced Lender”) that (i) requests reimbursement for amounts owing or otherwise results in increased costs imposed on the Borrower or on account of which the Borrower is required to pay additional amounts to any Governmental Authority, in each case, pursuant to Section 2.20 or 2.21 (to the extent a request made by a Lender pursuant to the operation of Section 2.21 is materially greater than requests made by other Lenders), (ii) is a Disqualified Institution, (iii) has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders, or (iv) is a Defaulting Lender; provided, that, in the case of a replacement pursuant to clause (a) above:

(a)       such replacement does not conflict with any Requirement of Law;

(b)       the replacement financial entity or financial entities shall purchase, at par plus the applicable Repayment Premium, all Loans and other amounts owing to such Replaced Lender on or prior to the date of replacement;

(c)       the Borrower shall be liable to such Replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any SOFR Loan owing to such Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto;

(d)       the replacement financial entity or financial entities, (x) if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement financial institution of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 10.6(b)(i)(2) and (y) shall pay (unless otherwise paid by the Borrower) any processing and recordation fee required under Section 10.6(b)(ii)(2);

(e)       the Administrative Agent and any replacement financial entity or entities shall execute and deliver, and such Replaced Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Assumption to effect such substitution;

(f)        the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated;

(g)       in respect of a replacement pursuant to clause (iii) above, the replacement financial entity or financial entities shall consent to such amendment or waiver;

(h)       any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Replaced Lender; and

(i)        in the case of any such replacement resulting from a requirement that the Borrower pay additional amounts pursuant to Section 2.20 or 2.21, such replacement will result in a reduction in such payments thereafter.

In connection with any such replacement under this Section 2.24, if the Replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (x) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (y) the date as of which all obligations of the Borrower owing to the Replaced Lender relating to the Loans and Commitments so assigned shall be paid in full to such Replaced Lender, then such Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Replaced Lender, and the Administrative Agent shall record such assignment in the Register.

2.25      Priority and Liens; No Discharge.

(a)       Each Loan Party that is a Debtor hereby covenants, represents, warrants and agrees that upon the execution on this Agreement and entry of the Interim Order (and, when applicable, the Final Order), the obligations hereunder and under the Loan Documents shall, subject to the Carve-Out and the CCAA Charges, at all times:

(i)        be entitled to superpriority administrative expense claim status in the Cases having a priority over all administrative expenses and any claims of any kind or nature whatsoever, specified in or ordered pursuant to section 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506, 507(a), 507(b), 546, 552, 726, 1113 or 1114 or any other provisions of the Bankruptcy Code (the “Superpriority Claims”);

(ii)       be secured by a fully perfected security interest in and lien on all Collateral of each Debtor, as provided in and with the priority contemplated by the Interim Order (and, when applicable, the Final Order) and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order.

(b)

(i)        Each Loan Party that is a Debtor hereby confirms and acknowledges that, pursuant to the Interim Order (and, when entered, the Final Order) and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, Liens in favor of the Collateral Agent on behalf of and for the benefit of the Secured Parties in all of the Debtors’ Collateral, which includes, without limitation, all of such Debtor’s Real Property, now existing or hereafter acquired, shall be created and perfected without the recordation or filing in any land records or filing offices of any Mortgage, assignment or similar instrument.

(ii)       Further to Section 2.25(b)(i) and the Interim Order (and, when entered, the Final Order) and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, to secure the full and timely payment and performance of the Obligations, each Loan Party that is a Debtor hereby MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to the Collateral Agent, for the ratable benefit of the Secured Parties, all of its right, title and interest in and to any Real Property (which, for the avoidance of doubt, shall include all of such Loan Party’s right, title and interest now or hereafter acquired in and to (a) all land and improvements (including fixtures, as defined in the UCC) now owned (or leased) or hereafter acquired by such Loan Party, (b) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by such Loan Party and now or hereafter attached to, installed in or used in connection with the Real Property, (c) all utilities whether or not situated in easements, (d) all equipment, inventory and other goods in which such Loan Party now has or hereafter acquires, (e) all general intangibles, instruments, documents, contract rights and chattel paper relating to the Real Property, (f) all reserves, escrows or impounds and all deposit accounts maintained by such Loan Party with respect to the Real Property, (g) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Real Property, together with all related security and other deposits, (h) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Real Property, (i) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Real Property, (j) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (k) all property tax refunds payable with respect to the Real Property, (l) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (m) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by such Loan Party as an insured party, and (n) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made to such Loan Party by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof), TO HAVE AND TO HOLD to the Collateral Agent, and such Loan Party does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to such property, assets and interests unto the Collateral Agent) other than Excluded Collateral.

(iii)      All of the Liens described in this Section 2.25 (x) shall be effective and perfected upon entry of the Interim Order (and, when entered, the Final Order) and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, without the necessity of the execution, recordation or filings by any Debtor of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Collateral Agent of, or over, any Collateral, as set forth in the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order and (y) for the avoidance of doubt, shall in no way limit the Liens and security interests granted by any Loan Party pursuant to the Orders, and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, or the Security Documents, provided that, upon the request of the Collateral Agent, each Loan Party shall execute and deliver to the Collateral Agent, as soon as reasonably practicable following such request but in any event within 60 days following such request (as extended by the Collateral Agent), a Mortgage in recordable form with respect to any Real Property constituting Collateral owned by such Loan Party and identified by the Collateral Agent on terms reasonably satisfactory to the Collateral Agent, and, with respect to each Mortgage, the Real Property Deliverables as requested by the Collateral Agent.

(iv)      Each of the Loan Parties agrees that (i) its obligations under the Credit Documents shall not be discharged by the entry of an order confirming a Chapter 11 Plan (and each of the Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby irrevocably waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Orders and the Liens granted to the Collateral Agent and the Lenders pursuant to the Orders shall not be affected in any manner by the entry of an order confirming a Chapter 11 Plan.

SECTION III.     [Reserved]

SECTION IV.     REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants (as to itself and each of its Subsidiaries) to the Agents and each Lender, which representations and warranties shall be deemed made on the Closing Date (after giving effect to the Transactions) and on the date of each borrowing of Loans hereunder that:

4.1       Financial Condition.

(a)      The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2021, and the related statements of income, stockholders’ equity and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as at such date and the results of their operations, their cash flows and their changes in stockholders’ equity for the respective fiscal year then ended. All such financial statements, including the related schedules and notes thereto and year-end adjustments, have been prepared in accordance with GAAP (except as otherwise noted therein).

(b)      The financial projections (including the Initial Budget) and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives, and that have been made available to any Lenders or the Administrative Agent in connection with the DIP Facility or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from such projections and estimates), as of the date such projections and estimates were furnished to the Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

4.2       No Change. Since the Closing Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

4.3       Existence; Compliance with Law. Each of the Borrower and its Subsidiaries, subject in the case of the Borrower and each Subsidiary that is a Debtor, to the entry of the Orders and the terms thereof, (a) (i) is duly organized (or incorporated), validly existing and in good standing (or, only where applicable, the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization or incorporation, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate or other organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified as a foreign corporation or other entity and in good standing (where such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except, in each case, to the extent that the failure to be so qualified or in good standing (where such concept is relevant) would not have a Material Adverse Effect and (b) is in compliance with all Requirements of Law except to the extent that any such failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

4.4       Corporate Power; Authorization; Enforceable Obligations.

(a)       Each Loan Party and, subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order and terms thereof, has the corporate or other organizational power and authority to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Loan Party and, subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order and the terms thereof, each Loan Party has taken all necessary corporate or other action to authorize the execution and delivery of, and the performance of its obligations under, the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement, except in each case (other than with respect to the Borrower) to the extent such failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)       Subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order and the terms thereof, no consent or authorization of, filing with, or notice to, any Governmental Authority is required to be obtained or made by any Loan Party for the extensions of credit hereunder or such Loan Party’s execution and delivery of, or performance of its obligations under, or validity or enforceability of, this Agreement or any of the other Loan Documents to which it is party, as against or with respect to such Loan Party, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) consents, authorizations, filings and notices the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect and (iii) the filings referred to in Section 4.17.

(c)       Subject in the case of the Borrower and each Subsidiary that is a Debtor to entry of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order and the terms thereof, each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Assuming the due authorization of, and execution and delivery by, the parties thereto (other than the applicable Loan Parties) and, subject in the case of each Loan Party that is a Debtor, to the entry of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order and the terms thereof, this Agreement constitutes, and each other Loan Document upon execution and delivery by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of each such Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms (provided, that, with respect to the creation and perfection of security interests with respect to the Capital Stock of Foreign Subsidiaries, only to the extent enforceability thereof is governed by the Uniform Commercial Code or the Bankruptcy Code, as applicable), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.

4.5       No Legal Bar. Assuming the consents, authorizations, filings and notices referred to in Section 4.4(b) are obtained or made and in full force and effect, the execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties thereto, the borrowings hereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of (i) the Borrower, (ii) any BrandCo Entity or (iii) except as would not reasonably be expected to have a Material Adverse Effect, any other Loan Party, (b) other than violations arising as a result of the commencement of the Cases and the Canadian Recognition Proceedings and except as otherwise excused by the Bankruptcy Court, violate any Requirement of Law binding on Holdings, the Borrower or any of its Subsidiaries that would not reasonably be expected to have a Material Adverse Effect, (c) other than violations arising as a result of the commencement of the Cases and the Canadian Recognition Proceedings and except as otherwise excused by the Bankruptcy Court, violate any material Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries or (d) except as would not have a Material Adverse Effect, result in or require the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents or Liens created under the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order).

4.6       No Material Litigation. Except for the Cases and the Canadian Recognition Proceedings, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or against any of their Properties which, taken as a whole, would reasonably be expected to have a Material Adverse Effect.

4.7       No Default. No Default or Event of Default has occurred and is continuing.

4.8       Ownership of Property; Leasehold Interests; Liens. Each of the Borrower and its Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all of its Real Property, and good title to, or a valid leasehold interest in, all of its other Property (other than Intellectual Property), in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and none of such Real Property or other Property is subject to any Lien, except as permitted by the Loan Documents. Schedule 4.8 lists all Real Property owned in fee simple by any Loan Party that is a Debtor as of the Closing Date.

4.9       Intellectual Property. Each of the Borrower and its Subsidiaries owns, or has a valid license or right to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of all Liens, except as permitted by the Loan Documents and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries is infringing, misappropriating, diluting or otherwise violating any Intellectual Property rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

4.10     Taxes. Subject to Bankruptcy Law, the terms of the applicable Orders and any required approval by the Bankruptcy Court or the Canadian Court, each of the Borrower and its Subsidiaries (a) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (b) has paid or caused to be paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or on any of its Property by any Governmental Authority (other than (i) any returns or amounts that are not yet due or (ii) amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be), except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

4.11     Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the regulations of the Board.

4.12     ERISA.

(a)      Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) neither a Reportable Event nor a failure to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA has occurred during the five-year period prior to the date on which this representation is made with respect to any Single Employer Plan, and each Single Employer Plan has complied with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen on the assets of any Loan Party or any other Commonly Controlled Entity, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits; (iii) no Loan Party or any other Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; (iv) no Loan Party or any other Commonly Controlled Entity would become subject to any liability under ERISA if such Loan Party or such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and (v) no Multiemployer Plan is Insolvent or is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(b)      The Borrower and its Subsidiaries have not incurred, and do not reasonably expect to incur, any liability under ERISA or the Code with respect to any Plan which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained or contributed to by a Commonly Controlled Entity (other than the Borrower and its Subsidiaries) merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such plan that would reasonably be likely to have a Material Adverse Effect.

4.13     Investment Company Act. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.14     Subsidiaries. Schedule 4.14 sets forth a list of all of the Subsidiaries of the Borrower as of the Closing Date, together with the name and jurisdiction of incorporation of each such Subsidiary, the breakdown of ownership of each class of Capital Stock of such Subsidiary and whether any such Subsidiary is an Excluded Subsidiary.

4.15     Environmental Matters. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, (A) none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the Business; or (ii) has become subject to any pending or threatened Environmental Liability and (B) to the Borrower’s knowledge, there are no existing facts or circumstances (including any presence or Release of Materials of Environmental Concern at any Real Property or any real property formerly owned or operated by Borrower or its Subsidiaries) that are reasonably likely to give rise to any Environmental Liability of the Borrower or any of its Subsidiaries.

4.16     Accuracy of Information, etc. As of the Closing Date, no statement or written information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or otherwise furnished to the Administrative Agent or the Lenders or any of them (in their capacities as such), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, including the Transactions, when taken as a whole, contained as of the date such statement, information or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. As of the Closing Date, the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Agents and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

4.17     Security Documents.

(a)       Upon entry of the Interim Order (and, if entered, the Final Order), the Liens granted thereunder by the Debtors to the Collateral Agent on any Collateral shall be valid and automatically perfected with the priority set forth herein and in the Orders, and no filing or other action will be necessary to perfect or protect such Liens and security interests with respect to the Debtors’ Obligations under the Loan Documents and such Order.

(b)       (i) With respect to each Loan Party that is not a Debtor, (A) the Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein (other than Excluded Collateral) of a type in which a security interest can be created under Article 9 of the UCC (including any proceeds of any such item of Collateral) and (B) the BrandCo Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein (other than, to the extent applicable, any Excluded Collateral) of a type in which a security interest can be created under Article 9 of the UCC (including any proceeds of any such item of Collateral) and (ii) with respect to each Loan Party that is a Debtor and subject to and upon entry of, the applicable Order, the Guarantee and Collateral Agreement and the BrandCo Security Agreement are legally binding on such Loan Party.

(c)       (i) With respect to each Loan Party that is not a Debtor, the Pledged Securities described in any Security Document (other than Excluded Collateral), when any stock certificates or notes, as applicable, representing such Pledged Securities are delivered to, or deemed held by a gratuitous bailee for, the Collateral Agent together with any proper indorsements executed in blank and such other actions have been taken with respect to the Pledged Securities of Foreign Subsidiaries as are required under the applicable Requirement of Law of the jurisdiction of organization of the applicable Foreign Subsidiary and (ii) the other Collateral described in the Security Documents (other than Excluded Collateral and Real Property), when financing statements in appropriate form are filed in the offices specified on Schedule 4.17 (or, in the case of other Collateral not in existence on the Closing Date, such other offices as may be appropriate) (which financing statements have been duly completed and executed (as applicable) and delivered to the Collateral Agent) and such other filings as are specified on Schedule 4.17 are made (or, in the case of other Collateral not in existence on the Closing Date, such other filings as may be appropriate), shall be subject to legal, valid, enforceable and perfected security interests in and Liens on such Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. Subject to the terms and conditions of this Section 4.17(c), the Collateral Agent shall have a fully perfected Lien in such Collateral (including any proceeds of any item of such Collateral) described in the Security Documents to which the Collateral Agent is a party, (in each case, to the extent a security interest in such Collateral can be perfected through the filing of such documents and financing statements in the offices specified on Schedule 4.17 (or, in the case of other Collateral not in existence on the Closing Date, such other offices as may be appropriate) and the other filings specified on Schedule 4.17 (or, in the case of other Collateral not in existence on the Closing Date, such other filings as may be appropriate) and (ii) with respect to each Loan Party that is a Debtor and subject to, and upon entry of, the applicable Order, the Orders shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, enforceable and perfected Lien on the Pledged Securities and all other Collateral to secure the Obligations under the DIP Facility, with the priority as set forth in the Orders.

(d)       With respect to any Loan Party that is a Debtor, subject to, and upon entry of the Orders, the Orders shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, enforceable and perfected Lien on the Real Property located in the United States in which the Borrower or any other Debtor that is a Domestic Subsidiary has an interest and proceeds thereof, in each case subject only to Liens permitted by Section 7.3. With respect to any Loan Party that is not a Debtor, upon the execution and delivery of any Mortgage to be executed and delivered pursuant to Section 2.25(b)(iii), such Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on the Mortgaged Property described in such Mortgage and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and when such Mortgage is filed in the appropriate recording office and all relevant mortgage taxes and recording charges are duly paid, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Party in such Mortgaged Property and the proceeds thereof, as security for the Obligations, in each case subject only to Liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage.

(e)       Notwithstanding the foregoing clauses of this Section 4.17, the representations and warranties made in this Section 4.17 shall be deemed not to apply to Elizabeth Arden (UK) Ltd.

4.18     [Reserved].

4.19     Anti-Terrorism. As of the Closing Date, Holdings, the Borrower and its Subsidiaries are in compliance with the USA Patriot Act, except as would not reasonably be expected to have a Material Adverse Effect.

4.20     Use of Proceeds. The Borrower will use the proceeds of the Loans solely in compliance with Section 6.9 of this Agreement and the Orders.

4.21     Labor Matters.  Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, as applicable.

4.22     [Reserved].

4.23     OFAC.  No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction; in each case in violation of any applicable Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used by any Loan Party, directly or indirectly, to lend, contribute, provide or has been or will be otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the target of any Sanctions, or in any other manner that will, in each case, result in any violation by any party hereto (including any Lender, the Administrative Agent, the Lead Arranger or the Bookrunner) of Sanctions.

4.24     Anti-Corruption Compliance.  The Borrower and each of its Subsidiaries (and all Persons acting on behalf of the Borrower and each of its Subsidiaries) is in compliance with applicable Anti-Corruption Laws and has implemented and maintains in effect policies and procedures reasonably designed to facilitate continued compliance. No part of the proceeds of the Loans has been or will be used by the Borrower or its Subsidiaries, directly or indirectly, for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Law.

4.25     Cases; Orders.

(a)       The Cases were commenced on the Petition Date and the Canadian Recognition Proceedings were commenced thereafter, duly authorized in accordance with applicable laws, and proper notice thereof has been or will be given, as will proper notice of (i) the motion seeking approval of the Loan Documents, the Interim Order, the Final Order, the Canadian Interim DIP Recognition Order and the Canadian Final DIP Recognition Order, and (ii) the hearing for the entry of the Final Order and the Canadian Final DIP Recognition Order. Proper notices of the motions for entry of the Interim Order and the Canadian Interim DIP Recognition Order and the hearings thereon have been given.

(b)       The Loan Parties are in compliance in all material respects with the terms and conditions of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order. Each of the Interim Order (with respect to the period prior to the entry of the Final Order) and the Final Order (from and after the date on which the Final Order is entered) is in full force and effect and has not been vacated or reversed, is not subject to a stay and has not been modified or amended other than as acceptable to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent. Each of the Canadian Interim DIP Recognition Order (with respect to the period prior to the entry of the Canadian Final DIP Recognition Order) and the Canadian Final DIP Recognition Order (from and after the date on which the Canadian Final DIP Recognition Order is entered) is in full force and effect and has not been vacated or reversed, is not subject to a stay and has not been modified or amended other than as acceptable to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent.

(c)       From and after the entry of the Interim Order, pursuant to and to the extent permitted in the Interim Order, the Obligations (i) will constitute allowed joint and several Superpriority Claims and (ii) will be secured by a valid, binding, continuing, enforceable, fully perfected Lien on all of the Collateral pursuant to Sections 364(c)(2), (c)(3) and (d) of the Bankruptcy Code, subject only to the Carve-Out. In the case of the Canadian Collateral, after entry of the Canadian DIP Recognition Order, and pursuant to and to the extent permitted therein, the Obligations of the Debtors will be secured by a charge granted by the Canadian Court on the Canadian Collateral having priority over all claims or any nature or kind against such Collateral, subject only to the other CCAA Charges as set forth in the Canadian Supplemental Order and Canadian DIP Recognition Order and consistent with the liens and charges created by or set forth in the Interim Order and Final Order, as applicable.

(d)       The entry of the Interim Order (and, when applicable, the Final Order) and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, the Superpriority Claims and Liens, as applicable, described in Section 2.25, without the necessity of the execution (or recordation or filing) of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents.

SECTION V.     CONDITIONS PRECEDENT

5.1       Conditions to Initial Draw T-1 Availability Date. The agreement of each Lender to make the Initial Draw T-1 Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Initial Draw T-1 Loans on the Initial Draw T-1 Availability Date, of the following conditions precedent:

(a)       Credit Agreement; Guarantee and Collateral Agreement and other Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor party thereto, (iii) the BrandCo Security Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor party thereto, (iv) the BrandCo Stock Pledge Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor party thereto (v) the Holdings Guarantee and Pledge Agreement, executed and delivered by Holdings and (vi) the Jefferies Engagement Letter and the Jefferies Fee Letter, executed and delivered by the Borrower.

(b)       Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to any of the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) on the Closing Date.

(c)       Borrowing Notice. The Administrative Agent shall have received a Committed Loan Notice from the Borrower with respect to the Initial Draw T-1 Loans in accordance with Section 2.2.

(d)       Fees. (i) The Borrower shall have paid all fees and premiums due and payable under the DIP Facility including all fees payable to the Administrative Agent, Lead Arranger or any Lender with respect to the DIP Facility and separately agreed in writing with the Borrower and (ii) the Administrative Agent shall have received all fees and premiums due and payable on or prior to the Closing Date in respect of the DIP Facility and, to the extent invoiced at least two Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree), shall have been reimbursed for all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of each of (i) Paul Hastings LLP, counsel for the Administrative Agent and (ii) the Ad Hoc Group Advisors, required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(e)       Legal Opinions. The Administrative Agent shall have received an executed legal opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel to the Loan Parties and BrandCo Entities (including with respect to no conflicts), and (ii) in-house counsel for Holdings.

(f)        Payoff and Release Documentation. The Administrative Agent and the Required Lenders shall have received reasonably satisfactory documentation providing for, evidencing and effectuating the satisfaction and repayment in full of all obligations under and with respect to the Foreign ABTL Facility and evidence reasonably satisfactory that a portion of the proceeds of the Loans to be made on the Closing Date will be used for such satisfaction and repayment in full.

(g)       Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in clauses (b), (m), (n), (o), (p) and (s) of this Section 5.1.

(h)       Secretary Certificates. Such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date.

(i)        USA Patriot Act. The Administrative Agent and the Lenders shall have received from the Borrower and each of the Loan Parties, at least 2 Business Days prior to the Closing Date, all documentation and other information reasonably requested by the Administrative Agent and any Lender no less than 5 calendar days prior to the Closing Date that the Administrative Agent and any such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(j)        Filings. Except as set forth on Schedule 6.10, there shall have been delivered to the Collateral Agent in proper form for filing each Uniform Commercial Code financing statement as required by the Guarantee and Collateral Agreement in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a superpriority perfected Lien on the Collateral described therein.

(k)       Pledged Stock; Stock Powers. Except as set forth on Schedule 6.10, (x) the Collateral Agent pursuant to the terms of the Security Documents shall have received the certificates, if any, representing the shares of Pledged Stock held by BrandCo Cayman Holdings and the Loan Parties pledged pursuant to the Guarantee and Collateral Agreement and the other Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(l)        Lien Searches. The Administrative Agent and the Lenders shall have received appropriate UCC search results or other relevant search certificates reflecting no Liens (other than Liens permitted pursuant to Section 7.3) encumbering the Collateral in each of the jurisdictions or offices in which UCC financing statements should be made to evidence perfected security interests in all Collateral, other than those being released prior to the Closing Date.

(m)      Petition Date. The Petition Date shall have occurred, and the Borrower and each Subsidiary Guarantor as of the Closing Date shall be a debtor and a debtor-in-possession in the Cases.

(n)       No Trustee. No trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases.

(o)       Material Adverse Effect. Since December 31, 2021, there shall not have been a Material Adverse Effect.

(p)       Cases. The Cases of any of the Debtors shall have not been dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

(q)       Budget. The Administrative Agent and the Lenders shall have received (i) a copy of the Initial Budget, which shall be in form and substance satisfactory to the Required Lenders and (ii) and copy of a monthly budget covering the period through the Scheduled Maturity Date, which monthly budget shall be in form and substance satisfactory to the Required Lenders.

(r)        First Day Orders. (i) The Lenders and the Administrative Agent shall have received advanced drafts of the First Day Orders (including, without limitation, any order approving significant or outside the ordinary course of business transactions entered on (or prior to) the Closing Date and a Cash Management Order) and a list of critical vendors, in each case, in form and substance satisfactory to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent and (ii) all First Day Orders intended to be entered by the Bankruptcy Court at or immediately after the Debtors’ “first day” hearing shall have been entered by the Bankruptcy Court, shall be acceptable to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent, shall be in full force and effect, shall not have been vacated or reversed, shall not be subject to a stay and shall not have been modified or amended other than as acceptable to the Required Lenders and (solely with respect to its own treatment) the Administrative Agent; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the Administrative Agent pursuant to this Section 5.1(r) shall be solely limited to its own treatment under the First Day Orders.

(s)       Interim Order. The Interim Order Entry Date shall have occurred and the Interim Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to any stay, and shall not have been modified or amended in any respect without the consent of the Administrative Agent and the Required Lenders, and the Loan Parties and their Subsidiaries shall be in compliance with the Interim Order; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the Administrative Agent pursuant to this Section 5.1(s) shall be solely limited to its own treatment under the Interim Order.

(t)        Forbearance to Foreign ABTL Credit Agreement. The Administrative Agent shall have received a copy of a duly executed forbearance agreement under the Foreign ABTL Credit Agreement, which shall be in form and substance acceptable to the Required Lenders and shall be in full force and effect (the “Foreign ABTL Forbearance”).

(u)       The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated as of the Closing Date, certifying that there shall not occur, after giving effect to the initial credit extension under the DIP Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Loan Parties’ or their respective subsidiaries’ debt instruments and other material agreements which (i) in the case of the Loan Parties’ debt instruments and other material agreements, would permit the counterparty thereto to exercise remedies thereunder (in the case of Loan Parties that are Debtors, on a post-petition basis) or (ii) in the case of the debt instruments and other material agreements of any Subsidiary that is not a Loan Party, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)       To the extent such items can be delivered on or prior to the Closing Date after the exercise of commercially reasonable efforts, subject to the paragraph immediately following subsection (ii) below, the Administrative Agent shall have received the following:

(i)        Agreements for filing with the United States Copyright Office or the United States Patent and Trademark Office providing notice of the security interest granted in favor of the Collateral Agent in the Intellectual Property registered or applied for in the United States listed on the applicable schedules to the Security Documents, duly executed by the Borrower and each other Loan Party, as applicable.

(ii)       Evidence of all insurance required to be maintained, and evidence that the Administrative Agent shall have been named as an additional insured and loss payee, as applicable, on all insurance policies covering loss or damage to Collateral and on all liability insurance policies as to which the Administrative Agent has reasonably requested to be so named.

To the extent that any of the items described in this Section 5.1(v) shall not have been received by the Administrative Agent notwithstanding the Borrower’s use of its commercially reasonable efforts to provide same, delivery of such items shall not constitute a condition to effectiveness of this Agreement and the obligations of each Lender to make Loans hereunder, and the Borrower shall, instead, cause such items to be delivered to the Administrative Agent not later than 45 days following the Closing Date (or such later date as the Administrative Agent shall agree in its discretion).

5.2       Conditions to Delayed Draw T-2 Availability Date. The agreement of each Lender to make the Delayed Draw T-2 Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Delayed Draw T-2 Loans on the Delayed Draw T-2 Availability Date, of the following conditions precedent:

(a)       Closing Date. The Initial Draw T-1 Availability Date shall have occurred and the Initial Draw T-1 Loans shall have been made.

(b)       Final Order. The Final Order Entry Date shall have occurred and the Final Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to any stay, and shall not have been modified or amended in any respect without the consent of the Administrative Agent (solely with respect to its own treatment) and the Required Lenders, and the Loan Parties and their Subsidiaries shall be in compliance with the Final Order; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the Administrative Agent pursuant to this Section 5.2(b) shall be solely limited to its own treatment under the Final Order.

(c)       Second Day Orders. (x) All material “second day orders” and all related pleadings intended to be entered on or prior to the date of entry of the Final Order and any order establishing material procedures for the administration of the Cases, shall have been entered by the Bankruptcy Court, and (y) all pleadings related to procedures for approval of significant transactions, including, without limitation, asset sale procedures, regardless of when filed or entered, shall be reasonably satisfactory in form and substance to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders, or this condition is waived by the Administrative Agent (solely with respect to its own treatment) and the Required Lenders. The Administrative Agent and Required Lenders acknowledge that the form of such orders substantially in the forms filed on the Petition Date are acceptable; provided, that notwithstanding anything herein to the contrary, any right of approval or consent of the Administrative Agent pursuant to this Section 5.2(c) shall be solely limited to its own treatment under the “second day orders” and pleadings described herein.

(d)       Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, dated the Delayed Draw T-2 Availability Date certifying that the conditions set forth in clauses (b), (c)(x), (f), (g), (h), (i) and (j) of this Section 5.2 have been satisfied.

(e)       Borrowing Notice. Prior to making the Delayed Draw T-2 Loans, the Administrative Agent shall have received a notice of borrowing from the Borrower with respect to the Delayed Draw T-2 Loans in accordance with Section 2.2;

(f)        Representations and Warranties. On the Delayed Draw T-2 Availability Date, each of the representations and warranties made by any Loan Party in or pursuant to any of the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) except to the extent that such representations and warranties expressly relate to an earlier date or period, in which case such representations and warranties shall have been true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a Material Adverse Effect) as of such earlier date or respective period.

(g)       Cases. The Cases of any of the Debtors shall have not been dismissed or converted to cases under chapter 7 of the Bankruptcy Code.

(h)       Trustee. No Trustee under chapter 7 or chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases.

(i)        No Default or Event of Default. At the time of and immediately after giving effect to such Borrowing of Delayed Draw T-2 Loans, no Default shall have occurred and be continuing.

(j)        Reports. The Administrative Agent shall have received (x) the Approved Budget required to be delivered pursuant to Section 6.1(d) and (y) the Budget Variance Report required to be delivered pursuant to Section 6.1(e).

SECTION VI.     AFFIRMATIVE COVENANTS

The Borrower (on behalf of itself and each of its Subsidiaries) hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent or indemnification obligations not then due), the Borrower shall, and shall cause (except in the case of the covenants set forth in Section 6.1, Section 6.2 and Section 6.7) each of its Subsidiaries to:

6.1       Financial Information. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on the Platform):

(a)       within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth, commencing with the financial statements with respect to the fiscal year ending December 31, 2022, in comparative form the figures as of the end of and for the previous year, reported on without qualification, exception or explanatory paragraph as to the scope of the audit (other than any such exception or explanatory paragraph (but not qualification) that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity of any Indebtedness occurring within one year from the time such report is delivered), by KPMG LLP or other independent certified public accountants of nationally recognized standing and (ii) a management’s discussion and analysis of the important operational and financial developments during such fiscal year; and

(b)       within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal quarter ending June 30, 2022, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year-end audit adjustments and the lack of complete footnotes) and (ii) a management’s discussion and analysis of the important operational and financial developments during such fiscal quarter.

(c)       within 30 days after the end of each fiscal month of each year, commencing with the fiscal month ending June 30, 2022, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal month and the related unaudited consolidated statements of income and of cash flows for such fiscal month and the portion of the fiscal year through the end of such fiscal month, setting forth, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as fairly presenting in all material respects the financial condition of the Borrower and its consolidated Subsidiaries in conformity with GAAP (subject to normal year-end audit adjustments and the lack of complete footnotes);

(d)       (i) on or prior to the Closing Date, the Initial Budget and (ii) not later than 5:00 p.m. (Eastern time) on every fourth Thursday after the Petition Date (commencing with the fifth Thursday after the Petition Date, i.e. July 14, 2022) or, to the extent such Thursday is not a Business Day, the next Business Day thereafter, an update to the Initial Budget to cover the period commencing on the Saturday of the prior week and include a rolling 13-week cash flow forecast for the Borrower and its Subsidiaries substantially in the form of the Initial Budget; provided, that each such updated Budget shall be in form and substance reasonably acceptable to the Required Lenders (the Initial Budget and each such Budget, if so approved, an “Approved Budget”) (it being understood that if the Required Lenders or the Ad Hoc Group Advisors shall not have approved such Budget within 5 Business Days after the delivery thereof, such Budget shall be deemed not to be acceptable to the Required Lenders and the previously delivered Approved Budget shall constitute the Approved Budget, until an updated Budget has been so approved);

(e)       Not later than 5:00 p.m. (Eastern time) on Thursday of every week (commencing with the third Thursday after the Petition Date) or, to the extent such Thursday is not a Business Day, the next Business Day thereafter (such date, a “Budget Variance Test Date”), a Budget Variance Report for the most recently expired Test Period (or, if earlier, the period ending on the most recent Saturday prior thereto), which such report shall be certified by a Responsible Officer of the Borrower as being prepared in good faith and fairly presenting in all material respects the information set forth therein;

(f)        Not later than 5:00 p.m. (Eastern time) on the Thursday of every week (commencing with the first Thursday following the Closing Date) or, to the extent such Thursday is not a Business Day, the next Business Day thereafter, a certificate of a Responsible Officer on behalf of the Borrower certifying the amount of Liquidity as of the last day of the most recently expired Test Period; and

(g)       Every 30 days after the Closing Date, the Borrower shall provide to the Ad Hoc Group Advisors a matrix/schedule of payments made pursuant to the First Day Orders or second day orders (other than the Wages Orders), including the following information: (i) the names of the payee; (ii) the date and amount of the payment; (iii) the category or type of payment, as further described and classified in the first day motions; and (iv) the Debtor or Debtors that made the payment.

All such financial statements and deliverables shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein and except in the case of the financial statements referred to in clause (b), for customary year-end adjustments and the absence of complete footnotes). Any financial statements or other deliverables required to be delivered pursuant to this Section 6.1 and any financial statements or reports required to be delivered pursuant to clause (d) of Section 6.2 shall be deemed to have been furnished to the Administrative Agent on the date that (i) such financial statements or deliverable (as applicable) are posted on the SEC’s website at www.sec.gov or the website for Holdings and (ii) the Administrative Agent has been provided written notice of such posting.

Documents required to be delivered pursuant to this Section 6.1 may also be delivered by posting such documents electronically and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on the Platform.

6.2       Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender or, in the case of clause (e), to the relevant Lender (in each case, which may be delivered via posting on the Platform):

(a)       Each “Borrowing Base Certificate” delivered pursuant to the DIP ABL Facility, concurrent with the delivery thereof under the DIP ABL Facility;

(b)      concurrently with the delivery of any financial statements pursuant to Section 6.1, commencing with delivery of financial statements for the first period ending after the Closing Date, (i) a Compliance Certificate of a Responsible Officer on behalf of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate and (ii) to the extent not previously disclosed to the Administrative Agent, (x) a description of any Default or Event of Default that occurred, (y) a description of any new Subsidiary and of any change in the name or jurisdiction of organization of any Loan Party since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date) to the extent not previously disclosed pursuant to Section 6.8 and (z) solely in the case of financial statements delivered pursuant to Section 6.1(a), a listing of any registrations of or applications for United States Intellectual Property by any Loan Party filed since the last such report, together with a listing of any intent-to-use applications for trademarks or service marks for which a statement of use or an amendment to allege use has been filed since the last such report;

(c)      promptly after the same become available (i) copies of any amendments, waivers or other modifications of the Foreign ABTL Forbearance or relating to the DIP ABL Facility and (ii) notices of the establishment of any additional reserves, defaults, events of default or cash dominion under or relating to the Foreign ABTL Forbearance or the DIP ABL Facility;

(d)      promptly after the same become publicly available, copies of all financial statements and material reports that Holdings sends to the holders of any class of its publicly traded debt securities or public equity securities, in each case to the extent not already provided pursuant to Section 6.1 or any other clause of this Section 6.2;

(e)      promptly, such additional financial and other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent (for its own account or upon the request from any Lender) may from time to time reasonably request to the extent such additional financial or other information is reasonably available to, or can be reasonably obtained by, the Borrower; and

(f)      within a reasonable period following the delivery of any financial statements pursuant to Section 6.1, dial-in details in respect of a conference call with Lenders (which may be satisfied by a call with holders of Holdings’ publicly listed debt or equity securities attended by any Lender) and during which representatives from the Borrower will be available to discuss the details of the relevant financial statements and otherwise address additional matters in a manner consistent with Holdings’ past practice.

Notwithstanding anything to the contrary in this Section 6.2, (a) none of the Borrower or any of its Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited or restricted by Requirements of Law or any binding agreement or obligation, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) unless such material is identified in writing by the Borrower as “Public” information, the Administrative Agent shall deliver such information only to “private-side” Lenders (i.e., Lenders that have affirmatively requested to receive information other than Public Information).

Documents required to be delivered pursuant to this Section 6.2 may be delivered by posting such documents electronically and if so posted, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on the Platform.

6.3       Payment of Taxes. Subject to Bankruptcy Law, the terms of the applicable Order and any required approval by the Bankruptcy Court or the Canadian Court, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Taxes, governmental assessments and governmental charges (other than Indebtedness) (in the case of any such Person that is a Debtor, solely to the extend arising after the Petition Date), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.

6.4       Conduct of Business and Maintenance of Existence, etc.; Compliance. (a) Preserve and keep in full force and effect its corporate or other existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law (including ERISA, Environmental Laws, and the USA Patriot Act) except to the extent that failure to comply therewith would not reasonably be expected to have a Material Adverse Effect; provided, that with respect to Environmental Laws, none of the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.5       Maintenance of Property; Insurance.

(a)       Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)       Take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the United States Intellectual Property owned by the Borrower or its Subsidiaries, including filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)       Maintain insurance with financially sound and reputable insurance companies on all its Property that is necessary in, and material to, the conduct of business by the Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and use its commercially reasonable efforts to ensure that all such material insurance policies shall, to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) name the Collateral Agent as an additional insured and loss payee/mortgagee.

(d)       Permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with its independent certified public accountants to the extent permitted by the internal policies of such independent certified public accountants upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions and (ii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default).

6.6       Inspection of Property; Books and Records; Discussions.

(a)       Keep proper books of records and accounts in a manner to allow financial statements to be prepared in conformity with GAAP (or, with respect to Subsidiaries organized outside of the United States, the local accounting standards applicable to the relevant jurisdiction; provided, that, to the extent that any such Subsidiary is permitted to prepare financial statements in accordance with different local accounting standards, such Subsidiary shall continue to apply the local accounting standard applied as of the Closing Date (as such standard may be updated or revised from time to time and, for the avoidance of doubt, with any discretions, judgments and elections afforded by such local accounting standard, including any changes in the application of such discretions, judgments and elections as such Subsidiary shall determine) except to the extent of changes between local accounting standards required by applicable law or regulation).

(b)       Permit representatives designated by the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) such visits shall be limited to no more than one such visit per calendar year at each facility, and (ii) such visits by the Administrative Agent or its designee shall be at the Administrative Agent’s expense, except in the case of the foregoing clauses (i) and (ii) during the continuance of an Event of Default).

(c)       Permit representatives designated by the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions, (ii) such discussions shall be coordinated by the Administrative Agent, and (iii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default).

(d)       Permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with its independent certified public accountants to the extent permitted by the internal policies of such independent certified public accountants upon reasonable notice and at such reasonable times during normal business hours (provided, that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions and (ii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default).

Notwithstanding anything to the contrary in this Section 6.6, none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited or restricted by Requirements of Law or any binding agreement or obligation, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information.

6.7       Notices. Promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof, give notice to the Administrative Agent of:

(a)       the occurrence of any Default or Event of Default;

(b)       any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any other Person, that in either case, would reasonably be expected to have a Material Adverse Effect;

(c)       the occurrence of any Reportable Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party or BrandCo Entity as a result thereof that would reasonably be expected to have a Material Adverse Effect;

(d)       any other development or event that has had or would reasonably be expected to have a Material Adverse Effect; and

(e)       any notice provided pursuant to Section 6.7 of the DIP ABL Facility (or any corresponding provision under the DIP ABL Facility).

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth in reasonable detail the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8       Additional Collateral, etc.

(a)       With respect to any Property (other than Excluded Collateral) located in the United States having a value, individually or in the aggregate, of at least $1,000,000 acquired after the Closing Date by the Borrower, any Subsidiary Guarantor or any BrandCo Entity (other than (i) any interests in Real Property and any Property described in paragraph (c) or paragraph (d) of this Section 6.8, (ii) any Property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(y), and (iii) Instruments, Certificated Securities, Securities and Chattel Paper, which are referred to in the last sentence of this paragraph (a)) as to which the Collateral Agent for the benefit of the Secured Parties does not have a perfected Lien, promptly (A) give notice of such Property to the Collateral Agent and execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably requests to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in such Property and (B) take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Loan Documents and with the priority required by Section 4.17) in such Property (with respect to Property of a type owned by the Borrower or any Subsidiary Guarantor as of the Closing Date to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in such Property as of the Closing Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or other Security Documents or by law or as may be reasonably requested by the Collateral Agent. If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $1,000,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Collateral Agent in accordance with the Security Documents indorsed in a manner reasonably satisfactory to Collateral Agent.

(b)       With respect to any interest in any Real Property acquired after the Closing Date by the Borrower, any Subsidiary Guarantor or any BrandCo Entity (other than Excluded Collateral), give notice of such acquisition to the Collateral Agent and, if requested by the Collateral Agent pursuant to Section 2.25, execute and deliver a Mortgage and deliver to the Collateral Agent the other Real Property Deliverables requested by the Collateral Agent.

(c)       Subject to clause (f) below, with respect to (x) any new Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any Subsidiary that was previously an Excluded Subsidiary that becomes a Non-Excluded Subsidiary) by the Borrower or any Subsidiary Guarantor and (y) any new Subsidiary of BrandCo Cayman Holdings, promptly, any in any event within 5 calendar days:

(i)        give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent or the Borrower, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary that is owned by the Borrower, such Subsidiary Guarantor or such BrandCo Entity (as applicable);

(ii)       deliver to the Collateral Agent pursuant to the terms of the Security Documents, the certificates, if any, representing such Capital Stock (other than Excluded Collateral), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary Guarantor (as applicable); and

(iii)      cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) (x) to take such actions reasonably necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Collateral described in the Guarantee and Collateral Agreement or the BrandCo Security Agreement with respect to such new Subsidiary (to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the same type of Collateral as of the Closing Date), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent and (y) comply with the provisions of Section 6.8(b) with respect to any Real Property (other than Excluded Collateral) owned by such new Subsidiary.

(d)       With respect to any new first-tier Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any Subsidiary Guarantor, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent reasonably deems necessary or reasonably advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary (other than any Excluded Collateral) that is owned by the Borrower, such Subsidiary Guarantor or such BrandCo Entity (as applicable) and (ii) deliver to the Collateral Agent pursuant to the terms of the Security Documents the certificates, if any, representing such Capital Stock (other than any Excluded Collateral), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower, such Subsidiary Guarantor or such BrandCo Entity (as applicable).

(e)       Notwithstanding anything in this Section 6.8 or any Security Document to the contrary, no Liens shall be required to be pledged or created with respect to any of the following (collectively, the “Excluded Collateral”):

(i)        any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(ii)       any property or asset to the extent that such grant of a security interest is prohibited or effectively restricted by any applicable law (only so long as such prohibition exists and subject to any limitation on such prohibitions under the Bankruptcy Code) or requires a consent not obtained of any Governmental Authority pursuant to such applicable laws (only so long as such consent requirement exists);

(iii)      any Excluded Equity Securities;

(iv)      (w) any assets owned on or acquired after the Closing Date, to the extent that, and only for so long as, taking such actions would violate applicable law or regulation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code and other applicable law), (x) any assets acquired before or after the Closing Date, to the extent that and for so long as such grant would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets, (y) any assets (1) owned on the Petition Date or (2) acquired after the Petition Date, in each case in this clause (y), securing Indebtedness of the type permitted pursuant to Section 7.2(c) (or other Indebtedness permitted under Section 7.2(d) or 7.2(j) if such Indebtedness is of the type that is contemplated by Section 7.2(c)) that is secured by a Lien permitted by Section 7.3 so long as the documents governing such Lien do not permit the pledge of such assets to the Collateral Agents, or (z) any lease, license or other agreement, any asset embodying rights, priorities or privileges granted under such leases, licenses or agreements, or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate, breach or invalidate such lease, license or agreement or purchase money arrangement or create a right of acceleration, modification, termination or cancellation in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or applicable law, other than proceeds and receivables thereof, and only for so long such prohibition exists and to the extent such prohibition was not creation in contemplation of such grant; and

(v)       (x) any assets to the extent a security interest in such assets would reasonably be expected to result in material adverse tax consequences (including as a result of Section 956 of the Code or any related provision) to Holdings, the Borrower and their respective Subsidiaries, taken as a whole, as agreed by the Borrower and the Required Lenders, or (y) any assets as to which the Required Lenders and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein outweigh the value of the security afforded thereby.

(f)        Except to the extent otherwise agreed by the Borrower and the Required Lenders, the Borrower shall, not later than August 20, 2022 (or such later date as the Required Lenders shall agree), to the extent permissible under applicable law (including fiduciary duties imposed by applicable law), cause each “Loan Party” and “Parent Guarantor” (each as defined in the Foreign ABTL Credit Agreement) to provide credit support for the DIP Facility in the form of guarantees and/or liens to secure the Obligations in a manner acceptable to the Required Lenders and the Administrative Agent, and all agreements, filings, instruments or other documents required or advisable in connection therewith shall have been taken, executed and delivered, in each case in form and substance satisfactory to the Required Lenders and the Administrative Agent (in each case, acting in good faith); provided, that the Borrower shall cause each such “Loan Party” and “Parent Guarantor” to comply with the provisions of this clause (f) as promptly as practicable by executing and delivering guarantee agreements in advance of agreements granting liens not later than July 22, 2022 (or such later date as the Required Lenders shall agree).

(g)       From time to time the Loan Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Collateral Agent may reasonably request for the purposes implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Collateral Agent, for the benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including filing any financing or continuation statements or financing statement amendments under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created thereby. Notwithstanding the foregoing, the provisions of this Section 6.8 shall not apply to assets as to which the Required Lenders and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby. The Administrative Agent (with the consent of the Required Lenders) may grant extensions of time or waivers of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

(h)       Notwithstanding the foregoing, if (a) the Borrower or any Subsidiary acquires any Real Property constituting Collateral (other than Excluded Collateral) or (b) the Required Lenders or Administrative Agent shall have notified the Borrower in writing that they have or it has a reasonable belief that either the Borrower or any of its Subsidiaries is in breach of its obligations under Section 6.4 (to the extent applicable to Environmental Law or Releases of Materials of Environmental Concern), then the Borrower shall deliver within 60 days after the Required Lenders or the Administrative Agent, as applicable, requests therefor or such longer period as the Administrative Agent shall agree, at the Borrower’s cost and expense, an environmental assessment report, in the case of clause (b) above of a scope reasonably appropriate to address the subject of the Required Lenders’ or the Administrative Agent’s, as applicable, reasonable belief that such a breach exists, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Materials of Environmental Concern or noncompliance with Environmental Law and the estimated cost of any compliance, response or other corrective action to address any identified Materials of Environmental Concern, to the extent required by Environmental Law, or noncompliance on such properties. Without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower (which report would be addressed to the Borrower), and the Borrower hereby grants and agrees to cause any Subsidiary that owns or leases any property described in such request to grant the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants or necessary consent of landlords, to enter onto their respective properties to undertake such an assessment on behalf of the Borrower. By virtue of the foregoing, the Borrower does not intend to waive the attorney-client privilege with respect to any information or advice provided by the environmental consulting firm.

(i)        In the event American Crew Products generate net sales in excess of $5,000,000 in Australia (determined on a quarterly annualized basis as of any fiscal quarter end), the Borrower shall cause the Intellectual Property (as defined in the American Crew Upper Tier Contribution Agreement) attributable to such net sales that is registered in Australia to a Subsidiary of the Borrower organized under the laws of the Commonwealth of Australia or owned, licensed or otherwise used by a Subsidiary of the Borrower organized under the laws of the Commonwealth of Australia to become BrandCo Collateral pursuant to a structure and security documentation acceptable to the Required Lenders.

6.9       Use of Proceeds. Subject to additional restrictions on use of proceeds provided in the Orders, (a) the proceeds of the Initial Draw T-1 Loans and the Delayed Draw T-2 Loans shall be used, in accordance with the Approved Budget and Section 7.17, (i) with respect to a portion of the Initial Draw T-1 Loans, to repay in full the Foreign ABTL Facility, (ii) to pay the fees, costs and expenses related to the Cases and the Canadian Recognition Proceedings, (iii) for working capital and general corporate purposes of the Borrower and the other Loan Parties, and (iv) to make adequate protection payments, as authorized by the Bankruptcy Court in the applicable Order and (b) the proceeds of the Incremental Loans shall be used only to refinance or replace the DIP ABL Facility or the obligations under the Prepetition ABL Facility Agreement.

6.10     Post-Closing. Satisfy the requirements set forth on Schedule 6.10, on or before the date set forth opposite such requirements or such later date as consented to by the Required Lenders in their reasonable discretion, which consent may be provided via electronic mail.

6.11     [Reserved].

6.12     Line of Business. Continue to operate solely as a Permitted Business.

6.13     Credit Ratings. Use commercially reasonable efforts to, no later than 60 days after the Petition Date, obtain maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case, with respect to the BrandCo Entities, and a credit rating from S&P and Moody’s with respect to the DIP Facility, but not, in any such case, a specific rating.

6.14     Changes in Jurisdictions of Organization; Name. Provide prompt written notice to the Collateral Agent of any change of name or change of jurisdiction of organization of any Loan Party, and deliver to the Collateral Agent all additional executed financing statements, financing statement amendments and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests to the extent provided for in the Security Documents.

6.15     Delivery of Formulas. Deliver to the Administrative Agent (a) promptly after the Closing Date, a true and complete copy of any and all formulas existing as of the Closing Date which are licensed to any BrandCo pursuant to the BrandCo License Documents and (b) on each quarterly anniversary of the Closing Date, an updated true and complete copy of any and all formulas licensed to any BrandCo pursuant to the BrandCo License Documents. The foregoing information shall be deemed to be proprietary confidential information and be treated with adequate means to preserve its confidentiality, and the Administrative Agent agrees not to disclose the foregoing information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except upon an exercise of remedies or, upon termination of a BrandCo License Document, to any BrandCo that licenses such formulas.

6.16     BrandCo Support Obligations. On a quarterly basis, for each calendar quarter, with respect to commercial spend on Licensed Products (as defined in each BrandCo License Agreement), expend a percentage of the annual net sales of all such Licensed Products that is in no event lower than the Other Product Percentage Spend; provided that, notwithstanding the foregoing, on an annual basis, in no event shall the Borrower and its Subsidiaries for each calendar year expend in commercial spend on the Licensed Products licensed pursuant to the Elizabeth Arden Intellectual Property License Agreement, by and among Elizabeth Arden BrandCo and the Borrower (the “Elizabeth Arden Licensed Products”), less than twenty percent (20%) of such calendar year’s annual net sales of Elizabeth Arden Licensed Products. To the extent that the amounts actually spent by the Borrower and its Subsidiaries in commercial spend on the foregoing Licensed Products for any given calendar year are less than the amounts required to be spent pursuant to the preceding sentence, the Borrower shall, and shall cause their Subsidiaries to, spend the difference (the “Shortfall Amount”) in commercial spend on the applicable Licensed Products during the calendar year immediately following the calendar year in which the Shortfall Amount was incurred (it being understood that, for the avoidance of doubt, the Shortfall Amount shall be spent in addition to, and shall not be offset against, the amount of commercial spend required to be spent for any calendar year). For purposes of this Section 6.16, (a) “Other Product Percentage Spend” means, with respect to the Borrower’s and its Subsidiaries’ commercial spend on their products (other than Licensed Products) (“Other Products”) for a given calendar year, such expenditure as a percentage of the annual net sales of all such Other Products and (b) commercial spend includes, among other things, spending on marketing, advertising, selling and distributing products.

6.17     Certain Case Milestones. Each Loan Party shall ensure that each of the milestones set forth below (the “Milestones”) is achieved in accordance with the applicable timing referred to below (or such later dates as approved in writing by the Required Lenders):

(a)       No later than June 15, 2022, the Petition Date shall occur and the Cases shall have been filed;

(b)       Not later than June 16, 2022, the Loan Parties shall have filed a motion seeking approval of the Loan Documents and entry of the Orders, in form and substance satisfactory to the Required Lenders in all respects;

(c)       Not later than June 17, 2022, the Bankruptcy Court shall enter the Interim Order;

(d)       Not later than July 22, 2022, the Bankruptcy Court shall have entered the Final Order;

(e)       Not later November 1, 2022, the Debtors shall have entered into an Acceptable Restructuring Support Agreement;

(f)        Not later than November 30, 2022, the Debtors shall have filed an Acceptable Plan of Reorganization, together with a proposed Acceptable Disclosure Statement;

(g)       Not later than April 1, 2023, the Bankruptcy Court shall have entered an Acceptable Confirmation Order; and

(h)       no later than the April 15, 2023, the Plan Effective Date with respect to an Acceptable Plan of Reorganization shall have occurred.

6.18     Certain Bankruptcy Matters. The Loan Parties and the Subsidiaries shall comply (i) after entry thereof, with all of the requirements and obligations set forth in the Orders and the Cash Management Order, as each such order is amended and in effect from time to time in accordance with this Agreement, (ii) after entry thereof, with each order of the type referred to in clause (b) of the definition of “Approved Bankruptcy Court Order”, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (b) of the definition of “Approved Bankruptcy Court Order”) and (iii) after entry thereof, with the orders (to the extent not covered by subclause (i) or (ii) above) approving the Debtors’ “first day” and “second day” relief and any pleadings seeking to establish material procedures for administration of the Cases or approving significant or material outside the ordinary course of business transactions and all obtained in the Cases, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (c) of the definition of “Approved Bankruptcy Court Order”); provided, that any actions taken to enforce any rights or remedies arising from a breach of this Section 6.18 shall be subject to any requirements in the Orders requiring a ruling or entry of an order of the Bankruptcy Court.

6.19     Bankruptcy Notices.

(a)          The Borrower will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender), to the extent reasonably practicable, prior to filing with the Bankruptcy Court, the Final Order and all other proposed orders and pleadings related to the Loans and the Loan Documents, any other financing or use of cash collateral, any sale or other disposition of Collateral outside the ordinary course, having a value in excess of $1,000,000, cash management, adequate protection, any Chapter 11 Plan and/or any disclosure statement or supplemental document related thereto.

(b)          The Borrower will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender), to the extent reasonably practicable, no later than three calendar days (or such shorter period as Administrative Agent may agree) prior to filing with the Bankruptcy Court all other filings, motions, pleadings, other papers or material notices to be filed with the Bankruptcy Court relating to any request (x) to approve any compromise and settlement of claims whether under Rule 9019 of the Federal Rules of Bankruptcy Procedure or otherwise, or (y) for relief under Section 363, 365, 1113 or 1114 of the Bankruptcy Code, in each case other than notices, filings, motions, pleadings or other information concerning less than $5,000,000 in value.

6.20     Certain Canadian Bankruptcy Matter.

(a)       As soon as reasonably practicable following the entry of the Interim Order and an order of the Bankruptcy Court appointing Holdings as foreign representative on behalf of the Debtors, Holdings, in its capacity as foreign representative on behalf of the Debtors, shall have filed an application with the Canadian Court to commence the Canadian Recognition Proceedings and the Canadian Court shall have issued the Canadian Initial Recognition Order, the Canadian Supplemental Order and the Canadian Interim DIP Recognition Order; and

(b)       As soon as reasonably practicable following the entry of the Final Order, the Canadian Court shall have issued the Canadian Final DIP Recognition Order.

6.21     Certain Litigation.

The Debtors shall consult with the Required Lenders (or Kobre & Kim LLP) prior to taking any legal position or action relating to the litigation currently, or formerly, pending in the District Court in the Southern District of New York under the captions Citibank N.A., v. Brigade Capital Mgmt. L.P., et al., Case No. 20-cv-06539-JMF (S.D.N.Y.), the claims or defenses that have, or could have been, asserted in any of the foregoing or otherwise relating to the enforceability of any claims derived from loans incurred under the Prepetition 2016 Term Loan Agreement (including the validity, priority or perfection of any liens securing such claims) or the adjudication or resolution of, or any subsequent litigation concerning, any of any of the foregoing, and shall not take any position or action with respect thereto that is not satisfactory to the Required Lenders in their sole discretion (who are advised by Kobre & Kim LLP in this respect).

6.22     Repatriation of Cash.

Except as provided for in any Approved Budget, the Borrower shall use commercially reasonable efforts to cause all of its Foreign Subsidiaries that are not Loan Parties to repatriate all unrestricted cash or Cash Equivalents in an amount in excess of that provided for in any Approved Budget to Loan Parties (other than BrandCo Entities), unless, to the extent and for so long as such repatriation of cash or Cash Equivalents is or are prohibited, restricted or delayed by, or inconsistent with, applicable local law (including fiduciary duties imposed thereunder) or binding agreements from being so repatriated.

SECTION VII.     NEGATIVE COVENANTS

The Borrower hereby agrees that, from and after the Closing Date, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent or indemnification obligations not then due), the Borrower shall not, and shall not permit any of its Subsidiaries to:

7.1       Executive Compensation. Enter into, or permit any of its Subsidiaries to enter into, any material key employee retention plan (other than the key employee retention plan disclosed to the Ad Hoc Group prior to the Closing Date), any new or amended agreement regarding executive compensation, or other material executive compensation arrangement, in each case, outside the ordinary course of business without the prior consent of the Required Lenders.

7.2       Indebtedness. Create, issue, incur, assume, or permit to exist any Indebtedness, except:

(a)       Indebtedness of the Borrower and any of its Subsidiaries pursuant to (i) this Agreement and any other Loan Document, (ii) the Intercompany DIP Facility and (iii) the DIP ABL Facility;

(b)       unsecured Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries, provided, that any such Indebtedness owing by a non-Loan Party to a Loan Party is permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof);

(c)       Capital Lease Obligations, and Indebtedness of the Borrower or any of its Subsidiaries incurred to finance or reimburse the cost of the acquisition, development, construction, purchase, lease, repair, addition or improvement of any property (real or personal), equipment or other assets used or useful in a Permitted Business, whether such property, equipment or assets were originally acquired directly or as a result of the purchase of any Capital Stock of any Person owning such property, equipment or assets, in an aggregate outstanding principal amount not to exceed $5,000,000; provided, that any Capital Lease Obligations existing on the Petition Date shall be listed on Schedule 7.2(d);

(d)       Indebtedness outstanding or incurred pursuant to (i) the Prepetition 2016 Term Loan Agreement, the Prepetition 2024 Notes, the Prepetition ABL Facility Agreement, the Prepetition BrandCo Facility Agreement, the Foreign ABTL Credit Agreement and (ii) the other facilities outstanding on the Petition Date up to the aggregate principal amounts listed on Schedule 7.2(d);

(e)           Guarantee Obligations (i) by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor not prohibited by this Agreement to be incurred; provided that any Subsidiary that is not a Guarantor providing such Guarantee Obligations with respect to Indebtedness of the Borrower in reliance on this clause (e) shall also provide a Guarantee with respect to the Obligations on a pari passu basis, (ii) by the Borrower or any Subsidiary Guarantor of obligations of Holdings, any Non-Guarantor Subsidiary or joint venture or other Person that is not a Subsidiary to the extent permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof), (iii) by any Non-Guarantor Subsidiary of obligations of any other Non-Guarantor Subsidiary; and (iv) by any Non-Guarantor Subsidiary of the obligations of any other Person that is not a Subsidiary to the extent permitted by Section 7.7 (other than by reference to Section 7.2 or any clause thereof);

(f)           Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(g)          [Reserved];

(h)          [Reserved];

(i)           [Reserved];

(j)           Indebtedness of the Borrower or any other Loan Party (other than a BrandCo Entity) in an aggregate principal amount (for the Borrower and all such Loan Parties) not to exceed $5,000,000 at any time outstanding);

(k)          Indebtedness of Non-Guarantor Subsidiaries (other than the BrandCo Entities) that are Foreign Subsidiaries under local bilateral credit facilities for working capital and general corporate purposes, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(l)           Indebtedness of the Borrower or any of its Subsidiaries in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, VAT, duty, tariff, appeal and surety bonds, completion guarantees, and other obligations of a similar nature, in each case in the ordinary course of business;

(m)         Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification related to sales, leases or other Dispositions of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or Disposition of any business, assets or Subsidiary, in each case in the ordinary course of business;

(n)          [Reserved];

(o)          [Reserved];

(p)          [Reserved];

(q)          Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business or otherwise consistent with industry practice;

(r)         Indebtedness (i) owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business and (ii) in the form of pension and retirement liabilities not constituting an Event of Default, to the extent constituting Indebtedness;

(s)         (i) Guarantee Obligations made in the ordinary course of business; provided, that such Guarantee Obligations are not of Indebtedness for Borrowed Money, (ii) Guarantee Obligations in respect of lease obligations of the Borrower and its Subsidiaries in the ordinary course of business, (iii) Guarantee Obligations in respect of Indebtedness of joint ventures, (iv) Guarantee Obligations in respect of Indebtedness permitted by clause (r)(ii) above and (v) Guarantee Obligations by the Borrower or any of its Subsidiaries of any Subsidiary’s purchase obligations under supplier agreements and in respect of obligations of or to customers, distributors, franchisees, lessors, licensees and sublicensees; provided, that all Guarantee Obligations under this clause (s) are not of Indebtedness for Borrowed Money and are incurred in the ordinary course of business;

(t)          [Reserved];

(u)         [Reserved];

(v)         [Reserved]:

(w)        Indebtedness representing deferred compensation or stock-based compensation to employees of Holdings, any Parent Company, the Borrower or any Subsidiary incurred in the ordinary course of business;

(x)          [Reserved];

(y)         Indebtedness (and Guarantee Obligations in respect thereof) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(z)         Indebtedness of the Borrower or any of its Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(aa)       Indebtedness to any Person (other than an Affiliate of the Borrower) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Borrower or any of its Subsidiaries in an aggregate amount at any one time outstanding not to exceed $15,000,000; and

(bb)       all premiums (if any), interest (including post-petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations described in clauses (a) through (aa) above.

7.3          Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)         Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, to the extent required by GAAP;

(b)          landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c)          (i) pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries in respect of such obligations;

(d)          deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory or regulatory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature and liabilities to insurance carriers incurred in the ordinary course of business;

(e)          (i) Liens and encumbrances shown as exceptions in any title insurance policies insuring any Mortgages, and (ii) easements, zoning restrictions, rights-of-way, leases, licenses, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f)           Liens (i) in existence on the Petition Date (x) securing obligations under the Prepetition 2016 Term Loan Agreement, the Prepetition ABL Facility Agreement, the Prepetition BrandCo Facility Agreement and the Foreign ABTL Credit Agreement or (y) listed on Schedule 7.3(f) and (ii) securing Indebtedness permitted by Section 7.2(d);

(g)          (i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Sections 7.2(c), 7.2(e), 7.2(j), 7.2(k), 7.2(r), and 7.2(s); provided, that (A) [reserved], (B) in the case of any such Liens securing Indebtedness incurred pursuant to Section 7.2(r), such Liens do not encumber any Property other than cash paid to any such insurance company in respect of such insurance, (C) [reserved], (D) in the case of Liens securing Guarantee Obligations pursuant to Section 7.2(e), the underlying obligations are secured by a Lien permitted to be incurred pursuant to this Agreement and (ii) any extension, refinancing, renewal or replacement of the Liens described in clause (i) of this Section 7.3(g) in whole or in part; provided, that such extension, renewal or replacement shall be limited to all or a part of the property which secured (or was permitted to secure) the Lien so extended, renewed or replaced (plus improvements on such property, if any) and (E) in the case of any such Liens securing Indebtedness pursuant to Section 7.2(j), such Indebtedness may only be secured by the Collateral on a junior basis with the Liens securing the Obligations, no such Liens shall apply to any other Property of the Borrower or any of its Subsidiaries that is not Collateral and no such Liens shall apply to the BrandCo Collateral;

(h)          Liens (i) created pursuant to the Loan Documents or any other Lien securing all or a portion of the Obligations, (ii) securing the Intercompany DIP Facility, subject to and pursuant to the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, or (iii) securing the DIP ABL Facility, subject to the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order;

(i)           Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.1(h);

(j)           the CCAA Charges;

(k)          (i) Liens on Property of Non-Guarantor Subsidiaries securing Indebtedness or other obligations not prohibited by this Agreement to be incurred by such Non-Guarantor Subsidiaries, in each case in the ordinary course of business and not exceeding $2,500,000 and (ii) Liens securing Indebtedness or other obligations of the Borrower or any of its Subsidiaries in favor of any Loan Party;

(l)           receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

(m)         Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(n)          Liens arising out of consignment or similar arrangements for the sale by the Borrower and its Subsidiaries of goods through third parties in the ordinary course of business or otherwise consistent with past practice;

(o)          [Reserved];

(p)          Liens deemed to exist in connection with Investments permitted by Section 7.7(b) that constitute repurchase obligations;

(q)          Liens upon specific items of inventory, equipment or other goods and proceeds of the Borrower or any of its Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, equipment or other goods;

(r)           Liens securing Hedge Agreements of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding entered into in the ordinary course of business for their respective operating requirements or of hedging interest rate or currency exposure, and not for speculative purposes;

(s)          any interest or title of a lessor under any leases or subleases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and any financing statement filed in connection with any such lease;

(t)          [Reserved];

(u)          (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness in the ordinary course of business, (B) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries or (C) relating to purchase orders and other agreements entered into with distributors, clients, customers, vendors or suppliers of the Borrower or any of its Subsidiaries in the ordinary course of business, (ii) other Liens securing cash management obligations in the ordinary course of business and (iii) Liens encumbering reasonable and customary initial deposits and margin deposits in respect of, and similar Liens attaching to, commodity trading accounts and other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(w)         Liens on Capital Stock existing on the Petition Date in joint ventures and other non-wholly owned entities securing obligations of such joint venture or entity and options, put and call arrangements, rights of first refusal and similar rights relating to Capital Stock in joint ventures and other non-wholly owned entities;

(x)          Liens securing obligations incurred in the ordinary course of business in respect of trade-related letters of credit permitted under Section 7.2 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(y)          other Liens with respect to obligations the principal amount of which do not exceed $5,000,000, at any time outstanding; provided, that any such Liens on any Property of the BrandCo Entities (x) shall not secure obligations in excess of $1,000,000, (y) shall not secure any Indebtedness for Borrowed Money and (z) shall not secure obligations that are secured by any other asset of the Borrower or its Subsidiaries;

(z)          licenses, sublicenses, cross-licensing or pooling of, or similar arrangements with respect to, Intellectual Property granted by the Borrower or any of its Subsidiaries which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

(aa)        Liens arising from precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments, in each case, entered into by the Borrower or any of its Subsidiaries;

(bb)        [Reserved];

(cc)        [Reserved];

(dd)       (i) zoning or similar laws or rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property and (ii) Liens in favor of the United States of America for amounts paid by the Borrower or any of its Subsidiaries as progress payments under government contracts entered into by them (provided, that no such Lien described in this clause (ii) shall encumber any Collateral);

(ee)        [Reserved];

(ff)         Liens on cash deposits in respect of Indebtedness permitted under Section 7.2(aa); provided, that the amount of any such deposit does not exceed 103% of the amount of the Indebtedness such cash deposits secures;

(gg)        Liens on inventory or equipment of the Borrower or any Subsidiary granted in the ordinary course of business to the Borrower’s or such Subsidiary’s (as applicable) distributor, vendor, supplier, client or customer at which such inventory or equipment is located; and

(hh)        Liens granted to provide adequate protection pursuant to the Interim Order or the Final Order.

Notwithstanding anything in this Agreement to the contrary and in addition to the foregoing, no Lien shall be permitted on any assets of the BrandCo Entities, except BrandCo Permitted Liens.

7.4          Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of any of its Property or business, except that:

(a)          (i) any Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, the Borrower as long as such merger, amalgamation or consolidation does not adversely affect the Liens in favor of the Collateral Agent securing the Obligations or the priority thereof (provided, that the Borrower shall be the continuing or surviving Person) or (ii) any Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any Subsidiary Guarantor (provided, that (A) such Subsidiary Guarantor shall be the continuing or surviving Person and (B) if any Debtor is a party to such merger, amalgamation, consolidation or liquidation, the surviving Person shall be a Debtor); provided that, for the avoidance of doubt, no BrandCo Entity shall be merged, amalgamated or consolidated with or into, or be liquidated into, a guarantor under the Prepetition 2016 Term Loan Agreement;

(b)          any Non-Guarantor Subsidiary (other than a BrandCo Entity) may be merged or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Subsidiary; provided, that if any Non-Guarantor Subsidiary that is a Debtor is a party to such merger, consolidation or liquidation, the surviving Person shall be a Debtor;

(c)          any Subsidiary may Dispose of all or substantially all of its assets upon voluntary liquidation (or otherwise) to any Loan Party; provided, that if any Debtor is the transferor, the transferee shall be a Debtor; provided that, for the avoidance of doubt, no BrandCo Entity shall transfer its assets to any guarantor under the Prepetition 2016 Term Loan Agreement;

(d)          any Non-Guarantor Subsidiary (other than a BrandCo Entity) may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) (i) to any other Non-Guarantor Subsidiary that is a Subsidiary and a Debtor or (ii) to Holdings;

(e)          Dispositions expressly permitted by Section 7.5 (other than Section 7.5(c)) may be consummated;

(f)           any Investment expressly permitted by Section 7.7) may be structured as a merger, consolidation or amalgamation;

(g)          any merger, consolidation or amalgamation, or liquidation, winding up or dissolution, or Disposition of Property or business with respect to any Debtor pursuant to any order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders; provided that de minimis Dispositions without further order of the Bankruptcy Court shall be permitted so long as the proceeds thereof are applied in accordance with Section 2.12(b); and

(h)          any immaterial Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not disadvantageous to the Lenders, (ii) to the extent such Subsidiary is a Loan Party, any assets of such Subsidiary shall be transferred to a Loan Party after giving effect to such liquidation or dissolution and (iii) to the extent such Subsidiary is a Loan Party, any business of such Subsidiary not otherwise discontinued (if the Borrower determines in good faith that such discontinuation is in the best interest of the Borrower and is not disadvantageous to the Lenders) shall be transferred to, or otherwise conducted by, a Loan Party after giving effect to such liquidation or dissolution.

7.5          Dispositions of Property. Dispose of any of its owned Property (including receivables) whether now owned or hereafter acquired, or issue or sell any shares of Capital Stock (other than directors’ qualifying shares) to any Person, or grant any exclusive license except:

(a)          (i) the Disposition of surplus, obsolete, damaged or worn out Property (including scrap and byproducts) in the ordinary course of business, Dispositions of Property no longer used or useful or economically practicable to maintain in the conduct of the business of the Borrower and other Subsidiaries in the ordinary course and Dispositions of Property necessary in order to comply with applicable Requirements of Law or licensure requirements (as determined by the Borrower in good faith), (ii) the sale of defaulted receivables in the ordinary course of business, (iii) abandonment, cancellation or disposition of any Intellectual Property determined by the management of the Borrower to be no longer useful or necessary in the operation of the Business in the ordinary course of business, provided, that, such Intellectual Property is not registered in or applied to be registered in class 3 of the International Classification of Goods and Services (unless it is not possible to maintain such Intellectual Property as a matter of applicable law) and (iv) sales, leases or other dispositions of inventory determined by the management of the Borrower to be no longer useful or necessary in the operation of the Business in the ordinary course of business;

(b)          (i) the sale of inventory or other Property in the ordinary course of business, (ii) the cross-licensing, pooling, sublicensing or licensing of, or similar arrangements (including disposition of marketing rights) with respect to, Intellectual Property in the ordinary course of business consistent with past practice or otherwise with respect to Intellectual Property (other than the BrandCo Collateral) in connection with Other Goods and Services for a term of no longer than five (5) years; provided, that, in each case, such disposition is not materially disadvantageous to the Lenders and, with respect to any such dispositions involving Other Goods and Services, to the extent such dispositions have or are expected to have an aggregate consideration exceeding $20,000,000 in the aggregate, as determined by the Borrower in good faith at the time made, any such disposition shall require the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), and (iii) the contemporaneous exchange, in the ordinary course of business, of Property for Property of a like kind, to the extent that the Property received in such exchange is of a Fair Market Value equivalent to the Fair Market Value of the Property exchanged (provided, that after giving effect to such exchange, the Fair Market Value of the Property of any Loan Party so exchanged that is subject to Liens in favor of the Collateral Agent under the Security Documents or an order of the Bankruptcy Court or the Canadian Court is not materially reduced);

(c)          Dispositions permitted by Section 7.4 (other than Section 7.4(e));

(d)          the sale or issuance of any Subsidiary’s Capital Stock to any Loan Party that is a Debtor;

(e)          the Disposition of the real property owned by the Borrower or one of its Subsidiaries located in Jacksonville, Florida; provided, that (i) such Disposition is for Fair Market Value, (ii) at least 75% of the total consideration received by the Borrower and its Subsidiaries is in the form of cash or Cash Equivalents and (iii) the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;

(f)          any Recovery Event; provided, that the requirements of Section 2.12(b) are complied with in connection therewith;

(g)          the leasing, non-exclusive licensing, occupying pursuant to occupancy agreements or sub-leasing of Property that would not materially interfere with the use in the ordinary course of such Property by the Borrower or its Subsidiaries;

(h)         the Disposition of the Capital Stock or assets of Revlon Overseas Corporation, C.A. for no consideration;

(i)          the sale or discount, in each case without recourse and in the ordinary course of business, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(j)           (i) transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and (ii) transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;

(k)          [Reserved];

(l)           [Reserved];

(m)        the transfer of Property (i) by the Borrower or any Subsidiary Guarantor to any other Loan Party that is a Debtor or (ii) from a Non-Guarantor Subsidiary (other than a BrandCo Entity) to (A) any Loan Party; provided, that the portion (if any) of such Disposition made for more than Fair Market Value shall constitute an Investment and comply with Section 7.7 or (B) any other Non-Guarantor Subsidiary;

(n)         the Disposition of cash and Cash Equivalents (or the foreign equivalent of Cash Equivalents) in the ordinary course of business;

(o)         to the extent constituting Dispositions, (i) Liens expressly permitted by Section 7.3 (other than by reference to Section 7.5 or any clause thereof), (ii) Restricted Payments expressly permitted by Section 7.6 (other than by reference to Section 7.5 or any clause thereof) and (iii) Investments expressly permitted by Section 7.7 (other than by reference to Section 7.5 or any clause thereof);

(p)          Dispositions of Investments in joint ventures and other non-wholly owned entities to the extent required by, or made pursuant to, customary buy/sell arrangements in effect on the Petition Date between the joint venture parties set forth in joint venture arrangements, shareholder agreements and similar binding arrangements in effect on the Petition Date, in each case enforceable after giving effect to applicable Bankruptcy Law; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;

(q)          [Reserved];

(r)          the unwinding of Hedge Agreements permitted hereunder pursuant to their terms;

(s)          [Reserved];

(t)           [Reserved];

(u)          [Reserved];

(v)          [Reserved];

(w)         the sale of services, or the termination of any other contracts, in each case in the ordinary course of business;

(x)           [Reserved];

(y)          sales, transfers or other Disposition of assets with respect to any Debtor pursuant to any order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Administrative Agent (solely with respect to its own treatment) and the Required Lenders, permitting de minimis asset dispositions without further order of the Bankruptcy Court, so long as the proceeds thereof are applied in accordance with Section 2.12(b);

(z)          Dispositions of Property in the ordinary course of business to the extent that (i)(A) such Property is exchanged for credit against the purchase price of similar replacement Property or (B) the proceeds of such Disposition are applied to the purchase price of such replacement Property and (ii) to the extent such Property constituted Collateral, such replacement Property constitutes Collateral as well;

(aa)        any Disposition of Property in the ordinary course of business that represents a surrender or waiver of an immaterial contract right or settlement, surrender or release of a contract or tort claim; and

(bb)       Dispositions of Property between or among the Borrower and/or Subsidiaries that are Debtors as a substantially concurrent interim Disposition in connection with a Disposition otherwise expressly permitted pursuant to clauses (a) through (aa) above.

It is further understood and agreed that, notwithstanding anything in this Agreement to the contrary (i) to the extent any equity interests of any Loan Party are permitted to be Disposed of under this Section 7.5, such Disposition shall be of no less than all of the Capital Stock of any such Loan Party, (ii) neither Holdings, the Borrower nor any Subsidiary may sell, assign, convey, transfer or otherwise dispose of any Capital Stock of any BrandCo or assets of a BrandCo Entity except to the extent otherwise permitted pursuant to clause (iii) of this paragraph and subject to Section 2.12(b) and (iii) each of the Borrower and its Subsidiaries shall not sell, assign, convey, transfer or otherwise dispose of its Intellectual Property to any Affiliate, Subsidiary (other than any BrandCo Entity) or other Person, nor shall it permit any of its Intellectual Property (whether now owned or hereafter acquired) to be owned, held or exclusively licensed by any Affiliate, Subsidiary (other than any BrandCo Entity) or any other Person, except (A) as exists on the Closing Date, (B) Intellectual Property (other than the BrandCo Collateral) that is not material to, nor useful in any material respect for the operation of, the Business, (C) Intellectual Property (other than the BrandCo Collateral) that is licensed in connection with Other Goods and Services for a term of no longer than five (5) years provided that, to the extent such dispositions have or are expected to have an aggregate consideration exceeding $20,000,000 in the aggregate, as determined by the Borrower in good faith at the time made, any such disposition shall require the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), (D) Intellectual Property (other than the BrandCo Collateral) owned or exclusively licensed by a non-Loan Party (including Affiliates) that is not a Debtor as of the Closing Date, and (E) Foreign Subsidiaries that are not Loan Parties may own or hold an exclusive license to Intellectual Property (other than the BrandCo Collateral) in the foreign jurisdictions in which they operate (it being understood that, for the avoidance of doubt, the foregoing restriction in this clause (iii) shall not be construed to limit the ability of the Borrower and its Subsidiaries to (1) engage in dispositions expressly permitted under Section 7.5(a) (x) with respect to Intellectual Property (other than the BrandCo Collateral) that is not material to the business of the Borrower or any other Debtor and (y) with respect to BrandCo Collateral that is not material to the business of the applicable BrandCo Entity, provided, that, in the case of each of clause (x) and (y), such Intellectual Property is not registered in or applied to be registered in class 3 of the International Classification of Goods and Services (unless it is not possible to maintain such Intellectual Property as a matter of applicable law); or (2) enter into, and convey, transfer or license Intellectual Property, as applicable, in accordance with or as expressly permitted under, the BrandCo Contribution Agreements or the BrandCo License Documents).

7.6          Restricted Payments. Directly or indirectly, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or such Subsidiary (collectively, “Restricted Payments”), except that:

(a)          (i) any Subsidiary may make Restricted Payments to any Loan Party (provided that any Subsidiary that is a Debtor may only make Restricted Payments to Subsidiaries that are Loan Parties and Debtors) and (ii) Non-Guarantor Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries;

(b)          [Reserved];

(c)          the Borrower or any Subsidiary may make, without duplication and in the ordinary course of business, (i) Tax Payments in an aggregate amount not to exceed the amount of payments authorized by the Final Order (A) Authorizing the Payment of Certain Prepetition Taxes and Fees and (B) Granting Related Relief entered by the Bankruptcy Court and (ii) Restricted Payments to Holdings to permit Holdings to pay (A) franchise and similar taxes and other fees and expenses in connection with the maintenance of its existence and its ownership of the Borrower, (B) so long as the Borrower and Holdings are members of a consolidated, combined, unitary or similar group for U.S. federal, state or local income tax purposes, federal, state or local income taxes, as applicable, but only to the extent such income taxes are (x) attributable to the income of the Borrower and its Subsidiaries that are members of such group, determined by taking into account any available net operating loss carryovers or other tax attributes of the Borrower and such Subsidiaries and (y) not covered by Tax Payments; provided, that in each case the amount of such payments with respect to any fiscal year does not exceed the amount that the Borrower and such Subsidiaries would have been required to pay in respect of such income taxes for such fiscal year were the Borrower and such Subsidiaries a consolidated or combined group of which the Borrower was the common parent, less any amounts paid directly by Borrower and such Subsidiaries with respect to such Taxes; (C) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (D) corporate operating expenses and other fees and expenses required to maintain its corporate existence, (E) fees and expenses to the extent permitted under Section 7.9(i), (F) reasonable fees and expenses incurred in connection with any debt or equity offering by Holdings, to the extent the proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Borrower and its Subsidiaries, whether or not completed and (G) reasonable fees and expenses in connection with compliance with reporting and public and limited company obligations under, or in connection with compliance with, federal or state laws (including securities laws, rules and regulations, securities exchange rules and similar laws, rules and regulations) or under this Agreement or any other Loan Document; provided, that Restricted Payments made pursuant to this Section 7.6(c)(ii) (except for payments pursuant to clause (B) above) shall in any event be consistent with the Approved Budget;

(d)          [Reserved];

(e)          [Reserved];

(f)          [Reserved];

(g)          [Reserved];

(h)          [Reserved];

(i)           [Reserved];

(j)           to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted (other than by reference to Section 7.6 or any clause thereof) by any provision of Sections 7.4, 7.5, 7.7 and 7.9 (other than Section 7.9(b)(vi), (vii) or (ix);

(k)          (i) any non-wholly owned Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interest of such Subsidiary), and (ii) any non-wholly owned Subsidiary of the Borrower may make Restricted Payments to one or more of its equity holders (which payments need not be proportional) in lieu of or to effect an earnout so long as (x) such payment is in the form of such Subsidiary’s Capital Stock and (y) such Subsidiary continues to be a Subsidiary after giving effect thereto;

(l)           [Reserved];

(m)         [Reserved];

(n)          [Reserved];

(o)          [Reserved];

(p)          [Reserved];

(q)          [Reserved]; and

(r)           Prepayments and payments of other Indebtedness (including any payment made in respect of the Intercompany DIP Facility and the DIP ABL Facility) set forth in the Approved Budget or the Orders.

7.7          Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets constituting an ongoing business from, or make any other similar investment in, any other Person (all of the foregoing, “Investments”), except:

(a)          (i) extensions of trade credit in the ordinary course of business, (ii) loans, advances and promotions made to distributors, customers, vendors and suppliers in the ordinary course of business or in accordance with market practices, (iii) purchases and acquisitions of inventory, supplies, materials and equipment, purchases of contract rights, accounts and chattel paper, purchases of put and call foreign exchange options to the extent necessary to hedge foreign exchange exposures or foreign exchange spot and forward contracts, purchases of notes receivable or licenses or leases of Intellectual Property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments, (iv) Investments among the Borrower and its Subsidiaries in connection with the sale of inventory and parts in the ordinary course of business and (v) purchases and acquisitions of Intellectual Property or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(b)          Investments in Cash Equivalents (or the foreign equivalent of Cash Equivalents) and Investments that were Cash Equivalents (or the foreign equivalent of Cash Equivalents) when made;

(c)          Investments arising in connection with (i) the incurrence of Indebtedness permitted by Section 7.2 (other than by reference to Section 7.7 or any clause thereof) to the extent arising as a result of Indebtedness among the Borrower or any of its Subsidiaries and Guarantee Obligations permitted by Section 7.2 (other than by reference to Section 7.7 or any clause thereof) and payments made in respect of such Guarantee Obligations, (ii) the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.2 (other than by reference to Section 7.7 or any clause thereof) and (iii) guarantees by the Borrower or any of its Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(d)          loans and advances to employees, consultants or directors of any Parent Company, Holdings or any of its Subsidiaries in the ordinary course of business in an aggregate amount (for the Borrower and all of its Subsidiaries) not to exceed $1,000,000 (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation advances) at any one time outstanding;

(e)          Investments (i) (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Loan Party (or is a Subsidiary that becomes a Loan Party in connection with such Investment); provided that any Debtor may not make an Investment in a non-Debtor pursuant to this subclause (i), (ii) [reserved], (iii) comprised solely of equity purchases or contributions by the Borrower or any of its Subsidiaries in any other Subsidiary made for tax purposes, so long as, prior to such Investment, the Borrower provides to the Administrative Agent evidence reasonably acceptable to the Administrative Agent and the Required Lenders that, after giving pro forma effect to such Investments, the granting, perfection, validity and priority of the security interest of the Secured Parties in the Collateral is not impaired in any material respect by such Investment, and (iv) existing on the Petition Date in any Non-Guarantor Subsidiary;

(f)           Investments to the extent provided for in any Approved Budget;

(g)           [Reserved];

(h)           [Reserved];

(i)           Investments (including debt obligations) received in the ordinary course of business by the Borrower or any of its Subsidiaries in connection with (w) the bankruptcy or reorganization of suppliers, vendors, distributors, clients, customers and other Persons, (x) settlement of delinquent obligations of, and other disputes with, suppliers, vendors, distributors, clients, customers and other Persons arising in the ordinary course of business, (y) endorsements for collection or deposit and (z) customary trade arrangements with suppliers, vendors, distributors, clients and customers, including consisting of Capital Stock of clients and customers issued to the Borrower or any Subsidiary in consideration for goods provided and/or services rendered;

(j)           Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary (other than Investments by BrandCo Cayman Holdings or any of its Subsidiaries in any Non-Guarantor Subsidiary that is not a Subsidiary of BrandCo Cayman Holdings); provided, that this Section 7.7(j) shall not permit Investments made by any Non-Guarantor Subsidiary that is a Debtor in any non-Debtor;

(k)           Investments in existence on, or pursuant to legally binding written commitments in existence on, the Petition Date and listed on Schedule 7.7 and, in each case, any extensions, renewals or replacements thereof, so long as the amount of any Investment made pursuant to this clause (k) is not increased (other than pursuant to such legally binding commitments);

(l)           Investments of the Borrower or any of its Subsidiaries under Hedge Agreements permitted hereunder;

(m)         [Reserved];

(n)          [Reserved];

(o)          to the extent constituting Investments, transactions expressly permitted (other than by reference to this Section 7.7 or any clause thereof) under Sections 7.4, 7.5, 7.6 and 7.8;

(p)          [Reserved];

(q)          Investments arising directly out of the receipt by the Borrower or any of its Subsidiaries of non-cash consideration for any sale of assets permitted under Section 7.5 (other than by reference to Section 7.7 or any clause thereof);

(r)           Investments resulting from pledges and deposits referred to in Sections 7.3(c) and (d);

(s)           Investments in connection with a legitimate business purpose (which, for the avoidance of doubt, shall not include any financing arrangement) consisting of (i) the licensing, sublicensing, cross-licensing, pooling or contribution of, or similar arrangements with respect to, Intellectual Property (other than BrandCo Collateral except as permitted pursuant to the BrandCo License Documents), in each case, in the ordinary course of business or consistent with past practice or not otherwise materially adverse to the interest of the Lenders, and (ii) the transfer or licensing of non-U.S. Intellectual Property (other than BrandCo Collateral except as permitted pursuant to the BrandCo License Documents) to a Foreign Subsidiary in the ordinary course of business consistent with past practice or not otherwise materially adverse to the interest of the Lenders;

(t)           [Reserved];

(u)          Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;

(v)          Investments in an aggregate amount not to exceed $2,500,000; provided, that Investments made by any Loan Party pursuant to this clause (v) shall not be in the form of Intellectual Property (or of Capital Stock of Subsidiaries owning Intellectual Property);

(w)         advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business; provided, that Investments made pursuant to this Section 7.7(w) shall not, in the aggregate, exceed $1,000,000 in any fiscal year and shall in any event be consistent with the Approved Budget;

(x)          Investments constituting loans or advances in lieu of Restricted Payments permitted pursuant to Section 7.6;

(y)          [Reserved];

(z)           [Reserved]

(aa)         [Reserved];

(bb)        [Reserved];

(cc)         [Reserved];

(dd)        [Reserved];

(ee)         [Reserved];

(ff)         the Borrower or any of its Subsidiaries may make Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business and consistent with the Approved Budget;

(gg)        [Reserved]; and

(hh)        Investments in (i) [reserved] and (ii) any other Investment available to highly compensated employees under any “excess 401-(k) plan” of the Borrower (or any of its Domestic Subsidiaries, as applicable), in each case to the extent necessary to permit the Borrower (or such Domestic Subsidiary, as applicable) to satisfy its obligations under such “excess 401-(k) plan” for highly compensated employees; provided, however, (i) that the aggregate amount of such purchases and other Investments under this Section 7.7(hh) does not exceed the amounts set forth in such section and (ii) such Investments made pursuant this Section 7.7(hh) are consistent with the Approved Budget.

It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes of this Section 7.7, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested).

It is further understood and agreed that, notwithstanding anything in this Agreement to the contrary, each of the Borrower and its Subsidiaries shall not make any Investment of Intellectual Property in any Affiliate or Subsidiary (other than any BrandCo Entity), nor shall it permit any of its Intellectual Property (whether now owned or hereafter acquired) to be owned, held or exclusively licensed by any Affiliate or Subsidiary (other than any BrandCo Entity), except (A) Intellectual Property (other than the BrandCo Collateral) that is not material to, nor required for the operation of, the Business, (B) Intellectual Property (other than the BrandCo Collateral) owned or exclusively licensed by a non-Loan Party (including Affiliates) as of the Closing Date, and (C) Foreign Subsidiaries that are not Loan Parties may own or hold an exclusive license to Intellectual Property (other than the BrandCo Collateral) in the foreign jurisdictions in which they operate (it being understood that, for the avoidance of doubt, the foregoing restriction shall not be construed to limit the ability of the Borrower and its Subsidiaries to enter into, and convey, transfer or license Intellectual Property, as applicable, in accordance with or as expressly permitted under, the BrandCo Contribution Agreements or the BrandCo License Documents).

7.8           Prepayments, Etc. of Indebtedness; Amendments. (a) Make any Prepetition Payments other than (i) as permitted by the Orders, (ii) as permitted by any Approved Bankruptcy Court Order and consistent with the Approved Budget, (iii) in respect of Indebtedness under the Prepetition ABL Facility with the proceeds of Incremental Loans, or (iv) as permitted by any other order of the Bankruptcy Court or the Canadian Court in amounts reasonably satisfactory to the Required Lenders, but in the case of clauses (i) and (ii) in amounts not in excess of the amounts set forth for such payments in the Approved Budget, or (b) amend or modify the documentation in respect of any Prepetition Indebtedness or the DIP ABL Facility (including by entering into definitive documentation with respect to the DIP ABL Facility that is not reasonably acceptable to the Required Lenders (it being understood that the terms specified in the term sheet describing the DIP ABL Facility provided to the Backstop Lenders prior to the Petition Date shall be deemed acceptable to the Required Lenders).

7.9           Transactions with Affiliates. Enter into any transaction or series of transactions, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate thereof (other than among Loan Parties or among non-Loan Parties) involving aggregate payments or consideration in excess of $500,000 unless such transaction is (a) otherwise not prohibited under this Agreement and (b) upon terms materially no less favorable when taken as a whole to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided with respect to any such transaction involving aggregate payments or consideration in excess of $750,000, the Borrower shall deliver to the Administrative Agent a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view. Notwithstanding the foregoing, the Borrower and its Subsidiaries may:

(i)           pay to Holdings fees and expenses in connection with the Transactions and specifically disclosed to the Ad Hoc Group Advisors prior to the Petition Date and consistent with the Approved Budget;

(ii)           [reserved];

(iii)         make any Restricted Payment permitted pursuant to Section 7.6 (other than by reference to Section 7.9 or any clause thereof) or any Investment permitted pursuant to Section 7.7;

(iv)         perform their obligations pursuant to the Transactions, the Intercompany DIP Facility and the DIP ABL Facility;

(v)          enter into transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business subject to compliance with Section 7.9(b);

(vi)         without being subject to the terms of this Section 7.9, enter into any transaction with any Person which is an Affiliate of Holdings or the Borrower only by reason of such Person and Holdings or the Borrower, as applicable, having common directors;

(vii)        enter into any transaction among Holdings, the Borrower and its Subsidiaries in the ordinary course of business consistent with past practice that is not otherwise prohibited by this Agreement;

(viii)        enter into the transactions allowed pursuant to Section 10.6;

(ix)         enter into transactions set forth on Schedule 7.9;

(x)          enter into joint purchasing arrangements with the Sponsor in the ordinary course of business or otherwise consistent with past practice subject to compliance with Section 7.9(b);

(xi)         enter into and perform their respective obligations under the terms of the Company Tax Sharing Agreement in effect on the Petition Date, or any amendments thereto that do not materially increase the Borrower’s or any Subsidiary Guarantor’s obligations thereunder in consultation with the Administrative Agent at the direction of the Required Lenders, in each case to the extent permitted pursuant to Section 7.6(c)(ii)(B);

(xii)        enter into any compensation or employee benefit arrangements with an officer, director, manager, employee or consultant of Holdings, the Borrower or any of its Subsidiaries in the ordinary course of business and not otherwise prohibited by the terms of this Agreement;

(xiii)       [reserved];

(xiv)       enter into any transaction in which the Borrower or any Subsidiary, as the case may be, delivers to the Administrative Agent a letter from a nationally recognized investment banking firm stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view and meets the requirements of Sections 7.9(a) and (b);

(xv)        enter into agreements for coupon processing and related services with NCH Marketing Services, Inc. or any Subsidiary thereof in the ordinary course of business and consistent with past practice upon terms materially no less favorable when taken as a whole to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate;

(xvi)       enter into transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Subsidiaries, as determined in good faith by the Board of Directors or the senior management of the Borrower or Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xvii)      engage in any transaction pursuant to which Mafco, or any wholly owned subsidiary of Mafco, Holdings, any Parent Company or any Affiliate of any of the foregoing will provide the Borrower and the Subsidiaries, at their request, and at the cost to Mafco or such wholly owned subsidiary or Holdings, such Parent Company or such Affiliate (as applicable), with certain allocated services to be purchased from third party providers in the ordinary course of business, such as legal and accounting services, tax, consulting, financial advisory, corporate governance, insurance coverage and other services; provided that all payments under any of the foregoing by the Borrower and its Subsidiaries shall not exceed $8,000,000 in the aggregate per fiscal year; and

(xviii)     engage in any transaction in the ordinary course of business between the Borrower or a Subsidiary and its own employee stock option plan that is approved by the Borrower or such Subsidiary in good faith.

For the avoidance of doubt, this Section 7.9 shall not restrict or otherwise apply to employment, benefits, compensation, bonus, retention and severance arrangements with, and payments of compensation or benefits (including customary fees, expenses and indemnities) to or for the benefit of, current or former employees, consultants, officers or directors of Holdings or the Borrower or any of its Subsidiaries in the ordinary course of business.

For purposes of this Section 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or such Subsidiary, as applicable. “Disinterested Director”: with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower, Holdings or any Parent Company or any options, warrants or other rights in respect of such Capital Stock.

7.10        Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal Property which is to be sold or transferred by the Borrower or any of its Subsidiaries (a) to such Person or (b) to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or any of its Subsidiaries.

7.11        Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31.

7.12        Negative Pledge Clauses. Enter into any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than:

(a)           this Agreement, the other Loan Documents;

(b)          any agreements governing Indebtedness and/or other obligations secured by a Lien permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets subject to such Liens permitted by this Agreement);

(c)          software and other Intellectual Property licenses entered into in the ordinary course of business pursuant to which such Loan Party is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject to the applicable license);

(d)          Contractual Obligations incurred in the ordinary course of business which (i) limit Liens on the assets that are the subject of the applicable Contractual Obligation or (ii) contain customary provisions restricting the assignment, transfer or pledge of such agreements;

(e)          any agreements regarding Indebtedness or other obligations of any Non-Guarantor Subsidiary not prohibited under Section 7.2 (in which case, any prohibition or limitation shall only be effective against the assets of such Non-Guarantor Subsidiary and its Subsidiaries);

(f)           prohibitions and limitations in effect on the Petition Date (i) under the Prepetition 2016 Term Loan Agreement, the Prepetition 2024 Notes Indenture, the Prepetition ABL Facility Agreement, the Prepetition BrandCo Facility Agreement and the Foreign ABTL Credit Agreement, or (ii) listed on Schedule 7.12 hereof;

(g)          customary provisions contained in joint venture agreements, shareholder agreements and other similar agreements applicable to joint ventures and other non-wholly owned entities not prohibited by this Agreement;

(h)          customary provisions restricting the subletting, assignment, pledge or other transfer of any lease governing a leasehold interest;

(i)           customary restrictions and conditions contained in any agreement relating to any Disposition of Property, leases, subleases, licenses, sublicenses, cross license, pooling and similar agreements not prohibited hereunder;

(j)           any agreement in effect at the time any Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower or a party to such merger;

(k)          restrictions imposed by applicable law or regulation or license requirements;

(l)           restrictions in any agreements or instruments relating to any Indebtedness permitted to be incurred by this Agreement (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially more restrictive on the Subsidiaries than the encumbrances contained in this Agreement (as determined in good faith by the Borrower) or (ii) if such encumbrances and restrictions are customary for similar financings in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to create and maintain the Liens on the Collateral pursuant to the Security Documents;

(m)         restrictions in respect of Indebtedness secured by Liens permitted by Sections 7.3(g) and 7.3(y) relating solely to the assets or proceeds thereof secured by such Indebtedness;

(n)          customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o)          restrictions arising in connection with cash or other deposits not prohibited hereunder and limited to such cash or other deposit;

(p)          [reserved];

(q)          restrictions and conditions that arise in connection with any Dispositions permitted by Section 7.5; provided, however, that such restrictions and conditions shall apply only to the property subject to such Disposition;

(r)          the documents governing (i) the Intercompany DIP Facility and (ii) the DIP ABL Facility; and

(s)          the foregoing shall not apply to any restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or other obligations referred to in clauses (a) through (r) above, provided, that the restrictions and conditions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in good faith judgment of the Borrower no more restrictive than those restrictions and conditions in effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing under the applicable contract, instrument or other obligation.

7.13        Clauses Restricting Subsidiary Distributions. Enter into any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any of its Subsidiaries or (b) make Investments in the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of or consisting of:

(i)           this Agreement or any other Loan Documents, or any other agreement entered into pursuant to any of the foregoing;

(ii)          provisions limiting the Disposition of assets or property in asset sale agreements, stock sale agreements and other similar agreements, which limitation is in each case applicable only to the assets or interests the subject of such agreements but which may include customary restrictions in respect of a Subsidiary in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(iii)         customary net worth provisions contained in Real Property leases entered into by the Borrower and its Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower to meet its ongoing payment obligations hereunder or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement;

(iv)         agreements related to Indebtedness in effect on the Petition Date;

(v)          licenses, sublicenses, cross-licensing or pooling by the Borrower and its Subsidiaries of, or similar arrangements with respect to, Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property);

(vi)         Contractual Obligations incurred in the ordinary course of business which include customary provisions restricting the assignment, transfer or pledge thereof;

(vii)        customary provisions contained in joint venture agreements, shareholder agreements and other similar agreements applicable to joint ventures and other non-wholly owned entities not prohibited by this Agreement;

(viii)       customary provisions restricting the subletting or assignment of any lease governing a leasehold interest;

(ix)          customary restrictions and conditions contained in any agreement relating to any Disposition of Property, leases, subleases, licenses and similar agreements not prohibited hereunder;

(x)          any agreement in effect at the time any Person becomes a Subsidiary or is merged with or into the Borrower or any Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary or a party to such merger;

(xi)         encumbrances or restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii)        encumbrances or restrictions imposed by applicable law, regulation or customary license requirements;

(xiii)       restrictions and conditions contained in the Prepetition 2016 Term Loan Agreement, the Prepetition 2024 Notes Indenture, the Prepetition ABL Facility Agreement, the Prepetition BrandCo Facility Agreement and the Foreign ABTL Credit Agreement;

(xiv)       any agreement in effect on the Petition Date and described on Schedule 7.13;

(xv)        restrictions or conditions imposed by any obligations secured by Liens permitted pursuant to Section 7.3 (other than obligations in respect of Indebtedness), if such restrictions or conditions apply only to the property or assets securing such obligations and such encumbrances and restrictions are customary for similar obligations in light of prevailing market conditions at the time of incurrence thereof (as determined in good faith by the Borrower) and the Borrower determines in good faith that such encumbrances and restrictions would not reasonably be expected to materially impair the Borrower’s ability to pay the Obligations when due;

(xvi)       the documents governing (i) the Intercompany DIP Facility and (ii) the DIP ABL Facility;

(xvii)      [reserved];

(xviii)     restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Borrower or any of its Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Subsidiary or the assets or property of any other Subsidiary; and

(xix)       the foregoing shall not apply to any restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or other obligations referred to in clauses (i) through (xviii) above, provided, that the restrictions and conditions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in good faith judgment of the Borrower no more restrictive than those restrictions and conditions in effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing under the applicable contract, instrument or other obligation.

7.14        Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.

7.15        Amendment of Company Tax Sharing Agreement. Amend, modify, change, waive, cancel or terminate any term or condition of the Company Tax Sharing Agreement or Prior Tax Sharing Agreement in a manner materially adverse to the interests of the Company or the Lenders without the prior written consent of the Required Lenders.

7.16        Additional Bankruptcy Matters. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, without the Required Lenders’ prior written consent, do any of the following:

(a)          assert, join, investigate, support or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Agents or Lenders;

(b)          subject to the terms of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, and subject to Section VIII, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Agents or the Lenders with respect to the Collateral following the occurrence of an Event of Default; provided, that any Loan Party may contest or dispute whether an Event of Default has occurred in accordance with the terms of the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order; or

(c)          except as expressly provided or permitted hereunder (including, without limitation, to the extent authorized pursuant to any order of the Bankruptcy Court complying with the terms of this Agreement) or, with the prior consent of the Required Lenders (and, if applicable, the Administrative Agent), as provided pursuant to an Approved Bankruptcy Court Order, make any payment or distribution to any non-Debtor affiliate or insider unless such payment or distribution is on arm’s length terms, consistent with past practice and in the ordinary course of business for the applicable Loan Party or Subsidiary.

7.17        Budget Variance Covenant. Commencing with the delivery of the Budget Variance Report for the Test Period ending on July 9, 2022, and as of each subsequent Budget Variance Test Date, for the most recently ended Test Period, permit:

(a)          actual receipts for such Test Period to be less than 80% of the forecasted actual receipts for such Test Period in the applicable Approved Budget;

(b)          actual disbursements for such Test Period (excluding professional fees and expenses, including, for the avoidance of doubt, all such fees and expenses paid pursuant to the Orders) to be greater than 120% of the forecasted actual disbursements for such Test Period in the applicable Approved Budget; and

(c)          actual net cash flow for such Test Period to be less than (i) if the forecasted net cash flow (excluding professional fees and expenses, including, for the avoidance of doubt, all such fees and expenses paid pursuant to the Orders) for such Test Period is greater than $10,000,000, 85% of such forecasted results in the applicable Approved Budget, (ii) if the forecasted net cash flow (excluding professional fees and expenses, including, for the avoidance of doubt, all such fees and expenses paid pursuant to the Orders) for such Test Period is less than or equal to $10,000,000 but greater than or equal to negative $10,000,000, $1,500,000 less than such forecasted results in the applicable Approved Budget, and (iii) if the forecasted net cash flow (excluding professional fees and expenses, including, for the avoidance of doubt, all such fees and expenses paid pursuant to the Orders) for such Test Period is less than negative $10,000,000, 115% of such forecasted results in the applicable Approved Budget.

To the extent that any Test Period encompasses a period that is covered in more than one Approved Budget, the applicable weeks from each applicable Approved Budget shall be utilized in making the calculations pursuant to this Section 7.17.

For the avoidance of doubt, all fees, charges and expenses incurred in connection with obtaining or maintaining credit ratings are deemed to be permitted in accordance with the Approved Budget (regardless of whether provided for therein) for all purposes.

7.18        Liquidity. Commencing with the Closing Date, permit Liquidity to be less than $25,000,000 at any time.

7.19        Subrogation. Permit any of its Subsidiaries to assert any right of subrogation or contribution against any other Debtors until the payment in full in cash of all the Obligations (other than contingent indemnity obligations with respect to then unasserted claims).

SECTION 7A.     HOLDINGS NEGATIVE COVENANTS

Holdings hereby covenants and agrees with each Lender that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent or indemnification obligations not then due), unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien on any Capital Stock of the Borrower held by Holdings other than Liens created under the Loan Documents or Liens not prohibited by Section 7.3 and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that Holdings may merge with any other person so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) Holdings shall be the surviving entity.

SECTION 7B.      BRANDCO ENTITIES PASSIVE COVENANT

(a)          BrandCo Cayman Holdings shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Loan Documents and the BrandCo Transaction Documents to which it is a party and customary corporate expenses, including franchise taxes and related expenses for maintaining its existence in the ordinary course, (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than BrandCo Permitted Liens, (iii) engage in any business or activity or own any assets other than (A) holding 100% of the Capital Stock of each BrandCo, (B) performing its obligations and activities incidental thereto under the Loan Documents, (C)  complying with any “first day” or “second day” orders entered in the Cases, and (D) holding and maintaining any of its rights or Property existing on the Petition Date, (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person, (v) sell or otherwise dispose of any Capital Stock of any BrandCo except to the extent permitted by the last paragraph of Section 7.5, (vi) create or acquire any Subsidiary or make or own any Investment in any Person other than any BrandCo, or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(b)          No BrandCo shall (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Loan Documents and the BrandCo Transaction Documents to which it is a party and customary corporate expenses, including franchise taxes and related expenses for maintaining its existence in the ordinary course, (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than BrandCo Permitted Liens, (iii) engage in any business or activity or own any assets other than (A) performing its obligations and activities incidental thereto under the Loan Documents, (B) complying with any “first day” or “second day” orders entered in the Cases and (C) holding and maintaining any of its rights or Property existing on the Petition Date, (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person, except to the extent expressly permitted by the BrandCo Transaction Documents, (v) sell or otherwise Dispose of, or make any Investment in the form of, the Transferred Assets (as defined in the applicable BrandCo Lower Tier Contribution Agreement), (vi) create or acquire any Subsidiary or make or own any Investment in any Person or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(c)          No BrandCo Entity shall (i) make any Restricted Payments, Investments, Dispositions or payments on Indebtedness, in each case, to any Non-BrandCo Entity, (ii) make any payments in respect of any guarantee of any Indebtedness of any Non-BrandCo Entity, or (iii) amend or modify any material agreement to which it is a party existing as of the Petition Date or enter into any new agreement after the Petition Date (whether with any Debtor or any Affiliate that is a Non-Debtor, in each case that is not a BrandCo Entity); provided, that, notwithstanding anything to the contrary herein, this Section 7B(c) shall not prohibit any BrandCo entity from providing loans under the Intercompany DIP Facility.

SECTION 7C.      BRANDCO REPRESENTATIONS AND COVENANTS

(a)          No Loan Party shall nor shall it permit any of the BrandCo Entities to (i) fail to perform any of the “separateness covenants” under the organizational documents of any BrandCo Entity or (ii) agree to any amendment or other modification to, or waiver or termination of, or take any action in respect of any consent, act, decision or vote that is required or available to be exercised by any applicable BrandCo under, any of the BrandCo Contributions Agreements or BrandCo License Documents.

(b)          Each Loan Party shall (i) automatically vest in the applicable BrandCo or immediately transfer or assign to the applicable BrandCo, or cause the transfer or assignment to the applicable BrandCo of, all right, title and interest in and to all such Additional Transferred Assets (as defined in the applicable BrandCo Upper Tier Contribution Agreement) and in connection therewith shall, concurrently with the delivery of quarterly financial statements by the Borrower hereunder, give the Collateral Agent written notice of such Additional Transferred Assets (as defined in the applicable BrandCo Upper Tier Contribution Agreement) during the quarter for which such financial statements are delivered, (ii) notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any material Intellectual Property owned by or licensed to or by any BrandCo might become forfeited, abandoned, or dedicated to the public or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court or tribunal in any country but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding)) regarding any BrandCo’s ownership or licensing of, or the validity of, any material Intellectual Property or any BrandCo’s right to register the same or to own, license, and maintain the same (except for the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any Intellectual Property that is not useful to the business or no longer commercially desirable) and (iii) promptly provide copies to Administrative Agent of any notices, reports or updated schedules or attachments received by any BrandCo pursuant to any BrandCo License Agreement.

SECTION VIII.      EVENTS OF DEFAULT

8.1          Events of Default. If any of the following events shall occur and be continuing:

(a)          (1) The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, (ii) any amounts due pursuant to the Orders or (iii) any interest owed by it on any Loan, or any other amount payable by it hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (2) the licensee under any BrandCo License Agreement shall fail to pay any amounts when due to the applicable BrandCo within five Business Days after such amount becomes due in accordance with the terms thereof;

(b)          Any representation or warranty made or deemed made by (i) any BrandCo Entity under any Loan Document to which it is a party or (ii) any Loan Party herein or in any other Loan Document or that is contained in any certificate or other document furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall in either case prove to have been inaccurate in any material respect (or if qualified by materiality, in any respect) and such inaccuracy is adverse to the Lenders on or as of the date made or deemed made or furnished;

(c)          The Borrower, any BrandCo Entity or any Subsidiary Guarantor shall default in the observance or performance of any agreement contained in Section 6.4(a) (solely with respect to maintaining the existence of the Borrower), Section 6.10, Section 6.17, Section 7, Section 7B or Section 7C or Holdings shall default in the observance or performance of any agreement contained in Section 7A;

(d)          Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied (i) for a period of two (2) Business Days if such breach relates to the terms or provisions of Section 6.1(d), (e) or (f), (ii) for a period of two (2) Business Days after such Loan Party receives from the Administrative Agent or the Required Lenders notice of the existence of such default if such breach relates to the terms or provisions of Section 6.19, (iii) for a period of six (6) Business Days if such breach relates to the terms or provisions of Section 6.7(a), (iv) for a period of ten (10) days if such breach relates to the terms or provisions of Section 6.13, (v) for a period of ten (10) Business Days if such breach relates to the terms or provisions of Sections 5.2, 5.3 and 6 of any BrandCo License Agreement or Section 5 of the American Crew Non-Exclusive License or (vi) for a period of thirty (30) days;

(e)          The Borrower or any of its Subsidiaries shall:

(i)           default in making any payment of any principal of any Indebtedness for Borrowed Money (excluding Prepetition Indebtedness) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created;

(ii)          default in making any payment of any interest on any such Indebtedness for Borrowed Money (excluding Prepetition Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or

(iii)         default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Borrowed Money (excluding the Prepetition Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness for Borrowed Money to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder;

provided, that:

(A)         a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness for Borrowed Money (excluding Prepetition Indebtedness) the outstanding principal amount of which individually exceeds $1,000,000, and in the case of Indebtedness for Borrowed Money of the types described in clauses (i) and (ii) of the definition thereof, with respect to such Indebtedness which exceeds such amount either individually or in the aggregate; and

(B)         this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Indebtedness for Borrowed Money if such sale, transfer, destruction or other disposition is not prohibited hereunder and under the documents providing for such Indebtedness, (ii) any Guarantee Obligations except to the extent such Guarantee Obligations shall become due and payable by any Loan Party and remain unpaid after any applicable grace period or period permitted following demand for the payment thereof or (iii) in the case of any Debtor, any Prepetition Indebtedness;

provided, further, that no Event of Default under this clause (e) shall arise or result from:

(1) [reserved]; or

(2) any change of control (or similar event) under any other Indebtedness for Borrowed Money that is triggered due to the Permitted Investors obtaining the requisite percentage contemplated by such change of control provision, unless both (x) such Indebtedness for Borrowed Money shall become due and payable or shall otherwise be required to be repaid, repurchased, redeemed or defeased, whether at the option of any holder thereof or otherwise and (y) at such time, the Borrower and/or its Subsidiaries would not be permitted to repay such Indebtedness for Borrowed Money in accordance with the terms of this Agreement;

(f)          (i)             any direct or indirect material Subsidiary of Holdings or the Borrower that is not a Debtor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any material Subsidiary of Holdings or the Borrower or any of its Subsidiaries that is not a Debtor shall make a general assignment for the benefit of its creditors;

(ii)          there shall be commenced against any material Subsidiary of Holdings or the Borrower or any of its Subsidiaries that is not a Debtor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days;

(iii)          there shall be commenced against any material Subsidiary of Holdings or the Borrower or any of its Subsidiaries that is not a Debtor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(iv)         any material Subsidiary of Holdings or the Borrower or any of its Subsidiaries that is not a Debtor shall consent to or approve of, or acquiesce in, any of the acts set forth in clause (i), (ii), or (iii) above; or

(v)          any material Subsidiary of Holdings or the Borrower or any of its Subsidiaries that is not a Debtor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g)          (i)            the Borrower or any of its Subsidiaries shall incur any liability in connection with any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan;

(ii)          a failure to meet the minimum funding standards (as defined in Section 302(a) of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Lien shall arise on the assets of the Borrower or any of its Subsidiaries;

(iii)         a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA;

(iv)        any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA;

(v)          any Loan Party or any other Commonly Controlled Entity shall, or is reasonably likely to, incur any liability as a result of a withdrawal from, or the Insolvency of, a Multiemployer Plan; or

(vi)         any other event or condition shall occur or exist with respect to a Plan;

and in each case in clauses (i) through (vi) above, which event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in any liability of the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(h)          One or more final judgments or decrees shall be entered against the Borrower or any of its Subsidiaries (which, in the case of the Debtors only, arose following the Petition Date) pursuant to which the Borrower and any such Subsidiaries taken as a whole has a liability (not paid or fully covered by third-party insurance or effective indemnity) of $1,000,000 or more (net of any amounts which are covered by insurance or an effective indemnity), and all such judgments or decrees shall not have been vacated, discharged, dismissed, stayed or bonded within 60 days from the entry thereof;

(i)           Subject to Schedule 6.10, any limitations expressly set forth herein and the exceptions set forth in the applicable Security Documents:

(i)           the Orders, the Canadian DIP Recognition Order or any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof in accordance with the terms thereof or hereof) to be in full force and effect or shall be asserted in writing by the Borrower or any Guarantor not to be a legal, valid and binding obligation of any party thereto;

(ii)         any security interest purported to be created by the Orders, the Canadian DIP Recognition Order or any Security Document with respect to any material portion of the Collateral of the Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement, the Orders or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from limitations of foreign laws, rules and regulations as they apply to pledges of Capital Stock in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent in accordance with the Security Documents to maintain possession of certificates actually delivered to it representing securities pledged under the Guarantee and Collateral Agreement or otherwise or to file UCC continuation statements or (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer; or

(iii)        the Guarantee Obligations pursuant to the Orders and the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms hereof or thereof), or such Guarantee Obligations shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations;

(iv)        any security interest purported to be created by the Orders, the Canadian DIP Recognition Order or any Security Document with respect to any material portion of the Collateral or the BrandCo Entities shall cease to be, or shall be asserted in writing by any BrandCo Entity not to be, a valid and perfected security interest (having the priority required by this Agreement, the Orders or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the BrandCo Security Agreement or otherwise;

(v)         the Guarantee Obligations pursuant to the Orders or Security Documents by any BrandCo Entity of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms hereof or thereof), or such Guarantee Obligations shall be asserted in writing by any BrandCo Entity not to be in effect or not to be legal, valid and binding obligations; or

(j)           (i) The Foreign ABTL Forbearance shall be amended, restated or otherwise modified in a manner that is not acceptable to the Required Lenders, (ii) the Foreign ABTL Forbearance shall cease to be in full force and effect in accordance with its terms, (iii) any event, termination event or default shall occur and shall not have been waived or cured, the effect of which event, termination event of default is to cause, or to permit the lenders or their representative to exercise material rights or remedies thereunder or cause, with the giving of notice if required, the Foreign ABTL Forbearance to be terminated or (iv) the Foreign ABTL Facility shall not be repaid in full by 5:00 pm (New York City time) on June 22, 2022.

(k)          (i)             Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or

(ii)           for any reason whatsoever, (A) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date, but excluding (x) any employee benefit plan of such person and its subsidiaries, (y) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (z) the Permitted Investors with respect to the outstanding voting securities having ordinary voting power of Holdings owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) by the Permitted Investors as of the Closing Date) shall become the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 35% of the then outstanding voting securities having ordinary voting power of Holdings and (B)(i) any BrandCo is no longer a direct wholly-owned Subsidiary of BrandCo Cayman Holdings (except to the extent permitted by the last paragraph of Section 7.5 and subject to Section 2.12(b)) or (ii) BrandCo Cayman Holdings is no longer a direct wholly-owned Subsidiary of Beautyge Brands USA, Inc.;

(l)           there occurs any of the following:

(i)           the entry of an order dismissing any of the Cases or converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, or any filing by any Loan Party (or any Subsidiary thereof) of a motion or other pleading seeking entry of such an order;

(ii)          a trustee, a responsible officer or an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner), or any similar person is appointed or elected in the any of the Cases, any Loan Party (or any Subsidiary thereof) applies for, consents to, or fails to contest in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case without the prior written consent of the Required Lenders in their sole discretion (excluding, for greater certainty, the appointment of an information officer in the Canadian Recognition Proceedings);

(iii)         the entry of an order or the filing by any Loan Party (or any Subsidiary thereof) of an application, motion or other pleading seeking entry of an order staying, reversing, amending, supplementing, vacating or otherwise modifying the Interim Order or the Final Order or the Canadian DIP Recognition Order, or any of the Borrower or any of its Subsidiaries shall apply for authority to do so (unless substantially concurrently with the entry of such order the DIP Facility will be repaid in full and the Commitments will be terminated), without the prior written consent of the Required Lenders, or the Interim Order or Final Order or the Canadian DIP Recognition Order shall cease to be in full force and effect;

(iv)         (A) the entry of an order in any of the Cases denying or terminating use of cash collateral by the Loan Parties that are Debtors; (B) the termination of the right of any Loan Party that is a Debtor to use any cash collateral under the Interim Order or the Final Order, and in either case the Debtors have not otherwise obtained authorization to use cash collateral with the prior written consent of the Administrative Agent and the Required Lenders; or (C) any other event that terminates the Loan Parties’ right to use cash collateral.

(v)          the entry of an order in any of the Cases or the Canadian Recognition Proceedings granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed against any assets of the Debtors having an aggregate value of $1,000,000 or to permit other actions that would have a material adverse effect on the Debtors or their estates;

(vi)         any of the Loan Parties or any of their Subsidiaries shall commence, join in, assist, support or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent or the Lenders (in each case, in their capacities as such), including, without limitation, with respect to the Debtors’ stipulations, admissions, agreements and releases contained in this Orders;

(vii)        the entry of an order in the Cases charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Lenders or the commencement of any other actions by the Loan Parties, that challenges the rights and remedies of the Agents or the Lenders under the Loan Documents or the Orders or that is inconsistent with the Loan Documents;

(viii)       the entry of an order in any of the Cases (other than the Orders) granting authority to use cash collateral (other than with the prior written consent of the Administrative Agent (solely with respect to its own treatment) and the Required Lenders) or to obtain financing under Section 364 of the Bankruptcy Code (other than the DIP Facility, Intercompany DIP Facility and DIP ABL Facility or any other Indebtedness permitted pursuant to Section 7.2 or the proceeds of which will be used to repay the DIP Facility in full and terminate the Commitments);

(ix)          without the written consent of the Administrative Agent (solely with respect to its own treatment) and the Required Lenders, the entry of an order in any of the Cases granting adequate protection to any other person (which, for the avoidance of doubt, shall not apply to any payments made pursuant to any Order or any First Day Order reasonably acceptable to the Required Lenders);

(x)           the filing or support of any pleading by any Loan Party (or any of its Subsidiaries) seeking, or otherwise consenting to, any of the matters set forth in clauses (i) through (ix) above or which could otherwise be reasonably expected to result in the occurrence of an Event of Default;

(xi)          the making of any Prepetition Payments other than (A) as permitted by the Orders, (B) as permitted by any orders of the Bankruptcy Court or the Canadian Court reasonably satisfactory to the Required Lenders and consistent with the Budget or (C) as permitted by any other order of the Bankruptcy Court or the Canadian Court in amounts reasonably satisfactory to the Required Lenders, but in the case of clauses (A) and (B) in amounts not in excess of the amounts set forth for such payments in the Budget;

(xii)         an order of the Bankruptcy Court granting, other than in respect of this Agreement and the Carve-Out or pursuant to the Orders, any superpriority administrative expense claim in the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent and the Lenders, or the filing by any Loan Party (or any of its Subsidiaries) of a motion or application seeking entry of such an order;

(xiii)       the Final Order is not entered by July 22, 2022;

(xiv)       other than with respect to the Carve-Out, the CCAA Charges and the Liens permitted to have such priority under the Loan Documents, the Orders and the Canadian DIP Recognition Order, any Loan Party shall create or incur, or the Bankruptcy Court or the Canadian Court enter an order granting, any Lien which is pari passu with or senior to any Liens under the Loan Documents;

(xv)        noncompliance by any Loan Party or any of its Subsidiaries with the terms of the Interim Order or the Final Order;

(xvi)       the commencement of, or support of, any Loan Party to any action against the Prepetition BrandCo Secured Parties;

(xvii)      the filing of a motion, pleading or proceeding by any of the Borrower or any of its Subsidiaries which could reasonably be expected to result in a material impairment of the rights or interests of the Lenders in their capacities as such;

(xviii)     the filing of a Chapter 11 Plan that is not an Acceptable Plan of Reorganization;

(xix)       any Loan Party (or any of its Subsidiaries) shall file a motion, without the Required Lenders’ written consent, seeking authority to sell all or substantially all of its assets in a transaction that is not approved by the Required Lenders;

(xx)        any Loan Document shall cease to be effective or shall be contested by the Borrower or any of its Subsidiaries;

(xxi)       the filing of or public announcement relating to any plan, disclosure statement or any material document in the Cases without adequate notice to the Ad Hoc Group Advisors at least 5 Business Days prior to such filing or announcement (or, if impracticable, as soon as practicable prior to such filing or announcement); or

(xxii)      after November 1, 2022, the termination of an Acceptable Restructuring Support Agreement or any other restructuring support agreement to which the Ad Hoc Group is a party;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8.1 or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by the Borrower.

Notwithstanding anything to the contrary herein, the enforcement of Liens or remedies with respect to the Collateral and the exercise of all other remedies provided for in this Agreement and the other Loan Documents, shall be subject to the provisions of the Interim Order (and, when entered, the Final Order), including Section 7(d) thereof.

SECTION IX.     THE AGENTS

9.1          Appointment. Subject to the proviso below, each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under the Loan Documents; and each such Lender irrevocably authorizes each such Agent, in such capacity, to take such action on its behalf under the provisions of the applicable Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the applicable Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents and the duties of the Agents shall be mechanical and administrative in nature.

9.2          Delegation of Duties. Each Agent may execute any of its duties under the applicable Loan Documents by or through any of its branches, agents, sub-agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys in fact selected by it with reasonable care. Each Agent and any such agent, sub-agent or attorney-in-fact may perform any and all of its duties by or through their respective Related Persons. The exculpatory provisions of this Section shall apply to any such agent, sub-agent or attorney-in-fact and to the Related Persons of each Agent and any such agent or attorney-in-fact, and shall apply to their respective activities as Agent.

9.3          Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder or the creation, perfection or priority of any Lien purported to be created by the Security Documents or the value or the sufficiency of any Collateral. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party, nor shall any Agent be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability that is not subject to indemnification under Section 10.5 or that is contrary to any Loan Document or applicable law. If either Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

9.4          Reliance by the Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agents. Each Agent shall be fully justified in failing or refusing to take any action under the applicable Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under the applicable Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. In determining compliance with any conditions hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agents may presume that such condition is satisfactory to such Lender unless the Agents shall have received notice to the contrary from such Lender prior to the making of such Loan.

9.5          Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6          Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the applicable Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of either Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

9.7          Indemnification. The Lenders severally agree to indemnify each Agent, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary set forth herein, no Agent shall be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to such Agent, any other Secured Party) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any of its directors, officers, employees and agents.

9.8          Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under the applicable Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9          Successor Agents.

(a)          Any Agent may resign upon 30 days’ notice to the Lenders and the other Agent, effective upon appointment of a successor Agent, or in accordance with Section 9.9(b) below. Upon receipt of any such notice of resignation, the Required Lenders shall appoint a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of such retiring Agent, and the retiring Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

(b)          If no successor Agent has been appointed pursuant to clause (a) above by the 30th day after the date such notice of resignation was given by or to such Agent, as applicable, such Agent’s resignation shall become effective and all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent in accordance with Section 9.9(a) above, as applicable.

(c)          Any resignation by the Administrative Agent pursuant to this Section 9.9 shall also constitute its resignation as the Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Collateral Agent and (ii) the retiring Collateral Agent shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.

(d)          Upon a resignation of an Agent pursuant to this Section 9.9, such Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 9 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as Agent.

9.10        Certain Collateral Matters. The Agents are hereby irrevocably authorized by each of the Lenders to effect any release or subordination of Liens or Guarantee Obligations contemplated by Section 10.15.

(a)          Each Lender authorizes and directs the Collateral Agent to enter into or join (x) the Security Documents for the benefit of the Lenders and the other Secured Parties and (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents in connection with the incurrence by any Loan Party or BrandCo Entity of Indebtedness pursuant to this Agreement, as applicable or to permit such Indebtedness to be secured by a valid, perfected lien.

(b)          Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents to which it is a party, which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(c)          The Agents, at their option and at their discretion, are hereby irrevocably authorized by each of the Lenders to effect any release or subordination of Liens or Guarantee Obligations contemplated by Section 10.15. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.10(c).

(d)          No Collateral Agent shall have any obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.10 or in any of the Security Documents, it being understood and agreed that in respect of this Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e)          The Secured Parties hereby irrevocably authorize each Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) any Agent (whether by judicial action or otherwise) in accordance with any applicable law; provided, that the Obligations of any regulated Lender may not be credit bid if such regulated Lender cannot comply with such applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase); provided, that none of the Secured Parties shall be allowed to credit bid any of the Obligations independently and all such credit bids shall have to be submitted through, and administered by, an Agent (at the direction of the Required Lenders), as set forth herein. In connection with any such bid (i) each Agent shall be authorized to (x) form one or more acquisition vehicles to make a bid and (y) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by any Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.1 of this Agreement) and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.11        Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, to the maximum extent permitted by applicable law, each Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether either Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file a proof of claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.9 and 10.5) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agents and, if either Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due to such Agent under Sections 2.9 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize any Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.1          Lead Arranger and Bookrunner. Neither the Lead Arranger nor the Bookrunner shall have any duties or responsibilities hereunder in their respective capacities.

9.2          Erroneous Payments.

(a)          If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.2 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Lender or Secured Party shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.2(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.2(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.2(a) or on whether or not an Erroneous Payment has been made.

(c)          Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)          (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)          The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.2 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)           To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)          Each party’s obligations, agreements and waivers under this Section 9.2 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION X.       MISCELLANEOUS

10.1        Amendments and Waivers. No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (a) of this Section 10.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(a)          Except to the extent otherwise expressly set forth in this Agreement or the applicable Loan Documents, neither this Agreement, nor any other Loan Document, nor any terms, conditions or other provisions hereof or thereof may be amended, supplemented, modified, or waived except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, subject to the acknowledgment of the Administrative Agent, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto or to any other Loan Document for the purpose of adding, deleting or otherwise modifying any term, condition or other provision of this Agreement or any other Loan Document or changing in any manner the rights or obligations of the Agents or the Lenders or of the Loan Parties or their Subsidiaries hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)           forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any payment in respect of any Loan (in each case, other than any amendment or modification of clause (e) of the definition of “Maturity Date”), reduce the stated rate of any interest, fee or premium payable hereunder (except in connection with an election permitting any interest accruing at the Default Rate to be paid in kind (which election shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby, which such consent of each Lender directly and adversely affected thereby shall be sufficient to effect such waiver without regard for Required Lender consent;

(ii)          amend, modify or waive any provision this Section 10.1 without the written consent of each Lender;

(iii)         (A) reduce any percentage specified in the definition of “Required Lenders” or “Required Backstop Lenders” or change any other provision in this Agreement or any other Loan Document specifying the number or percentage of Lenders required to amend, modify or waive any rights hereunder or thereunder or to make any determination or grant any consent hereunder or thereunder, (B) permit the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement or the other Loan Documents or (C) release all or substantially all of the Collateral or release all or substantially all of the value of the Guarantees provided by the Guarantors under the Guarantee and Collateral Agreement, in each case, without the written consent of each Lender;

(iv)         amend, modify or waive any provision of clause (a) or (b) of Section 2.18 or Section 6.6 of the Guarantee and Collateral Agreement, or amend, modify or waive any similar provision in this Agreement or any other Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)          amend, modify or waive the priority of security interest of the Collateral Agent or the Secured Parties in the Collateral, or subordinate the Obligations or the Liens securing the Obligations, without the written consent of each Lender;

(vi)         amend or modify the Superpriority Claim status of the Lenders under the Orders or under any Loan Document without the written consent of each Lender; or

(vii)        amend, modify or waive (A) any provisions of Section 2.25(b)(iv) or (B) any of the rights or duties of any Agent under this Agreement or any other Loan Document, in each case, without the written consent of such Agent;

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (as provided in the definition of “Required Lenders”) except that the Commitment of such Lender may not be increased or extended without its consent.

(b)          [Reserved].

(c)          Furthermore, notwithstanding the foregoing, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect, or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

10.2        Notices; Electronic Communications.

(a)          All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or posted to the Platform, or three Business Days after being deposited in the mail, postage prepaid, hand delivered or, in the case of telecopy notice, when sent (except in the case of a telecopy notice not given during normal business hours (New York time) for the recipient, which shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrower or the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such Person or at such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	Revlon Consumer Products Corporation
One New York Plaza
New York, New York 10004
Attention:  Andrew Kidd, EVP, General Counsel
Email:  Andrew.Kidd@revlon.com
Telephone: (212) 527-4148

Attention:  Victoria Dolan
Email: Victoria.Dolan@revlon.com

With a copy (which shall not constitute notice) to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: Thomas V. de la Bastide III Telephone: (212) 373-3031 Email: tdelabastide@paulweiss.com

Agents:

Jefferies Finance LLC,

as Administrative Agent and Collateral Agent

Jefferies Finance LLC

520 Madison Avenue
New York, New York 10022
Email: JFin.Notices@Jefferies.com
Attn:  Revlon - Account Manager

Fax: (212) 284-3444

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attn: Andrew Tenzer

Email: andrewtenzer@paulhastings.com

Telephone: (212) 318-6099

Attn:  Kris Villarreal

Email: krisvillarreal@paulhastings.com

Telephone: (212) 318-6005

Attn: Melanie Sedrish

Email: melaniesedrish@paulhastings.com

Telephone: (212) 318-6803

provided, that any notice, request or demand to or upon the Agents, the Lenders or the Borrower shall not be effective until received.

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by posting to the Platform or by any electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Any Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c)          The Borrower, each Agent and each Lender hereby acknowledges that (i) Holdings, the Borrower and/or the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive information other than information that is publicly available, or not material with respect to Holdings, the Borrower or its Subsidiaries, or their respective securities, for purposes of the United States Federal and state securities laws (collectively, “Public Information”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that is Public Information and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as containing only Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided, that there is no requirement that the Borrower identify any such information as “PUBLIC.”.

(d)          THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or any of its Related Persons; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)          Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to such other Person. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirement of Law, including United States Federal securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain information other than Public Information.

(f)           The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of borrowing) believed in good faith by the Administrative Agent to be given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.3        No Waiver; Cumulative Remedies.

(a)          No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or a BrandCo Entity or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) each Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.7(b) (subject to the terms of Section 10.7(a)), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or BrandCo Entity under any Debtor Relief Law.

10.4        Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5        Payment of Expenses; Indemnification. Except with respect to Taxes which are addressed in Section 2.20, the Borrower agrees:

(a)          (A) to pay or reimburse each Agent and each Lender for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and any amendment, supplement or modification hereto or thereto, and, as to the Agents only, the administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements and other charges of (i) Paul Hastings LLP, as counsel to the Agents (plus one firm of special regulatory counsel and one firm of local counsel to the Agents per material jurisdiction as may be reasonably necessary) and the reasonable fees and expenses of any agent, sub-agent or attorney-in-fact appointed by any Agent and (ii) the Ad Hoc Group Advisors (plus one firm of special regulatory counsel and one firm of local counsel per material jurisdiction to the Ad Hoc Group as may reasonably be necessary), in each case in connection with all of the foregoing;

(b)          to pay or reimburse each Lender and each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above (including all such costs and expenses incurred in connection with any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the documented fees and disbursements of (i) Paul Hastings LLP, as counsel to the Agents, any local counsel to the Agents and, if necessary, a single firm of special regulatory counsel for the Agents and the reasonable fees and expenses of any agent, sub-agent or attorney-in-fact appointed by any Agent and (ii) the Ad Hoc Group Advisors and, if necessary, a single firm of special regulatory counsel and a single firm of local counsel per material jurisdiction to the Ad Hoc Group as may reasonably be necessary; and

(c)          to pay, indemnify or reimburse each Lender, each Agent, the Lead Arranger, the Bookrunner and their respective Affiliates, and their respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents, sub-agents, attorneys-in-fact and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements arising out of any actions, judgments or suits of any kind or nature whatsoever, arising out of or in connection with any claim, action or proceeding (any of the foregoing, a “Proceeding”) relating to or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents referred to in Section 10.5(a) above and the transactions contemplated hereby and thereby, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the reasonable fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”);

provided, that, the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or its Related Persons as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto) or (ii) disputes solely among Indemnitees or their Related Persons and not arising from any act or omission by any Parent Company, Holdings, Borrower or any of its Subsidiaries (it being understood that this paragraph shall not apply to the indemnification of an Agent or a Lead Arranger in a suit involving an Agent or a Lead Arranger, in each case, in its capacity as such, unless such suit has resulted from the gross negligence or willful misconduct of such Agent or Lead Arranger as determined by a court of competent jurisdiction in a final non-appealable decision (or settlement tantamount thereto)) or (iii) any settlement of any Proceeding effected without the Borrower’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, the Borrower shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 10.5.

No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other material distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

For purposes hereof, a “Related Person” of an Indemnitee means (i) if the Indemnitee is any Agent or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Agent and its Affiliates and their respective officers, directors, employees, agents and controlling Persons; provided, that solely for purposes of Section 9, references to each Agent’s Related Persons shall also include such Agent’s trustees and advisors, and (ii) if the Indemnitee is any Lender or any of its Affiliates or their respective partners that are natural persons, members that are natural persons, officers, directors, employees, agents and controlling Persons, any of such Lender and its Affiliates and their respective officers, directors, employees, agents and controlling Persons. All amounts due under this Section 10.5 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address thereof set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.

The agreements in this Section 10.5 shall survive repayment of the Obligations.

10.6        Successors and Assigns; Participations and Assignments.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) subject to Sections 2.24, no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may, in compliance with applicable law, assign (other than to any Disqualified Institution or a natural person) to one or more assignees (other than any Other Affiliate, Holdings or any Subsidiary thereof) (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(1)           the Borrower (not to be unreasonably withheld or delayed); provided, that no consent of the Borrower shall be required for an assignment (x) to a Lender, an Affiliate of a Lender, or an Approved Fund, (y) by Jefferies Finance LLC, as a Lender, in connection with the initial syndication of the Loans or (z) if an Event of Default has occurred and is continuing, to any other Person; provided, further, that a consent under this clause (1) shall be deemed given if the Borrower shall not have objected in writing to a proposed assignment within ten (10) Business Days after receipt by it of a written notice thereof from the Administrative Agent; and

(2)           the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)          Subject to Sections 2.24, assignments shall be subject to the following additional conditions:

(1)          except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the “trade date” (if any) specified in such Assignment and Assumption) shall not be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(2)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent and the Borrower (or, at the Borrower’s request, manually) together with a processing and recordation fee of $3,500 to be paid by either the applicable assignor or assignee (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided, that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more related Approved Funds; and

(3)          the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and all applicable tax forms.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person or any Other Affiliate) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (I) a Lender, (II) an Affiliate of a Lender, (III) an entity or an Affiliate of an entity that administers or manages a Lender or (IV) an entity or an Affiliate of an entity that is the investment advisor to a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Institutions without the written consent of the Borrower.

(iii)         Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the Loans and Commitments assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under and entitled to the benefits of Sections 2.20, 2.21, 10.5 and 10.14). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6 (and will be required to comply therewith), other than any sale to a Disqualified Institution, which shall be null and void.

(iv)         The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive absent demonstrable error for such purposes), notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee (except as contemplated by Sections 2.24), the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 10.6 (unless waived by the Administrative Agent) and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)          (i) Any Lender may, without the consent of or notice to any Person, in compliance with applicable law, sell participations (other than to any Disqualified Institution, a natural person, any Other Affiliate, Holdings or any Subsidiary thereof) to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby or requires the consent of each lender, in each case pursuant to the proviso to Section 10.1(a), and (2) directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.20 and 2.21 (if such Participant agrees to have related obligations thereunder (it being understood that the documentation required under Section 2.20 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Institutions without the written consent of the Borrower.

(ii)          A Participant shall not be entitled to receive any greater payment under Section 2.20 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater amounts. No Participant shall be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(e), (g) or (j), as (and to the extent) applicable, as if such Participant were a Lender (it being understood that the documentation required under Section 2.20 shall be delivered to the participating Lender).

(iii)         Each Lender that sells a participation, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register on which it enters the name and addresses of each Participant, and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (it its capacity as such) shall have no responsibility for maintaining a Participant Register.

(d)          Any Lender may, without the consent of or notice to the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)          [Reserved].

(f)           [Reserved].

(g)          [Reserved].

(h)          [Reserved].

(i)           None of the Sponsor, any Other Affiliate, Holdings or any of its Subsidiaries may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Loans hereunder (and any such attempted acquisition shall be null and void).

(j)           [Reserved].

(k)          Notwithstanding anything to the contrary contained herein, the replacement of any Lender pursuant to Section 2.24 shall be deemed an assignment pursuant to Section 10.6(b) and shall be valid and in full force and effect for all purposes under this Agreement.

(l)           Any assignor of a Loan or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or purchaser of such participation in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. None of the Agents shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

10.7        Adjustments; Set off.

(a)           Except to the extent that this Agreement provides for payments to be allocated to a particular Lender, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) the provisions of this Section 10.7 shall not be construed to apply to any payment made by any Loan Party or BrandCo Entity pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant.

(b)          Subject to the Orders and, in the case of the Canadian Collateral, the Canadian DIP Recognition Order, and the last paragraph of Section VII, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the expiration of any cure or grace periods, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.8        Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10      Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof.

10.11      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

10.12      Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to the exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided, that nothing in this Agreement shall be deemed or operate to preclude (i) any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 10.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

(b)          consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages (provided, that such waiver shall not limit the indemnification obligations of the Loan Parties to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5);

provided that, notwithstanding anything to the contrary herein, the Canadian Recognition Proceedings shall be subject to the jurisdiction of the Canadian Court

10.13      Acknowledgments. The Borrower hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)          neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders;

(d)          no advisory or agency relationship between it and any Agent or Lender (in their capacities as such) is intended to be or has been created in respect of any of the transactions contemplated hereby,

(e)          the Agents and the Lenders, on the one hand, and the Borrower, on the other hand, have an arms-length business relationship,

(f)          the Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents,

(g)          each of the Agents and the Lenders is engaged in a broad range of transactions that may involve interests that differ from the interests of the Borrower and none of the Agents or the Lenders has any obligation to disclose such interests and transactions to the Borrower by virtue of any advisory or agency relationship, and

(h)          none of the Agents or the Lenders (in their capacities as such) has advised the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including the validity, enforceability, perfection or avoidability of any aspect of any of the transactions contemplated hereby under applicable law, including the Bankruptcy Code or any consents needed in connection therewith), and none of the Agents or the Lenders (in their capacities as such) shall have any responsibility or liability to the Borrower with respect thereto and the Borrower has consulted with its own advisors regarding the foregoing to the extent it has deemed appropriate.

To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.14      Confidentiality. Each of the Agents and the Lenders agree to treat any and all information, regardless of the medium or form of communication, that is disclosed, provided or furnished, directly or indirectly, by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby (including any potential amendments, modifications or waivers, or any request therefor), whether furnished before or after the Closing Date (“Confidential Information”), as strictly confidential and not to use Confidential Information for any purpose other than evaluating the Transactions and negotiating, making available and administering this Agreement (the “Agreed Purposes”). Without limiting the foregoing, each Agent and each Lender agrees to treat any and all Confidential Information with adequate means to preserve its confidentiality, and each Agent and each Lender agrees not to disclose Confidential Information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except:

(1)              to its partners that are natural persons, members that are natural persons, directors, officers, employees, counsel, advisors, trustees and Affiliates (collectively, the “Representatives”), to the extent necessary to permit such Representatives to assist in connection with the Agreed Purposes (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential, with the applicable Agent or Lender responsible for the breach of this Section 10.14 by such Representatives as if they were party hereto);

(2)               to any pledgee referred to in Section 10.6(d) and prospective Lenders and participants in connection with secondary trading of the DIP Facility and Commitments and Loans hereunder (excluding any Disqualified Institution), in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms at least as favorable to the Borrower and its Affiliates as those contained in this Section 10.14;

(3)              to any party or prospective party (or their advisors) to any swap, derivative or similar transaction under which payments are made by reference to the Borrower and the Obligations, this Agreement or payments hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms at least as favorable to the Borrower and its Affiliates as those contained in this Section 10.14;

(4)               upon the request or demand of any Governmental Authority having or purporting to have jurisdiction over it;

(5)               in response to any order of any Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, provided, that in the case of clauses (4) and (5), the disclosing Agent or Lender, as applicable, agrees, to the extent practicable and not prohibited by applicable Requirement of Law, to notify the Borrower prior to such disclosure and cooperate with the Borrower in obtaining an appropriate protective order (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority);

(6)              to the extent reasonably required or necessary, in connection with any litigation or similar proceeding relating to the DIP Facility;

(7)              information that has been publicly disclosed other than in breach of this Section 10.14;

(8)              to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or in connection with examinations or audits of such Lender;

(9)              to the extent reasonably required or necessary, in connection with the exercise of any remedy under the Loan Documents; provided, that each Agent and Lender uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such exercise of remedies and the recipient is informed of the confidential nature of the information;

(10)            to the extent the Borrower has consented to such disclosure in writing;

(11)            to any other party to this Agreement;

(12)            to the extent that such information is received from a third party that is not, to such Agent or Lender’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to the Borrower and its Affiliates and their related parties;

(13)            to the extent that such information is independently developed by such Agent or Lender; or

(14)            by the Administrative Agent to the extent reasonably required or necessary to obtain a CUSIP for any Loans or Commitment hereunder, to the CUSIP Service Bureau.

Each Agent and each Lender acknowledges that (i) Confidential Information includes information that is not otherwise publicly available and that such non-public information may constitute confidential business information which is proprietary to the Borrower and/or its Affiliates and (ii) the Borrower has advised the Agents and the Lenders that it is relying on the Confidential Information for its success and would not disclose the Confidential Information to the Agents and the Lenders without the confidentiality provisions of this Agreement. All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Assumption, the provisions of this Section 10.14 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively.

10.15      Release of Collateral and Guarantee Obligations; Subordination of Liens.

(a)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents (including by way of merger and including any assets transferred to a Subsidiary that is not a Loan Party in a transaction permitted by this Agreement) or any Loan Party becoming an Excluded Subsidiary (other than pursuant to clause (b) of the definition thereof) or ceasing to be a Subsidiary (as used in this Section 10.15, “ceasing to be a Subsidiary” with respect to any Loan Party or BrandCo Entity shall mean that no Loan Party or Affiliate thereof shall have retained any direct or indirect equity interests in such Person), all Liens and Guarantees on such assets or all assets of such Excluded Subsidiary or former Subsidiary shall automatically terminate and the Collateral Agent shall (without notice to, or vote or consent of, any Lender) execute and deliver all releases reasonably necessary or desirable (i) to evidence the release of Liens created in any Collateral being Disposed of in such Disposition (including any assets of any Loan Party that becomes an Excluded Subsidiary) or of such Excluded Subsidiary or former Subsidiary, as applicable, (ii) to provide notices of the termination of the assignment of any Property for which an assignment had been made pursuant to any of the Loan Documents which is being Disposed of in such Disposition or of such Excluded Subsidiary or former Subsidiary, as applicable, and (iii) to release the Guarantee and any other obligations under any Loan Document of any Person being Disposed of in such Disposition or which becomes an Excluded Subsidiary or former Subsidiary, as applicable; provided, that (x) to the extent the Property being so Disposed of has a Fair Market Value in excess of $25,000,000, the Borrower shall deliver a certificate of a Responsible Officer certifying that the Disposition is permitted by the Loan Documents and (y) no Liens on the BrandCo Collateral may be released without the prior written consent of the Required Lenders, unless Disposed of to a party that is not an Affiliate of any Loan Party in a transaction permitted by the Loan Documents and subject to Section 2.12(b). Any representation, warranty or covenant contained in any Loan Document relating to any such Property so Disposed of (other than Property Disposed of to the Borrower or any of its Subsidiaries) or of a Loan Party which becomes an Excluded Subsidiary or former Subsidiary, as applicable, shall no longer be deemed to be repeated once such Property is so Disposed of. In addition, upon the reasonable request of the Borrower in connection with (A) any Lien of the type permitted by Section 7.3(g) on Excluded Collateral to secure Indebtedness to be incurred pursuant to Section 7.2(c) (or pursuant to Section 7.2(d) or 7.2(j) if such Indebtedness is of the type that is contemplated by Section 7.2(c)) if the holder of such Lien so requires, (B) [reserved], (C) any Lien of the type permitted by Sections 7.3(r) to the extent the obligations giving rise to such permitted Lien prohibit (or require the release of) the security interest of the Collateral Agent thereon, or (D) the ownership of joint ventures or other entities qualifying under clause (ii) of the definition of Excluded Equity Securities, the Collateral Agent shall execute and deliver all releases necessary or desirable to evidence that no Liens exist on such Excluded Collateral under the Loan Documents.

(b)          Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than any contingent or indemnification obligations not then due) have been paid in full and all Commitments have terminated or expired, upon the request of the Borrower, all Liens and Guarantee Obligations under any Loan Documents shall automatically terminate and the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.

10.16      [Reserved].

10.17     WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT or the transactions contemplated hereby or thereby AND FOR ANY COUNTERCLAIM THEREIN.

10.18      USA PATRIOT ACT. The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107 56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow the Administrative Agent or such Lender to identify the Loan Parties in accordance with the USA Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender or Agent reasonably promptly upon request from such Lender or Agent.

10.19      Orders Control. To the extent that any specific provision hereof or in any other Loan Document is inconsistent with any of the Orders, the Interim Order or Final Order (as applicable) shall control.

10.20      Interest Rate Limitation. Notwithstanding anything in this Agreement to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.20 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

10.21      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.22      Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other notices of borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.23      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(A)        a reduction in full or in part or cancellation of any such liability;

(B)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

10.24      Tax Treatment. The Debtors and Lenders agree that for U.S. federal and applicable state and local income Tax purposes, the transactions contemplated by this Agreement are intended to constitute one or more debt instruments subject to United States Treasury Regulations Section 1.1275-4(b) governing contingent payment debt instruments. The Debtors and Lenders shall cooperate in good faith to determine the comparable yield (as such term is described in the United States Treasury Regulations governing contingent payment debt instruments) for any Loan within ninety (90) days following the Borrowing Date with respect to such Loan. The Debtors and Lenders agree not to take and to not cause or permit their Affiliates to take, any position that is inconsistent with the provisions of this Section 10.24 on any Tax return or for any other Tax purpose, unless required by law or the good faith resolution of a Tax audit or other Tax proceeding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION,
as Borrower

By:	/s/ Victoria Dolan
	Name:	Victoria Dolan
	Title:	Chief Financial Officer

REVLON, INC.,
as Holdings

By:	/s/ Victoria Dolan
	Name:	Victoria Dolan
	Title:	Chief Financial Officer

[Signature Page to Credit Agreement]

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent

By:	/s/ Paul Chisholm
	Name:	Paul Chisholm
	Title:	Managing Director

[Signature Page to Credit Agreement]

JEFFERIES FINANCE LLC,
as a Lender

By:	/s/ Paul Chisholm
	Name:	Paul Chisholm
	Title:	Managing Director

[Signature Page to Credit Agreement]

Schedule 1.1(a)
to the Brandco DIP Credit Agreement

Schedule 1.1(a)

Backstop Lenders

Attached.

Schedule 2.1
to the Brandco DIP Credit Agreement

Schedule 2.1(T-1)

Initial Draw T-1 Commitments

Attached.

Schedule 2.1(T-2)

Delayed Draw T-2 Commitments

Attached.

Schedule 2.9
to the Brandco DIP Credit Agreement

Schedule 2.9

[Reserved]

Schedule 4.8
to the Brandco DIP Credit Agreement

Schedule 4.8

Owned Real Property

Address
1501 Williamsboro Street, Oxford, NC 27565
5344 Overmyer Drive, Jacksonville, Florida
2210 Melson Avenue, Jacksonville Florida
Rail sidetrack adjacent to 5344 Overmyer Drive, Jacksonville Florida

Property located in Irvington, New Jersey, consisting of the following parcels:

●     Parcel No. 2 - 196 Coit Street, Irvington, NJ 07111

●     Parcel No. 3 - 206 Coit Street, Irvington, NJ 07111

●     Parcel No. 4 - 212 Coit Street, Irvington, NJ 07111

●     Parcel No. 7.01 - 176-178 Coit Street, Irvington, NJ 07111

Schedule 4.14
to the Brandco DIP Credit Agreement

Schedule 4.14

Subsidiaries

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Almay, Inc.	Delaware	100% by Revlon Consumer Products Corporation	N
Art & Science, Ltd.	Illinois	100% by Roux Laboratories, Inc.	N
Bari Cosmetics, Ltd.	Delaware	100% by OPP Products, Inc.	N
Beautyge II, LLC	Delaware	100% by Beautyge I	N
Beautyge Brands USA, Inc. (f/k/a Colomer Beauty Brands USA, Inc.)	Delaware	100% by Roux Laboratories, Inc.	N
Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Delaware	100% by Revlon Consumer Products Corporation	N
BrandCo Almay 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Charlie 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo CND 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Curve 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Elizabeth Arden 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Giorgio Beverly Hills 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Halston 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Jean Nate 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Mitchum 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo Multicultural Group 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo PS 2020 LLC	Delaware	100% by Beautyge I	N
BrandCo White Shoulders 2020 LLC	Delaware	100% by Beautyge I	N
Charles Revson Inc.	New York	100% by Revlon Consumer Products Corporation	N

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Creative Nail Design, Inc.	California	100% by Roux Laboratories, Inc.	N
Cutex, Inc.	Delaware	100% by Revlon Consumer Products Corporation	N
North America Revsale Inc.	New York	100% by Revlon Consumer Products Corporation	N
OPP Products, Inc.	Delaware	100% by Revlon Consumer Products Corporation	N
PPI Two Corporation	Delaware	100% by Revlon Consumer Products Corporation	N
Realistic Roux Professional Products Inc.	Delaware	100% by Roux Laboratories, Inc.	N
Revlon Development Corp	Delaware	100% by Revlon Consumer Products Corporation	N
Revlon Finance LLC	Delaware	100% by Revlon Holdings B.V. (Netherlands)	N
Revlon Government Sales, Inc.	Delaware	100% by Revlon Consumer Products Corporation	N
Revlon International Corporation	Delaware	100% by Revlon Consumer Products Corporation	N
Revlon Professional Holding Company LLC	Delaware	100% collectively by Revlon Consumer Products Corporation; Revlon Manufacturing Ltd.; Revlon (Suisse) S.A. and Beautyge Beauty Group, S.L.	N
RIROS Corporation	New York	100% by Revlon Consumer Products Corporation	N
RIROS Group Inc.	Delaware	100% by RIROS Corporation	N
RML, LLC	Delaware	100% by Revlon International Corporation	N

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Roux Laboratories, Inc.	New York	100% by Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	N
Roux Properties Jacksonville, LLC	Florida	100% by Roux Laboratories, Inc.	N
SinfulColors Inc.	Delaware	100% by Opp Products, Inc.	N
DF Enterprises, Inc.	Delaware	100% by Elizabeth Arden, Inc.	N
Elizabeth Arden (Financing), Inc.	Delaware	100% by Elizabeth Arden, Inc.	N
Elizabeth Arden, Inc.	Florida	100% by Revlon Consumer Products Corporation	N
Elizabeth Arden Travel Retail, Inc.	Delaware	100% by Elizabeth Arden, Inc.	N
Elizabeth Arden Investments, LLC	Delaware	100% by Elizabeth Arden, Inc.	N
Elizabeth Arden NM, LLC	Delaware	100% by Elizabeth Arden, Inc.	N
Elizabeth Arden USC, LLC	Delaware	100% by Elizabeth Arden, Inc.	N
FD Management, Inc.	Delaware	100% by Elizabeth Arden, Inc.	N
RDEN Management, Inc.	Delaware	100% by Elizabeth Arden, Inc.	N

Foreign Entities

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
New Revlon Argentina, S.A.	Argentina	100% collectively by Revlon International Corporation and Revlon Manufacturing Ltd.	Y
Revlon Australia Pty Limited	Australia	100% by Revlon Manufacturing Ltd.	N

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Promethean Insurance Limited	Bermuda	100% by Revlon Offshore Limited	Y
Revlon Manufacturing Ltd.	Bermuda	100% by RML Holdings L.P.	N
Revlon Offshore Ltd.	Bermuda	100% by Revlon Consumer Products Corporation	Y
RML Holdings L.P.	Bermuda	100% collectively by Revlon International Corporation and RML, LLC	N
Revlon Ltda	Brazil	100% collectively by Revlon International Corporation and Revlon Manufacturing Ltd.	Y
Revlon Canada Inc.	Canada	100% collectively by Revlon International Corporation and Beautyge Participations, S.L.	N
Beautyge I	Cayman Islands	100% by Beautyge Brands USA Inc. (f/k/a Colomer Beauty USA, Inc.)	N
Revlon China Holdings Limited	Cayman Islands	100% by Revlon International Corporation	Y
Revlon (Shanghai) Limited[1]	China	97.22% by Revlon China Holdings Limited	Y
Revlon Trading (Shanghai) Co., Ltd	China	100% by Revlon (Hong Kong) Limited	Y
Shanghai Revstar Cosmetics Marketing Services Limited[2]	China	98.21% by Revlon China Holdings Limited	Y
Beautyge Denmark A/S	Denmark	100% by Beautyge, S.L.	Y

1 As noted in the Company’s 12/30/13 Form 8-K, the Company is in the process of exiting its operations in China and plans to liquidate these entities after satisfying its liabilities and other obligations.

2 See above.

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
American Crew Dominicana, S.r.L.	Dominican Republic	99.9% by Beautyge Brands USA, Inc. (f/k/a Colomer Beauty Brands USA, Inc.)	Y
Comercializador a Brendola, S.r.L.	Dominican Republic	99.9% by Beautyge, S.L.	Y
Beautyge Brands France Holding SAS	France	100% collectively by Beautyge, S.L. and Beautyge Participations, S.L.	Y
Beutyge France SAS	France	100% by Beautyge Brands France Holding SAS	Y
Beautyge Logistics Services, S.L. – French Branch	France	100% by Beautyge, S.L.	Y
Beautyge Germany GmbH	Germany	100% by Beautyge Participations, S.L.	N
Produtos Cosméticos de Revlon, S.A.	Guatemala	100% collectively by Revlon Overseas Corporation, C.A. and Revlon International Corporation	Y
Revlon (Hong Kong) Limited	Hong Kong	100% collectively by Revlon International Corporation and Revlon Manufacturing Ltd.	Y
Beautyge Professional Limited	Ireland	100% by Roux Laboratories, Inc.	Y
Bainvest Beauty Limited[3]	Ireland	100% by Beautyge Fragrances Holdings Ltd	Y
Revlon (Israel) Limited	Israel	100% collectively by Revlon B.V. and Revlon International Corp	Y
YAE Artistic Packings Industry Ltd.	Israel	100% of shares with voting rights by Revlon B.V.	Y
YAE Press 2000 (1987) Ltd.	Israel	100% by Revlon B.V.	Y

3 In liquidation.

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Beautyge Italy S.p.A.	Italy	100% by Beautyge Participations, S.L.	N
Revlon KK	Japan	100% by Revlon International Corporation	Y
Professional Beauty Services S.A.	Luxembourg	100% by Beautyge Participations, S.L.	Y
Revlon Mauritius Ltd.	Mauritius	100% by Revlon International Corporation	Y
Beautyge Mexico S.A. de C.V.	Mexico	100% collectively by Roux Laboratories, Inc. and Beautyge Participations, S.L.	N
Revlon, S.A. de C.V.	Mexico	100% collectively by Revlon International Corporation and Revlon Consumer Products Corporation	N
Beautyge Netherlands B.V.	Netherlands	100% by Beautyge Participations, S.L.	Y
Revlon B.V.	Netherlands	100% by Revlon International Corporation	Y
Revlon Holdings B.V.	Netherlands	100% by Elizabeth Arden International, S.a.r.L.	N
Revlon New Zealand Limited	New Zealand	100% collectively by Revlon International Corporation and Revlon Consumer Products Corporation	Y
Beautyge Andina S.A.	Peru	100% collectively by Beautyge, S.L. and Beautyge Beauty Group, S.L.	Y
Beautyge Portugal-Produtos Cosmeticos e Profissionais Lda.	Portugal	100% collectively by Beautyge, S.L. and Revlon Consumer Products Corporation	Y
Revlons Puerto Rico Inc.	Puerto Rico	100% by Revlon International Corporation	Y

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Beautyge Rus Joint Stock Company	Russia	100% collectively by Beautyge, S.L. and Beautyge Beauty Group, S.L.	Y
Elizabeth Arden (Singapore) Pte. Ltd.	Singapore	60% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Revlon Manufacturing Ltd. – Singapore Branch	Singapore	100% by RML Holdings L.P.	Y
Revlon South Africa (Proprietary) Limited	South Africa	100% by Revlon Offshore Limited	Y
Beautyge, S.L.	Spain	100% by Beautyge Beauty Group, S.L	N
Beautyge Beauty Group, S.L.	Spain	100% by Beautyge Participations, S.L.	N
Beautyge Logistics Services, S.L.	Spain	100% by Beautyge, S.L.	N
Beautyge Participations, S.L.	Spain	100% by Revlon Consumer Products Corporation	N
Revlon Beauty Products, S.L.[4]	Spain	100% collectively by Revlon B.V.; Revlon International Corporation; Revlon (Suisse) S.A. and Européenee de Produits de Beauté, S.A.S.	Y
Beautyge Sweden AB	Sweden	100% by Beautyge Participations, S.L.	Y
Beautyge France S.A.S. – Succursale de Carouge (Geneva)	Switzerland	100% by Beautyge Brands France Holding SAS	Y
Revlon (Suisse) S.A.	Switzerland	100% by Revlon International Corporation	Y
Elizabeth Arden Trading B.V. (branch office)	Taiwan	100% by Elizabeth Arden (Netherlands) Holding B.V.	Y

4 In liquidation.

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Revlon Manufacturing Ltd. – Taiwan Branch	Taiwan	100% by RML Holdings L.P.	Y
Revlon International Corporation – U.K. Branch	United Kingdom	100% by RML Holdings L.P.	Y
Revlon Pension Trustee Company (U.K.) Limited	United Kingdom	100% by Revlon Consumer Products Corporation	Y
Revlon Overseas Corporation, C.A.	Venezuela	100% by Revlon International Corporation	Y
Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	100% by Revlon International Corporation	Y
Elizabeth Arden (South Africa) (Proprietary) Ltd.	South Africa	100% by Revlon International Corporation	Y
Elizabeth Arden (Canada) Limited	Canada	100% by Revlon International Corporation	N
Elizabeth Arden (Netherlands) Holding B.V.	Netherlands	100% by Elizabeth Arden (Switzerland) Holding S.a.r.l.	N
Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.	China	100% by Elizabeth Arden (Switzerland) Holding S.a.r.l.	Y
Elizabeth Arden Sea Pte. Ltd	Singapore	60% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden (UK) Ltd	United Kingdom	100% by Elizabeth Arden (Netherlands) Holding B.V.	N
Elizabeth Arden España S.L.U.	Spain	100% by Elizabeth Arden (Netherlands) Holding B.V.	N
Elizabeth Arden International S.a.r.l. - French Branch	France	100% by Elizabeth Arden International S.a.r.l. Int’l Headquarters	Y
Elizabeth Arden International S.a.r.l. – Japan Representative Office.	Japan	100% by Elizabeth Arden International S.a.r.l. Int’l Headquarters	Y
Elizabeth Arden International S.a.r.l. Int’l Headquarters	Switzerland	100% by Elizabeth Arden (Netherlands) Holding B.V.	N

Schedule 4.14
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Percentage Owned	Excluded Subsidiary (Y/N)?
Elizabeth Arden (Switzerland) Holding S.a.r.L.	Switzerland	100% by Revlon International Corporation	Y
Elizabeth Arden (Denmark) ApS	Denmark	100% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden (Norway) AS	Norway	100% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden (Sweden) AB	Sweden	100% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden Trading B.V. (representative office)	Netherlands	100% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden Middle East FZCO	Dubai	60% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden Cosmeticos do Brazil Ltda	Brazil	100% collectively by Elizabeth Arden (Netherlands) Holding B.V. and Elizabeth Arden Trading B.V.	Y
Elizabeth Arden (France) S.A.	France	100% by Elizabeth Arden (Netherlands) Holding B.V.	Y
Elizabeth Arden GmbH	Germany	100% by Elizabeth Arden (Netherlands) Holding B.V.	N
Elizabeth Arden Korea Yuhan Hoesa	Korea	100% collectively by Elizabeth Arden (Netherlands) Holding B.V. and Revlon International Corporation	Y
Elizabeth Arden Sea (HK) Ltd.	Hong Kong	100% by Elizabeth Arden Sea Pte. Ltd.	Y

Schedule 4.17
to the Brandco DIP Credit Agreement

Schedule 4.17

UCC Filing Jurisdictions

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation
Revlon, Inc.	Delaware
Revlon Consumer Products Corporation	Delaware
Almay, Inc.	Delaware
Art & Science, Ltd.	Illinois
Bari Cosmetics, Ltd.	Delaware
Beautyge Brands USA, Inc. (f/k/a Colomer Beauty Brands USA, Inc.)	Delaware
Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Delaware
Charles Revson Inc.	New York
Creative Nail Design, Inc.	California
Cutex, Inc.	Delaware
North America Revsale Inc.	New York
OPP Products, Inc.	Delaware
Realistic Roux Professional Products Inc.	Delaware
Revlon Development Corp.	Delaware
Revlon Government Sales, Inc.	Delaware
Revlon International Corporation	Delaware
Revlon Professional Holding Company LLC	Delaware
RIROS Corporation	New York
RIROS Group Inc.	Delaware
Roux Laboratories, Inc.	New York
Roux Properties Jacksonville, LLC	Florida
SinfulColors Inc.	Delaware

Schedule 4.17
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation
DF Enterprises, Inc.	Delaware
Elizabeth Arden (Financing), Inc.	Delaware
Elizabeth Arden, Inc.	Florida
Elizabeth Arden Travel Retail, Inc.	Delaware
FD Management, Inc.	Delaware
RDEN Management, Inc.	Delaware
Elizabeth Arden Investments, LLC	Delaware
Elizabeth Arden NM, LLC	Delaware
Elizabeth Arden USC, LLC	Delaware
Elizabeth Arden (Canada) Limited	District of Columbia
Elizabeth Arden (UK) Ltd	District of Columbia
Revlon Canada Inc.	District of Columbia
Beautyge I	District of Columbia
Beautyge II, LLC	Delaware
BrandCo Almay 2020 LLC	Delaware
BrandCo Charlie 2020 LLC	Delaware
BrandCo CND 2020 LLC	Delaware
BrandCo Curve 2020 LLC	Delaware
BrandCo Elizabeth Arden 2020 LLC	Delaware
BrandCo Giorgio Beverly Hills 2020 LLC	Delaware
BrandCo Halston 2020 LLC	Delaware
BrandCo Jean Nate 2020 LLC	Delaware
BrandCo Mitchum 2020 LLC	Delaware
BrandCo Multicultural Group 2020 LLC	Delaware

Schedule 4.17
to the Brandco DIP Credit Agreement

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation
BrandCo PS 2020 LLC	Delaware
BrandCo White Shoulders 2020 LLC	Delaware
BrandCo Jean Nate 2020 LLC	Delaware
PPI Two Corporation	Delaware
RML, LLC	Delaware
Trademarks and Patents	U.S. Patent and Trademark Office
Copyrights	U.S. Copyright Office
North Carolina Mortgage	Granville County, NC
Florida Mortgage	Duval County, FL

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Schedule 7.2(d)

Existing Indebtedness

Intercompany Indebtedness:

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Revlon Consumer Products Corporation	Elizabeth Arden (Denmark) ApS	Loan	DKK	9,906,038.22 kr.	579,767.78 kr.
Revlon Consumer Products Corporation	Elizabeth Arden UK Ltd	Loan	GBP	£1,313,336.63	£98,738.91
Revlon Manufacturing LTD (Bermuda)	Revlon Australia Pty Limited	Loan	AUD	$8,033,170.40	$405,304.89
Beautyge S.L.	Revlon Australia Pty Limited	Loan	AUD	$34,302,694.98	$1,415,335.43
Revlon Beauty Products SL (Spain)	Revlon Australia Pty Limited	Loan	AUD	$2,427,817.76	$666,339.13
Revlon Consumer Products Corporation	Revlon Australia Pty Limited	Loan	AUD	$52,880,494.82	$2,530,608.26
Beautyge S.L.	Revlon BV (Netherlands)	Loan	EUR	€ 3,810,873.36	€ 356,766.31
Beautyge S.L.	Revlon Holdings B.V.	Loan	EUR	€ 51,202,169.96	€ 10,149,106.95
Beautyge S.L.	Revlon BV (Netherlands)	Loan	USD	$10,245,724.84	$845,958.55

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Beautyge Participations, S.L.	Revlon BV (Netherlands)	Loan	USD	$1,542,000.00	$208,725.70
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	AUD	$2,214.20	$493.97
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 576,193.68	€ 112,396.56
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 3,340,750.00	€ 1,003,769.17
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 954,500.00	€ 310,329.00
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 954,500.00	€ 336,154.59
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 954,500.00	€ 360,027.59
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 1,097,675.00	€ 437,197.24
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 3,054,400.00	€ 2,326,120.48
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 954,500.00	€ 678,660.11
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 668,150.00	€ 236,993.51
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 954,500.00	€ 571,233.57
Revlon Beauty Products SL (Spain)	Revlon BV (Netherlands)	Loan	EUR	€ 1,574,925.00	€ 439,408.69

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Europeenne DE Produits De Beaute, SAS France	Revlon BV (Netherlands)	Loan	USD	$17,009,671.18	$3,072,042.14
Europeenne DE Produits De Beaute, SAS France	Revlon BV (Netherlands)	Loan	EUR	€ 34,865.26	€ 3,143.68
Revlon BV (Netherlands)	Revlon Consumer Products Corporation	Loan	EUR	€ 19,433,359.30	€ 7,399,592.94
Revlon BV (Netherlands)	Revlon Consumer Products Corporation	Loan	USD	$93,286,735.01	$5,711,904.33
Revlon Manufacturing LTD (Bermuda)	Revlon Canada Inc.	Loan	CAD	$4,912.17	$659.64
Revlon Canada Inc.	Revlon Consumer Products Corporation	Loan	CAD	$920,814.98	$0.00
Elizabeth Arden Ltd Canada	Revlon Consumer Products Corporation	Loan	USD	$23,347,417.07	$0.00
Beautyge Mexico, S.A. de C.V.	Revlon Canada Inc.	Loan	CAD	$5,178,957.82	$1,265,002.17
Revlon Holdings B.V.	Elizabeth Arden GmbH Germany	Loan	EUR	€ 12,600,000.00	€ 3,866,259.25
Elizabeth Arden GmbH Germany	Revlon Holdings B.V.	Loan	EUR	€ 12,600,000.00	€ 3,441,560.17
Revlon Holdings B.V.	Beautyge Germany GmbH	Loan	EUR	€ 6,300,000.00	€ 1,933,129.63

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Beautyge Germany GmbH	Revlon Holdings B.V.	Loan	EUR	€ 6,300,000.00	€ 1,720,780.08
Revlon Holdings B.V.	Beautyge Italy S.p.A.	Loan	EUR	€ 9,450,000.00	€ 2,899,694.44
Beautyge Italy S.p.A.	Revlon Holdings B.V.	Loan	EUR	€ 9,450,000.00	€ 2,581,170.13
Beautyge S.L.	Revlon KK (Japan)	Loan	JPY	¥669,117,500	¥68,181,655
Revlon KK (Japan)	Revlon BV (Netherlands)	Loan	USD	$28,214,461.01	$7,431,888.54
Revlon KK (Japan)	Revlon Consumer Products Corporation	Loan	JPY	¥7,026,485,949	¥3,407,126,662
Revlon KK (Japan)	Revlon International Corporation	Loan	USD	$6,876,466.00	$1,902,753.20
Revlon Consumer Products Corporation	Revlon KK (Japan)	Loan	JPY	¥383,618,604	¥23,277,108
Beautyge Mexico, S.A. de C.V.	Revlon BV (Netherlands)	Loan	USD	$775,322.23	$73,725.11
Beautyge Mexico, S.A. de C.V.	Revlon Consumer Products Corporation	Loan	USD	$6,273,760.78	$498,678.02
Revlon Manufacturing LTD (Bermuda)	Revlon New Zealand Limited	Loan	NZD	$5,448,101.78	$627,360.61

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Revlon Manufacturing LTD (Taiwan Branch)	Revlon New Zealand Limited	Loan	NZD	$1,769,951.64	$1,384,480.80
Beautyge S.L.	Revlon New Zealand Limited	Loan	NZD	$2,700,000.00	$229,950.08
Revlon Consumer Products Corporation	Revlon New Zealand Limited	Loan	NZD	$15,502,626.48	$1,596,863.86
Beautyge Fragrances Holdings Limited (2)	Revlon Consumer Products Corporation	Loan	GBP	£32,369,244.77	£548,421.14
Revlon Offshore Ltd. (Bermuda)	Revlon Consumer Products Corporation	Loan	EUR	€ 14,508,400.00	€ 2,142,468.97
Revlon Offshore Ltd. (Bermuda)	Revlon (Hong Kong) Limited	Loan	USD	$9,315,846.98	$4,521,127.40
Revlon Offshore Ltd. (Bermuda)	Revlon China Holdings Ltd (Cayman Is.)	Loan	USD	$5,058,000.00	$4,461,679.84
Revlon Consumer Products Corporation	Revlon Offshore Ltd.	Loan	USD	$11,421,998.00	$3,117,283.30
Revlon South Africa (Proprietary) Limited	Elizabeth Arden South Africa	Loan	ZAR	R168,238,270.01	R19,432,789.34
Elizabeth Arden Cosmeticos do Brazil Ltda (3)	Revlon Consumer Products Corporation	Loan	USD	$1,350,000.00	$95,387.54

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Beautyge S.L.	Revlon Consumer Products Corporation	Loan	USD	$5,188,330.08	$0.00
Revlon International - U.K. Branch	Revlon Consumer Products Corporation	Loan	GBP	£39,556,629.50	£4,182,454.29
SAS and Company Limited	Revlon Consumer Products Corporation	Loan	USD	$7,418,540.78	$593,786.66
Revlon Holdings B.V.	Revlon Finance LLC	Loan	USD	$58,978,111.26	$10,912,208.44
Revlon Consumer Products Corporation	Elizabeth Arden International S.a.r.l.	Loan	USD	$75,354,521.62	$3,775,787.11
Revlon Consumer Products Corporation	Elizabeth Arden (France) S.A.	Loan	EUR	€ 1,600,000.00	€ 58,977.78
Revlon International Corporation	Elizabeth Arden Holding Sarl (Switzerland)	Loan	USD	$42,000,000.00	$2,940,000.00
Revlon International Corporation	Revlon Mauritius Ltd.	Loan	USD	$500,000.00	$123.57
Elizabeth Arden Inc	Revlon International Corporation	Loan	USD	$42,000,000.00	$3,185,000.00
Revlon Finance LLC	Revlon Consumer Products Corporation	Loan	USD	$11,284,913.00	$142,001.82

Schedule 7.2(d)
to the Brandco DIP Credit Agreement

Debtor	Lender	Description	Currency	Principal Amount	Cumulative Interest Outstanding
Revlon Overseas Corporation C.A. (Venez)	Revlon BV (Netherlands)	Loan	USD	$10,633,755.33	$9,166,125.08

Capital Leases:

Debtor	Lender	Description	Currency	Amount
Revlon Consumer Products Corporation	Meridian Leasing Corporation	Various Capital Leases	USD	1,071,742
Revlon Consumer Products Corporation	Carolina Handling, LLC	Various Capital Leases	USD	1,289,882

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Schedule 7.3(f)

Existing Liens

Equipment, Tax and Inventory Liens:

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
BEAUTYGE BRANDS USA, INC.	DE - Secretary Of State	BEAUTYGE I	8/6/2019	Original UCC Filing	20195427260

All Transferred Assets as defined in the Upper Tier Transfer and Contribution Agreement, dated on or about the date hereof, between Debtor and the Assignor Party.

Original Secured Party: Wilmington Trust, National Association, as Collateral Agent

BEAUTYGE BRANDS USA, INC.	DE - Secretary Of State		5/7/2020	Assignment	20203249747	Assignment from Wilmington Trust, National Association, as Collateral Agent to Beautyge I.
BEAUTYGE I	DC - Recorder Of Deeds	BEAUTYGY II, LLC	8/6/2019	Original UCC Filing	2019082702

All Transferred Assets as defined in the Lower Tier Transfer and Contribution Agreement, dated on or about the date hereof, between Debtor and the Assignor Party.

Original Secured Party: Wilmington Trust, National Association, as Collateral Agent

BEAUTYGE I	DC - Recorder Of Deeds		5/8/2020	Assignment	2020055489	Assignment from Wilmington Trust, National Association, as Collateral Agent to Beautygy II, LLC.
ELIZABETH ARDEN USC, LLC	DE - Secretary Of State		5/10/2021	Assignment	20213628790	Assignment from Citibank, N.A., as Collateral Agent to MidCap Funding IV Trust.

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
ELIZABETH ARDEN USC, LLC	DE - Secretary Of State		7/7/2021	Amendment	20215285508	Amendment changing the name of the Secured Party from MidCap Funding IV Trust to MidCap Funding IV Trust, as Collateral Agent.
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY	VAR RESOURCES, INC. OPTUMHEALTH BANK, INC. BMO HARRIS BANK N.A.	5/24/2010	Original UCC Filing	201002562080

This transaction is a true lease. Secured Party is the owner of all of the equipment now or hereafter the subject of any agreement or schedule by and between the parties together with all proceeds, attachments, pars accessions, accessions, additions, replacements and substitutions of, to or for any for the forgoing.

Master Agreement No. 0212301

ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY		6/7/2010	Assignment	201002634863	Partial assignment of all equipment under Schedule No. 001 only, assigned to M&I Marshall & Ilsley Bank.
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY		1/11/2011	Assignment	20110387522X	Partial assignment of all equipment under Schedule No. 001 only, assigned to OptumHealth Bank, Inc. by M&I Marshall & Ilsley Bank.
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY		12/5/2014	Amendment	201402692488	Amended the name of the Debtor from M&I Marshall & Ilsley Bank to BMO Harris Bank N.A.
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY		12/8/2014	Continuation	201402704354
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY		2/19/2020	Continuation	202000920274
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY		4/23/2020	Continuation	202001428012

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY	RAYMOND LEASING CORPORATION	7/27/2017	Original UCC Filing	20170197423X	All material handling equipment and associated accessories, including without limitation, lift trucks, pallet trucks, orderpickers, batteries and chargers, in possession of Debtor or hereafter acquired by Debtor. Master Lease Schedule No. 30248 or any Schedule thereunder.
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY	RAYMOND LEASING CORPORATION	12/20/2017	Original UCC Filing	201703587276	All material handling equipment and associated accessories, including without limitation, lift trucks, pallet trucks, orderpickers, batteries and chargers, in possession of Debtor or hereafter acquired by Debtor. Master Lease Schedule No. 33901 or any Schedule thereunder.
ELIZABETH ARDEN, INC.	FL - SECURED TRANSACTION REGISTRY	UNIVEST CAPITAL, INC.	8/19/2019	Original UCC Filing	201909443466	(1) Primary Mobile-Matic Unit w/ 11 Standard Dispensers, (3) Secondary Mobile Unit w/1 unit of casters, on SI Systments LLC Invoice 106354, dated 8/16/2019. Contract Number 20814.
ELIZABETH ARDEN INC	NY - NEW YORK COUNTY	NYC DEPARTMENT OF FINANCE	1/24/1994		000618379-01	$7025.16 city tax warrant
ELIZABETH ARDEN ASSOCIATES	NY - NEW YORK COUNTY	NEW YORK CITY DEPARTMENT OF FINANCE	7/13/2006		002153230-01	$80584.61 city tax warrant

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	MACQUARIE EQUIPMENT FINANCE, LLC	6/21/2011	Original UCC Filing	20112380585	All equipment, and all computers, machines, system units, integrated circuit boards, processors, monitors, keyboards, dis drives, tape drives, input, output, storage devices, communications cards and devices, modems, network hardware, cables, memory, peripheral, accessories, channels, manuals, documentation, media, adapters, controllers, power supplies, etc… leased to Debtor under a master lease between Debtor as Lessee and Secured Party as Lessor.
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		5/6/2016	Continuation	20162723052
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		6/2/2021	Continuation	20214252236
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	RAYMOND LEASING CORPORATION	10/3/2012	Original UCC Filing	20123819598	All material handling equipment and associated accessories, including without limitation, lift trucks, pallet trucks, orderpickers, batteries and chargers, in possession of Debtor or hereafter acquired by Debtor. Master Lease Schedule No. 305501 or any Schedule thereunder.
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		6/26/2017	Amendment	20174204050	Collateral added in accordance with Equipment Master Lease Schedule 030550.
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		10/3/2017	Continuation	20176584178

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NA	1/5/2017	Original UCC Filing	20170107018	All of the Debtor’s right, title and interest in and to all Goods and property described herein. Equipment Location Vendor 1501 Williamsboro Street, Oxford, NC Woodstone Energy, LLC EQUIPMENT DESCRIPTION: This project (the “Project”) consists of installing retrofitting and/or relocating a total of ~4,800 lighting fixtures on the Premises. Additional specific equipment described therein.
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		11/2/2021	Continuation	20218817513
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	7/10/2018	Original UCC Filing	20184731176	One (1) Non Toyota Forklift – Hawker Model #18-085-17 Serial #PL 202180665
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	7/18/2018	Original UCC Filing	20184934770	Three (1) Hawker Battery/Charger Model #R08.8KW.24.36V Serial #R08361804P002641 #R08361804P002642 #R08361804P002643
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	8/15/2018	Original UCC Filing	20185646464	Seven (7) Hawker Charger Model #R12.15W.36V Serial Numbers included provided therein.
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	8/16/2018	Original UCC Filing	20185666017	One (1) Hawker Model #18-125-13 Serial #PL205181288
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	1/2/2019	Original UCC Filing	20190019567	Three (3) Hawker Model # R12.15KW.36V Serial # R12361810F003712, R1236180F003713, F12361810F003714

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	2/10/2020	Original UCC Filing	20200987539	One (1) Hawker Model # 18-125-13 Serial #PL101201600
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	3/18/2020	Original UCC Filing	20202020768	True Lease. One (1) Hawker Model #18-125-13 Serial # PL501201608
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	4/28/2020	Original UCC Filing	20203023118	One (1) Hawker Model #18-125-13 Serial # PL111190741
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	4/30/2020	Original UCC Filing	20203083518	One (1) Toyota Forklift Model #7FBEU20 Serial #14057
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	5/1/2020	Original UCC Filing	20203108141	Two (2) Drum Hauler Model # DH800 Serial # A11036, A11037
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	5/5/2020	Original UCC Filing	20203187467	One (1) Toyota Forklift Model #30-7FBCU25 Serial #60561, 60553
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	5/5/2020	Original UCC Filing	20203188689	Two (2) Toyota Forklift Model # 7HBW23 Serial # 39582, 39584
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		5/10/2021	Assignment	20213629129	Assignment from Citibank, N.A., as Collateral Agent to MidCap Funding IV Trust.
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State		7/7/2021	Amendment	20215283008	Amendment changing the name of the Secured Party from MidCap Funding IV Trust to MidCap Funding IV Trust, as Collateral Agent.

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	6/2/2020	Original UCC Filing	20203847730	True Lease. Five (5) Toyota Forlift Model #7HBE40 Serial #31334, 31338, 31339, 31340, 31344
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	7/8/2020	Original UCC Filing	20204691152	Four (4) Toyota Forklift Model # 8HBE40 Serial # 40928 40929 40930 40931
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	8/6/2021	Original UCC Filing	20216224506	Two (2) Hawker Model #18-85F-17 Serial #PL105210222, PL105210223
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	8/6/2021	Original UCC Filing	20216225180	Two (2) Hawker Battery Model # 12-85F-9 Serial # PL105210340, PL105210341
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	8/12/2021	Original UCC Filing	20216375019	Ten (10) Toyota Forklift Model #LPM3-48F-240G Serial #RVE00238171 / RVE00238172 / RVE00238173 / RVE00238174 / RVE00238175 / RVE00238176 / RVE00238177 / RVE00238178 / RVE00238179
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	8/12/2021	Original UCC Filing	20216378484	One (1) Toyota Forklift Model #LPM3-48F-240G Serial # RVE00238181
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	9/8/2021	Original UCC Filing	20217128128	One (1) Hawker Model #12-125F-13 Serial # PL505210217
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	9/8/2021	Original UCC Filing	20217135883	One (1) Hawker Battery/Charger Model # LPM3-48F-240G Serial # RV00261258

Schedule 7.3(f)
to the Brandco DIP Credit Agreement

Debtor	Jurisdiction	Secured Party	File Date	File Type	File #	Collateral
REVLON CONSUMER PRODUCTS CORPORATION	DE - Secretary Of State	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	5/3/2022	Original UCC Filing	20223725496	One (1) Powerboss Sweeper / Scrubber Model #PHX20TDQP Serial #22045093
RML CORP.	NY - DEPARTMENT OF STATE (BRONX COUNTY)	NEW YORK CITY DEPARTMENT OF FINANCE	4/29/2004		E-015807485-W001-2	$1,816.08 state tax lien
RML CORP.	NY - DEPARTMENT OF STATE (BRONX COUNTY)	NEW YORK CITY DEPARTMENT OF FINANCE	4/29/2004		E-015807485-W002-6	$185.65 state tax lien
RML CORP.	NY - DEPARTMENT OF STATE	NEW YORK CITY DEPARTMENT OF FINANCE	6/21/2004		E-015807485-W003-1	$511.56 state tax lien

IP Liens:

None.

Schedule 7.7
to the Brandco DIP Credit Agreement

Schedule 7.7

Existing Investments

Joint Ventures:

Investments in Luxasia (Southeast Asia)

Elizabeth Arden SEA Private Limited is a private limited company of Singapore (the “EA Luxasia JV”), which was formed on or about July 23, 2015 and the EA Luxasia Shareholders Agreement became effective on or about September 1, 2015. EA Luxasia JV has one wholly-owned subsidiary, Elizabeth Arden SEA (HK) Ltd., a Hong Kong limited company.

EA Luxasia JV has paid capital of SGD 120,000.00 and was formed to carry on general trading activities including the sale, promotion and distribution of certain Elizabeth Arden branded beauty products (including fragrances or perfumes, makeup, skin and body care and ancillary products) in a specified territory. Most significantly, it serves as the Company’s distributor in its territory.

EA Luxasia JV’s territory (the “Luxasia Territory”) is defined to include the local markets (exclusive of duty free and travel retail shops, airlines and sealines) of Singapore, Malaysia, Indonesia, Vietnam, the Philippines, Thailand, Cambodia, Laos Myanmar (subject to prior diligence and clearance by EA Netherlands), and Hong Kong (effective January 1, 2016); China (but only as to Juicy Couture and John Varvatos fragrance brands); Taiwan (but only as to Juicy Couture, John Varvatos, Britney Spears, Mariah Carey and Justin Bieber fragrance brands); and certain duty free accounts, but only as to Britney Spears, Mariah Carey and Taylor Swift fragrance brands.

Investments in Chalhoub (UAE)

Elizabeth Arden Middle East FZCO is a Free Zone Company in the Jebel Ali Free Zone, Dubai, United Arab Emirates (the “EA Chalhoub JV”), which was formed on or about October 1, 2014 and the EA Chalhoub Shareholders Agreement became effective on or about January 1, 2015.

EA Chalhoub JV has paid in capital of $81,677.00 and was formed to carry on general trading activities including the sale, promotion and distribution of certain Elizabeth Arden branded beauty products (including fragrances or perfumes, makeup, skin and body care and ancillary products) in a specified territory. Most significantly, it serves as the Company’s distributor in its territory.

EA Chalhoub JV’s territory (the “Chalhoub Territory”) is defined to include the local markets and Duty Free Shops, airlines, sealines of the United Arab Emirates, Qatar, Bahrain, Oman, Saudi Arabia, Egypt, Kuwait, Lebanon, Iraq, Yemen, Jordan, India, Sri Lanka, Bangladesh and Nepal. Further, to the extent such countries are not prohibited by

Schedule 7.9
to the DIP BrandCo Credit Agreement

U.S. export control laws any longer and any person or entity used as a distributor in such country is not designated as a target of U.S. economic sanctions by OFAC in such country, Iran and Syria may be included as part of the territory. As a Jebel Ali Free Zone (the “JAFZ”) company, the EA Chalhoub JV requires trade licenses for its operations outside of the JAFZ.

Investment in U.S. Cosmeceutechs, LLC

Since July 2013, the Target, through a subsidiary (the “EA USC Subsidiary”), has invested $9.0 million in US Cosmeceutechs, LLC (“USC”), a skin care company that develops and sells skin care products for the professional dermatology and spa channels, and separately purchased a 30% equity interest in USC from the sole equity member for

$3.6 million. The investment, which is in the form of a collateralized convertible note (the “Convertible Note”), bears interest at 1.5%. Upon conversion of the Convertible Note, the Target will own 85.45% of the fully diluted equity interests in USC (inclusive of EA USC Subsidiary’s current equity interest). The Target expects that the Convertible Note will convert into 85.45% of the fully diluted equity interests of USC by September 1, 2016.

Investment in Newton Medical, LLC

In July 2013, the Target invested $3 million for a 20% membership interest in Newton Medical, LLC, a beauty device manufacturer (the “Device Company”). In February 2015, the equity interest purchase agreement was amended to, among other things, remove both

(i)	the obligation the Target had to purchase an additional 20% equity interest upon the achievement of certain milestones, and (ii) the Target’s option to purchase the remaining 60% equity interest in the Device Company. The amendment also terminated Target’s exclusive license to become the worldwide manufacturer, marketer and distributor of the beauty device. The Target remains a passive investor in the Device Company.

Investment in Elizabeth Arden Salon Holdings, Inc.

Since September 2012, the Target has invested $13.7 million for a minority investment in Elizabeth Arden Salon Holdings, LLC, an unrelated party whose subsidiaries operate the Elizabeth Arden Red Door Spas and the Mario Tricoci Hair Salons (“Salon Holdings”).

The investment in Elizabeth Arden Salon Holdings, LLC is in the form of a collateralized convertible note bearing interest at 2%.

Intercompany Indebtedness:

The Intercompany loans set forth on Schedule 7.2(d).

Schedule 7.9
to the DIP BrandCo Credit Agreement

Schedule 7.9

Transactions with Affiliates

In each case, to the extent performance thereunder is authorized by the Bankruptcy Court; provided, that no authorization from the Bankruptcy Court will be required in connection with the performance of any transaction or series of transactions with Affiliates entered into in the ordinary course of business:

1.	Registration Rights Agreement between REV Holdings LLC and Revlon, Inc., dated as of March 5, 1996, as amended on July 31, 2001, as amended, restated, supplemented, modified or replaced from time to time.

2.	Joinder to Registration Rights Agreement by MacAndrews & Forbes Inc., dated February 2003, as amended, restated, supplemented, modified or replaced from time to time.

3.	Joinder to Registration Rights Agreement by MacAndrews & Forbes Holdings Inc., dated as of June 20, 2003, as amended, restated, supplemented, modified or replaced from time to time.

4.	Joinder to Registration Rights Agreement by MacAndrews & Forbes Inc., dated March 25, 2004, as amended, restated, supplemented, modified or replaced from time to time.

5.	Asset Transfer Agreement by and among Revlon Holdings LLC, Charles of the Ritz Group Ltd., National Health Care Group Inc., Revlon, Inc. and Revlon Consumer Products Corporation, dated as of June 24, 1992 (and the ancillary agreements thereto), as amended, restated, supplemented, modified or replaced from time to time.

6.	Real Property Asset Transfer Agreement by and among Revlon Holdings LLC, Revlon, Inc. and Revlon Consumer Products Corporation, dated as of June 24, 1992, as amended, restated, supplemented, modified or replaced from time to time.

7.	Benefit Plans Assumption Agreement by and among Revlon Holdings LLC, Revlon, Inc. and Revlon Consumer Products Corporation, dated as of July 1, 1992, as amended, restated, supplemented, modified or replaced from time to time.

8.	Reimbursement and Expense Allocation Agreement by and among MacAndrews & Forbes Inc., Revlon, Inc. and Revlon Consumer Products Corporation, dated May 3, 1996, as amended, restated, supplemented, modified or replaced from time to time.

9.	Reimbursement Agreement by and among MacAndrews & Forbes Inc., Revlon, Inc. and Revlon Consumer Products Corporation, dated June 24, 1992, as amended, restated, supplemented, modified or replaced from time to time.

10.	Purchase and Sale Agreement, dated July 31, 2001, by and between Revlon Holdings LLC and Revlon, Inc. related to Revlon, Inc.’s acquisition and subsequent contribution of the Charles of the Ritz business to Revlon Consumer Products Corporation (and ancillary agreements thereto), as amended, restated, supplemented, modified or replaced from time to time.

Schedule 7.9
to the DIP BrandCo Credit Agreement

11.	Tax Sharing Agreement, dated as of June 24, 1992, among MacAndrews & Forbes Holdings Inc., Revlon, Inc., Revlon Consumer Products Corporation and certain subsidiaries of Revlon Consumer Products Corporation, as amended and restated as of January 1, 2001, as amended, restated, supplemented, modified or replaced from time to time.

12.	Tax Sharing Agreement, dated as of March 26, 2004, by and among Revlon, Inc., Revlon Consumer Products Corporation and certain subsidiaries of Revlon Consumer Products Corporation, as amended, restated, supplemented, modified or replaced from time to time.

13.	Settlement agreements in connection with litigation actions related to the 2009 Exchange Offer.

Schedule 7.13
to the DIP BrandCo Credit Agreement

Schedule 7.12

Existing Negative Pledge Clauses

None.

Schedule 7.13
to the DIP BrandCo Credit Agreement

Schedule 7.13

Clauses Restricting Subsidiary Distributions

None.

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: [●], 20[●]

To:	Jefferies Finance LLC, as the Administrative Agent 520 Madison Avenue New York, NY 10022 Attn: Revlon - Account Manager Facsimile: (212) 284-3444 Email: jfin.admin@jefferies.com

Ladies and Gentlemen:

Reference is made to that certain Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of June [●], 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Company” or the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Committed Loan Notice shall have the meanings given to them in the Credit Agreement.

[Pursuant to Section 2.2(a) of the Credit Agreement, the Borrower desires that the Lenders make the following Loans to the Borrower, in accordance with the applicable terms and conditions of the Credit Agreement on [●]:]

[Pursuant to Section 2.2(a) of the Credit Agreement, the Borrower hereby request the following conversion or continuation of certain Loans, in accordance with the applicable terms and conditions of the Credit Agreement on [●]:]

Type of Loans to be borrowed or converted or continued:

[Term SOFR]
[ABR]

Loans:

●	Amount of Loan to be $[●].[5]

●	Requested date is [●], 202[●].[6]

5 Each conversion to or continuation of SOFR Loans shall be in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof or such other multiple as the Administrative Agent may agree from time to time.

6 Date of borrowing (must be a Business Day).

●             [●] of such borrowing is to be a SOFR Loan; [●] of such borrowing is to be an ABR Loan.

●             [Length of Interest Period for SOFR Loans is: [●] month(s).] 7 convert $[●] of ABR Loans in the name of the Borrower into SOFR Loans with an Interest Period duration of [●]8 month(s) on [●].9 convert $[●] of SOFR Loans in the name of the Borrower into ABR Loans on [●].10 continue $[●] of SOFR Loans in the name of the Borrower with an Interest Period duration of [●]11 month(s) on [●].12

[Signature Page Follows]

7 One, three or six (in each case for so long as such period is available for such SOFR Borrowing).

8 One, three or six (in each case for so long as such period is available for such SOFR Borrowing).

9 Date of conversion (must be a Business Day).

10 Date of conversion (must be a Business Day).

11 One, three or six (in each case for so long as such period is available for such SOFR Borrowing).

12 Date of continuation (must be a Business Day).

2

REVLON CONSUMER PRODUCTS CORPORATION,
as the Borrower

By:
Name:
Title:

3

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of June [●], 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Company” or the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies as follows:

1.	I am the [TITLE][13] of the Company.

2.	I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.	Attached hereto as Annex I is (i) a description of all new Subsidiaries (if any) and of any change in the name or jurisdiction of organization of any Loan Party (if any), (ii) [a listing of any registrations of or applications for United States Intellectual Property by any Loan Party (if any), together with a listing of any intent-to-use applications for trademarks or service marks for which a statement of use or an amendment to allege use has been filed and (iii)][14] any supplements to Schedule 3 of the Guarantee and Collateral Agreement, in each case, during the period covered by this Compliance Certificate and to the extent not previously disclosed to the Administrative Agent.

4.	I have no knowledge of the occurrence and continuation of an Event of Default or Default not previously disclosed in writing to the Administrative Agent as of the date of this Compliance Certificate [, except as set forth in a separate attachment to this Compliance Certificate, describing in detail the nature of the Event of Default or Default, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such Event of Default or Default].[15]

The foregoing certifications, together with the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered on behalf of the Company and not individually, on [MM/DD/YY] pursuant to Section 6.2(b) of the Credit Agreement.

13 Must be a Responsible Officer of the Borrower.

14 Only required if the relevant Compliance Certificate is being delivered in connection with financial statements delivered pursuant to Section 6.1(a) of the Credit Agreement.

15 Only required to be included if an Event of Default or Default has occurred during the relevant period and has not previously been disclosed to the Administrative Agent.

IN WITNESS WHEREOF, the Company has caused this certificate to be executed on its behalf by its [TITLE] as of the date first written above.

REVLON CONSUMER PRODUCTS CORPORATION, as Borrower

By:
Name:
Title:

Annex I to
Exhibit B

SUPPLEMENTAL INFORMATION FOR THE FISCAL [QUARTER]/[YEAR]16 ENDED [MM/DD/YY]

[New Subsidiaries of Loan Parties]

[Changes in the Name of Jurisdiction of Organization of Loan Parties]

[Registrations of or Applications for United States Intellectual Property by Loan Parties]

[Supplements to Schedule 3 of the Guarantee and Collateral Agreement – New Commercial Tort Claims]

16 Delete as applicable.

EXHIBIT C

[RESERVED]

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). [It is understood and agreed that the rights and obligations of the [Assignors][Assignees]17 hereunder are several and not joint].18 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]19]

3.	Borrower:	Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”)

4.	Administrative Agent:	Jefferies Finance LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of June [●], 2022, among the Borrower, Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders.

17 Select as applicable.

18 Include bracketed language if there are either multiple Assignors or multiple Assignees.

19 Select as applicable.

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans[20]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

Effective Date:                       , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT IN ACCORDANCE WITH THE CREDIT AGREEMENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

20 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and][21] Accepted: JEFFERIES FINANCE LLC, as Administrative Agent
By:
Name:
Title:

[Consented to: REVLON CONSUMER PRODUCTS CORPORATION, as Borrower
By:
Name:
Title:][22]

21 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

22 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

The Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of June [●], 2022 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Company” or the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Subsidiary or Affiliate thereof or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Holdings, any Subsidiary or Affiliate thereof or any other Person of any of their respective obligations under any Loan Document.

Assignee. The Assignee (c) repeats each Lender representation set forth in Section 9.6 of the Credit Agreement; (d) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender and that it is not a Disqualified Institution, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Non-US Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (e) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) appoints and authorizes (i) the Administrative Agent, and (ii) the Collateral Agent to take such action as agent in their respective capacities on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are incidental thereto.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and the rights and obligations of the parties under this Assignment and Assumption shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflicts of laws to the extent that the same are not mandatorily applicable by statute and the application of the laws of another jurisdiction would be required thereby.

EXHIBIT E

[RESERVED]

EXHIBIT F

FORM OF EXEMPTION CERTIFICATE23,24

Reference is made to the Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of June [●], 2022 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Company” or the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”) and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                     (the “Non-US Lender”) is providing this certificate pursuant to Section 2.20(e) of the Credit Agreement. The Non-US Lender hereby represents and warrants that:

1. The Non-US Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

The income from the Loans held by the Non-US Lender is not effectively connected with the conduct of a trade or business within the United States.

The Non-US Lender is not a “bank” as such term is used in Section 881(c)(3)(A) of the Code.

The Non-US Lender is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

23 If the undersigned is an intermediary, a foreign partnership or other flow-through entity, the following adjustments shall be made:

A. The following representation shall be provided as applied to the undersigned: Record ownership under Paragraph 1.

B. The following representations shall be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

• Beneficial ownership under Paragraph 1;

• Paragraph 4; and

• Paragraph 5.

C. The following representation shall be provided as applied to the undersigned as well as the partners, members or beneficial owners claiming the portfolio interest exemption: Paragraph 3.

D. The undersigned shall provide an IRS Form W-8IMY (with underlying W-8BENs, W-8BEN-Es, W-9s or other applicable forms from each of its partners, members or beneficial owners claiming the portfolio interest exemption).

E. Appropriate adjustments shall be made in the case of tiered intermediaries or tiered partnerships or flow-through entities.

In addition, the adjustments referred to above in note 12 shall also be made if the intermediary foreign partnership or other flow-through entity is a Participant.

24 Subject to DPW Tax review.

The Non-US Lender is not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code.

We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the Non-US Lender agrees that (1) if the information provided on this certificate changes, the Non-US Lender shall promptly inform the Borrower and the Administrative Agent in writing of such change and (2) the Non-US Lender shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower to the Non-US Lender, or in either of the two calendar years preceding such payment.25

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-US LENDER]

By:
Name:
Title:

Date:                                , 20

25 If the undersigned is a Participant, the following adjustments shall be made:

A. All references to Non-US Lender in this certificate shall instead refer to Participant.

B. All references to Loans in this certificate shall instead refer to participations.

C. The Participant shall furnish this certificate to its participating Lender.

In addition, the adjustments referred to above in note 14 shall also be made if the Participant is an intermediary, a foreign partnership or other flow-through entity.

EXHIBIT G

FORM OF INTERIM ORDER

See attached.

EXHIBIT H

FORM OF INITIAL BUDGET

See attached.

EXHIBIT I

FORM OF PREPAYMENT OPTION NOTICE

Attention of
Email:

[Date]

Ladies and Gentlemen:

The undersigned, Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders referred to below, refers to the Superpriority Senior Secured Debtor-In-Possession Credit Agreement, dated as of June [●], 2022 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Company” or the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”) and the Administrative Agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.12(e) of the Credit Agreement of the Term Prepayment Amount (the “Prepayment Amount”). The portion of the Prepayment Amount to be allocated to the Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)	Total Prepayment Amount	$

(B)	Portion of Prepayment Amount to be received by you	$

(C)	Prepayment Date (ten Business Days after the date of this Prepayment Option Notice)	, 20

IF YOU DO NOT WISH TO RECEIVE ALL OR ANY PORTION OF THE PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage and the dollar amount of the Prepayment Amount otherwise payable to you which you do not wish to receive. Please return this Prepayment Option Notice as so completed via electronic mail to the attention of Revlon – Account Manager at Jefferies Finance LLC, no later than 5:00 P.M., New York City time, five Business Days after the date of this Prepayment Option Notice, at JFIN.admin@jefferies.com.

IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE PREPAYMENT AMOUNT ALLOCATED TO YOU ON THE PREPAYMENT DATE.

JEFFERIES FINANCE LLC, as Administrative Agent

By:
Name:
Title:

[NAME OF LENDER]

By:
Name:
Title:

Percentage and Dollar Amount
of Prepayment Amount
Declined:       %; $

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

See attached.

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

REVLON CONSUMER PRODUCTS CORPORATION,

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as the Borrower,

and the Subsidiary Guarantors party hereto

in favor of

JEFFERIES FINANCE LLC,

as Collateral Agent

Dated as of June 17, 2022

i

6.5	Proceeds to be Turned Over to Collateral Agent	19
6.6	Application of Proceeds	20
6.7	Code and Other Remedies	20
6.8	Sale of Pledged Stock	21
6.9	Deficiency	22

SECTION 7.	THE COLLATERAL AGENT	22

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc.	22
7.2	Duty of Collateral Agent	24
7.3	Execution of Financing Statements	25
7.4	Authority of Collateral Agent	25

SECTION 8.	MISCELLANEOUS	25

8.1	Amendments in Writing	25
8.2	Notices	25
8.3	No Waiver by Course of Conduct; Cumulative Remedies	25
8.4	Enforcement Expenses; Indemnification	26
8.5	Successors and Assigns	26
8.6	Set-Off	26
8.7	Counterparts	26
8.8	Severability	27
8.9	Section Headings	27
8.10	Integration	27
8.11	GOVERNING LAW	27
8.12	Submission To Jurisdiction; Waivers	27
8.13	Acknowledgements	28
8.14	Additional Guarantors and Grantors	29
8.15	Releases	29
8.16	WAIVER OF JURY TRIAL	30
8.17	Delegation by each Non-US Guarantor	30
8.18	Judgment Currency	30
8.19	Delivery of Collateral	31
8.20	Order	31

●	SCHEDULES

●	Schedule 1	Investment Property
Schedule 2 Legal Name and Jurisdictions of Organization
Schedule 3 Commercial Tort Claims

●	ANNEXES

●	Annex I	Assumption Agreement
ii

●	Annex II	Form of Copyright Security Agreement
●	Annex III	Form of Patent Security Agreement
●	Annex IV	Form of Trademark Security Agreement
iii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 17, 2022, made by each of the signatories hereto, in favor of Jefferies Finance LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of the date hereof (as amended, restated, waived, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”)), by and among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

W I T N E S S E T H:

WHEREAS, on June 16, 2022 (the “Petition Date”), Holdings, the Borrower and certain of the Borrower’s Subsidiaries (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, pursuant to the DIP Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the execution, delivery and performance of this Agreement, and the grant of a security interest, pledge and Lien on all of the Collateral (as hereinafter defined) of the Grantors (as hereinafter defined) and the proceeds thereof to secure the Secured Obligations (as hereinafter defined) have been authorized pursuant to the Bankruptcy Code by the Interim Order and, after the entry thereof by the Court, will have been so authorized by the Final Order, and such Liens shall have priority as set forth in the Orders;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor (as defined below);

WHEREAS, the proceeds of the extensions of credit under the DIP Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the DIP Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement that the Grantors and Guarantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;

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NOW, THEREFORE, in consideration of the premises and to supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and Lien granted thereunder to secure the Obligations, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien as set forth herein. Accordingly, the parties hereto agree as follows:

SECTION 1.     DEFINED TERMS

1.1	Definitions.

(a)           Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Accession”, “Account”, “Account Debtor”, “As-Extracted Collateral”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Securities Account”, “Securities Intermediary”, “Security”, “Supporting Obligation”, and “Uncertificated Security”.

(b)           The following terms shall have the following meanings:

“ABL Collateral Agent”: as defined in the Orders.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble hereto.

“Borrower Credit Agreement Obligations”: the meaning assigned to the term “Obligations” in the DIP Credit Agreement.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.5.

“Copyright Licenses”: with respect to any Grantor, all written license agreements, now or hereafter in effect, granting to or from such Grantor any right under any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any foreign counterparts thereof, including, without limitation, those United States registrations, recordings, supplemental registrations and pending applications of Grantors listed in Schedule A to each short-form copyright security agreement delivered by a Grantor pursuant to Section 5.5(i) or 5.5(j) and (ii) the right to obtain all renewals thereof.

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“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“DIP Credit Agreement”: as defined in the preamble hereto.

“Excluded Accounts”: (a) any Deposit Account used solely for: (i) funding payroll or segregating payroll taxes or funding other employee wage or benefit payments in the ordinary course of business, (ii) segregating 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case for payment in accordance with any applicable laws or (iii) any zero-balance disbursement accounts, (b) any Deposit Account or Securities Account the funds in which consist solely of funds held by the Borrower or any Subsidiary on behalf of or in trust for the benefit of any third party that is not an Affiliate of the Borrower, any Subsidiary or any Permitted Investor and (c) any Deposit Account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted under the DIP Credit Agreement.

“Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided in Section 8.14.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to the Subsidiary Guarantors that may become a party hereto as provided herein.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Patents, Trademarks, trade names, domain names, know-how and processes, all rights to sue at law or in equity for any infringement, dilution, misappropriation or other violation thereof, including the right to receive all Proceeds and damages therefrom.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Collateral) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

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“Issuers”: the collective reference to each issuer of a Pledged Security.

“Material Intellectual Property”: any Intellectual Property included in the Collateral that is owned by or exclusively licensed to any Grantor and is material to the business of the Borrower and its Subsidiaries, taken as a whole.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code of any other jurisdiction, such term shall mean the Uniform Commercial Code of such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Non-US Guarantor”: any Guarantor not organized under the laws of any jurisdiction within the United States.

“Patent Licenses”: with respect to any Grantor, all written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right in or to any Patent.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, and all applications for the issuance thereof, including, without limitation, those United States patents and patent applications of Grantors referred to in Schedule A to each short-form patent security agreement delivered by a Grantor pursuant to Section 5.5(i) or 5.5(j), (ii) all continuations, divisions, continuations-in-part or renewals thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Notes”: all promissory notes listed on Schedule 1 and all other promissory notes issued to or held by any Grantor in excess of $10,000,000 in the aggregate for all such notes (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) other than Excluded Collateral.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 1 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Collateral.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance (including, without limitation, any Account). References herein to Receivables shall include any Supporting Obligations or collateral securing such Receivable.

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“Secured Obligations”: (i) the Borrower Credit Agreement Obligations and (ii) the Guarantor Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademark Licenses”: with respect to any Grantor, all written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right to use any Trademark.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade dress, service marks, logos and other source or business identifiers, designs and general intangibles of like nature, all goodwill associated therewith or symbolized thereby and all common-law rights related thereto, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, or any other country or any political subdivision thereof, including, without limitation, with respect to United States Trademarks, any of the foregoing of Grantors referred to in Schedule A to each short-form trademark security agreement delivered by a Grantor pursuant to Section 5.5(i) or 5.5(j) to the extent filed in the United States and (ii) the right to obtain all renewals thereof.

1.2	Other Definitional Provisions.

(a)          The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(C)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.     GUARANTEE

2.1	Guarantee.

(a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties, the prompt and complete payment when due and performance by the Borrower and each other Guarantor (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

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(b)         Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws (after giving effect to the right of contribution established in Section 2.2).

(c)         Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.

(d)         The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the DIP Credit Agreement, the Borrower may be free from any Borrower Credit Agreement Obligations; provided, that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

(e)         No payment (other than payment in full (other than with respect to contingent or indemnification obligations not then due)) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated; provided, that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

2.2          Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent, the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3          No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower and the other Guarantors on account of the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of such Secured Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

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2.4          Amendments, Etc. with Respect to the Secured Obligations. To the maximum extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or any other Secured Party, and the DIP Credit Agreement and the other Loan Documents, and in each case any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (at the direction of the Required Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5          Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Secured Obligations. Each Guarantor understands and agrees, to the maximum extent permitted by applicable law, that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collectability without regard to (a) the validity or enforceability of the DIP Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Credit Agreement Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7          Payments. (a) Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent at the Funding Office, in each case without set-off or counterclaim.

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(b)         For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as the case may be.

SECTION 3.     GRANT OF SECURITY INTEREST

3.1          Grant of Security Interests. In addition to the security interest and Liens provided in the Orders, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, in each case subject to the entry by the Bankruptcy Court of the Interim Order (as the same may be amended, supplemented or otherwise modified by the Final Order), a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, in each case except to the extent released in accordance with Section 8.15 and subject to the proviso to this Section 3.1, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(a)         all Accounts, including all Receivables;

(b)         all Cash Equivalents and Deposit Accounts;

(c)         all Chattel Paper;

(d)         all Commercial Tort Claims described on Schedule 3 (as such schedule may be supplemented from time to time pursuant to Section 6.2(b) of the DIP Credit Agreement);

(e)         all Documents;

(f)         all Equipment;

(g)         all Fixtures;

(h)         all General Intangibles, including contract rights;

(i)          all Instruments, except to the extent constituting Pledged Notes (or which would constitute Pledged Notes but for the de minimis threshold contained in the definition thereof);

(j)          all Intellectual Property (including all Copyright Licenses, Patent Licenses and Trademark Licenses);

(k)         all Inventory;

(l)          all Investment Property;

(m)        all Letter-of-Credit Rights;

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(n)          all Money;

(o)          all Pledged Securities;

(p)          all other Goods;

(q)          all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information pertaining to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(r)           all Real Property;

(s)          subject to entry of the Final Order, Avoidance Proceeds;

(t)          all DIP Collateral (as defined in the Orders);

(u)         subject to the Orders, all other unencumbered property, which was unencumbered prior to the date hereof, of the same manner, type and scope of any of the foregoing property referenced in (a) through (t) above; and

(v)         to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

●          provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, the security interest granted hereunder shall not cover, and the term “Collateral” shall not include, (i) Excluded Accounts or (ii) any Excluded Collateral.

3.2	Conflicts.

(a)         In the event of any conflict between the terms of the Orders, DIP Credit Agreement and this Agreement, the terms of the Orders shall govern and control. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with the Orders, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

(b)          [Reserved].

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SECTION 4.     REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the DIP Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement, each Guarantor and each Grantor hereby represents and warrants with respect to itself to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:

4.1           Representations in DIP Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19, 4.21, 4.23 and 4.24 of the DIP Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party or to the use of the proceeds of any Loans by any Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge. Notwithstanding anything to the contrary in this Section 4.1, the representations and warranties made in Section 4.17 of the DIP Credit Agreement shall be deemed not to apply to Elizabeth Arden (UK) Ltd.

4.2           Title; No Other Liens. Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor owns or has rights in each item of the Collateral; and such Collateral is free and clear of any and all Liens except as permitted by the Loan Documents and the Orders. Except as permitted by the Loan Documents and the Orders, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements or other public notices that have been filed without the consent of the Grantor.

4.3	[Reserved].

4.4	Names; Jurisdiction of Organization.

(a)         On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the jurisdiction in which financing statements in appropriate form are to be filed are specified on Schedule 2.

(b)         When financing statements in appropriate form are filed in the jurisdictions specified on Schedule 2 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate) the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of such Grantor in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements in the jurisdictions specified on Schedule 2 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate).

4.5	Pledged Securities.

(a)         On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:

(i)          with respect to any such shares of Pledged Stock issued by the Borrower and any other Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

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(ii)         constitute in the case of any such shares of a Domestic Subsidiary, first-tier Foreign Subsidiary or Foreign Subsidiary Holding Company, all the issued and outstanding shares of all classes of the Capital Stock of each such Issuer directly owned by such Grantor.

(b)         Such Grantor is the record and beneficial owner of the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens, options or claims not prohibited by the DIP Credit Agreement and the Orders, and subject to any transfers made in compliance with the Loan Documents and the Orders.

4.6	Intellectual Property.

(a)         Schedule A to each short-form copyright security agreement, each short-form trademark security agreement and each short-form patent security agreement delivered by a Grantor on the date hereof pursuant to Section 5.5(i), lists all United States Copyright registrations, United States Trademark applications and registrations, and United States issued Patents and pending Patent applications of such Grantor on the date hereof, respectively.

(b)         On the date hereof, to the knowledge of such Grantor, all Material Intellectual Property of such Grantor, is subsisting, valid, unexpired (in the case of any registered Material Intellectual Property) and enforceable, and has not been abandoned.

(c)         On the date hereof, no outstanding holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or impair the validity of, or such Grantor’s rights in, any Material Intellectual Property.

(d)         Except as any such infringement, misappropriation, dilution or violation that could not reasonably be expected to adversely affect the net revenues of the Borrower and its Subsidiaries, taken as a whole, by $10,000,000 or more in the aggregate, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the use of the Material Intellectual Property in the business of such Grantor, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person. To the knowledge of such Grantor, no Person is engaging in any activity that infringes, misappropriates, dilutes or violates any Intellectual Property owned by or exclusively licensed to such Grantor, except as would not reasonably be expected to have a Material Adverse Effect.

4.7           Commercial Tort Claims. Schedule 3 sets forth a true and complete list, with respect to such Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor as of the date hereof, seeking damages in an amount reasonably estimated to exceed $10,000,000, including a summary description of such claim.

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SECTION 5.     COVENANTS

Each Guarantor and each Grantor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, subject to Section 8.15(b), from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated:

5.1           Covenants in DIP Credit Agreement. Subject to the Orders, in the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2           Investment Property.

(a)           Subject to the Orders, in the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 with respect to the Pledged Securities issued by it.

(b)           Subject to the Orders, to the extent that any Capital Stock included in the Collateral is or becomes a Certificated Security, the applicable Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof.

5.3	[Reserved].

5.4	Perfection Exclusions.

(a)          Subject to the Orders, notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest in the Collateral granted to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties with respect to notices required to be sent to account debtors or other contractual third-parties prior to the occurrence and absent the continuance of an Event of Default.

(b)          Subject to the Orders, notwithstanding anything to the contrary contained herein, and upon the reasonable request of the Collateral Agent, the Grantors shall use commercially reasonable efforts to take any actions in order to perfect the security interest in the Collateral granted to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties (i) under the laws of any jurisdiction outside the United States, (ii) with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts, securities accounts or other bank accounts, but excluding Pledged Securities), other than any actions required pursuant to Section 6.5 or (iii) with respect to Letter-of-Credit Rights and Commercial Tort Claims (except to the extent perfected automatically or through the filing of Uniform Commercial Code financing statements).

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5.5	Intellectual Property.

(a)          For each Trademark that is Material Intellectual Property, such Grantor shall (i) subject to Section 5.5(k), continue to use such Trademark in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used (unless, in such Grantor’s reasonable good faith judgment, there is a reasonable and valid business reason for discontinuing use of such Trademark with respect to any such class of goods), free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends, in each case, as required by applicable Requirements of Law, except as would not reasonably be expected to have a material adverse effect on the value of such Trademark and any Proceeds therefrom, (iii) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademark unless the Collateral Agent shall obtain perfected security interests in such mark pursuant to this Agreement and (iv) not (and not permit any licensee or sublicensee thereof to) knowingly do any other act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way.

(b)          Such Grantor shall not knowingly do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

(c)          Such Grantor shall not knowingly do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain.

(d)          Such Grantor shall not knowingly do any act, or omit to do any act, which would substantially increase the risk of any trade secret that is Material Intellectual Property becoming publicly available or otherwise unprotectable; provided, however, that execution and delivery of any agreement related to such trade secret subject to customary and reasonable confidentiality provisions shall not constitute a breach of this subsection (d).

(e)          Such Grantor shall not infringe, misappropriate, dilute or otherwise violate any Intellectual Property right of any other Person, except as would not reasonably be expected to have a Material Adverse Effect.

(f)          Such Grantor shall notify the Collateral Agent as promptly as reasonably practicable if it knows, after due inquiry, that (i) any application or registration relating to any Material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any materially adverse determination or development related to such application or registration (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office or any court or tribunal in any country, but excluding any ordinary course office actions) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same or (ii) any action or proceeding, to the extent such action is not dismissed within thirty (30) days, that seeks to limit or cancel, or challenge the validity of, any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened.

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(g)           Such Grantor shall take all commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability, and to the extent as may be appropriate in its reasonable judgment under the circumstances, filing opposition and interference and cancellation proceedings.

(h)           In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, which event could reasonably be expected to adversely affect the net revenues of the Borrower and its Subsidiaries, taken as a whole, by more than $10,000,000 in the aggregate, such Grantor shall notify the Collateral Agent as promptly as reasonably practicable after such Grantor has knowledge thereof. Such Grantor shall take appropriate action in its reasonable judgment in response to such infringement, misappropriation or dilution, including bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation or dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

(i)           Subject to the Orders, in accordance with Section 5.1(j) of the DIP Credit Agreement, within fifteen (15) Business Days of the date hereof such Grantor shall execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex II (Form of Copyright Security Agreement) covering the United States Copyrights included in the Collateral, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex III (Form of Patent Security Agreement) covering the United States Patents included in the Collateral, and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex IV (Form of Trademark Security Agreement) covering the United States Trademarks included in the Collateral. In accordance with and at the times specified in Section 5.5(j) below, such Grantor shall execute and deliver, as applicable, such short form security agreements with respect to After-Acquired Intellectual Property (as defined below).

(j)           Subject to the Orders, such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any Intellectual Property issued by, registered in or applied for in the United States Patent and Trademark Office or the United States Copyright Office, (ii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) file a Statement of Use or an Amendment to Allege Use with respect to any “intent-to-use” Trademark application owned by such Grantor (the items in clauses (i), (ii) and (iii), collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 3 shall automatically apply thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and such Grantor shall, on a monthly basis or as otherwise as requested by the Collateral Agent at the direction of the Required Lenders, give written notice thereof to the Collateral Agent in accordance herewith, and shall provide the Collateral Agent promptly with a new or amended schedule substantially in the form of, or containing substantially the same information as, Schedule A to the applicable form of short-form security agreement attached hereto as Annex II, III or IV, as applicable, and promptly take the actions specified in Section 5.5(i) with respect thereto.

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(k)          Notwithstanding anything to the contrary in this Section 5.5, (i) the Grantor shall have the right to license its Patents, Trademarks and Copyrights in accordance with the DIP Credit Agreement and the Orders and (ii) subject to the Orders, no Grantor shall be prohibited from causing or permitting the expiration, abandonment or invalidation of any of the Intellectual Property (other than Material Intellectual Property) or failing to renew, abandoning or permitting to expire any applications or registrations for any of the Intellectual Property (other than Material Intellectual Property), if, in such Grantor’s reasonable good faith judgment, there is a reasonable and valid business reason for taking or omitting to take any of the foregoing actions.

SECTION 6.     REMEDIAL PROVISIONS

6.1	Certain Matters Relating to Receivables.

(a)          Subject to the Orders, the Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in respect thereof and exercise each right it may have under any Receivable and any such Supporting Obligation, in each case, at its own expense; provided, however, that the Collateral Agent, at the direction of the Required Lenders, may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, at the direction of the Required Lenders, at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the DIP Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall promptly (and, in any event, within two (2) Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.6, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.

6.2	Communications with Obligors; Grantors Remain Liable.

(a)          Subject to the Orders, the Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the DIP Credit Agreement communicate with obligors under the Receivables to verify with them to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Receivables.

(b)          Subject to the Orders, the Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the DIP Credit Agreement notify, or require any Grantor to so notify within a reasonable period thereafter, the Account Debtor or counterparty on any Receivable of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the DIP Credit Agreement, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify within a reasonable period thereafter, the Account Debtor or counterparty to make all payments under the Receivable directly to the Collateral Agent.

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(c)          Subject to the Orders, anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Subject to the Orders, neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent, the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3	Pledged Securities.

(a)          Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to (i) receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the DIP Credit Agreement, and (ii) to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same; provided, further, that the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and corporate or other organizational rights it is entitled to exercise pursuant to sub-clause (ii) of this Section 6.3(a). For the avoidance of doubt, an exercise of voting and corporate or other organizational rights with respect to such Pledged Securities shall not be deemed to be material and adverse to any Person if such exercise is made in connection with a transaction not prohibited by the Loan Documents and the Orders.

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(b)          If an Event of Default shall occur and be continuing and subject to the Orders, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 6.6; provided that after all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of sub-clause (i) of Section 6.3(a) above and that remain, and (ii) the Agent shall have the right to cause any or all of the Pledged Securities to be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion at the direction of the Required Lenders any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above; provided that after all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, all rights vested in the Collateral Agent pursuant to this paragraph shall cease, and the Grantors shall have the voting and corporate or other organizational rights they would otherwise be entitled to exercise pursuant to the terms of sub-clause (ii) of Section 6.3(a) above and the obligations of the Collateral Agent under the second proviso in Section 6.3(a) shall be in effect.

(c)          Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing without the consent of such Grantor or any other Person that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4	Intellectual Property.

(a)          Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, an irrevocable (during such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies), non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject in the case of Trademarks to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any Intellectual Property now owned or held or hereafter acquired or held by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof (to the extent permitted by and subject to any applicable underlying license agreements); provided that such non-exclusive license shall be subject to and shall not violate any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Intellectual Property, give such third party any right of acceleration, modification or cancellation therein or be prohibited by any Requirement of Law of a Governmental Authority. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent during the continuation of an Event of Default in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

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(b)          Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.5 of the DIP Credit Agreement that limit the rights of the Grantors to dispose of their property and subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the reasonable request of the respective Grantor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific Intellectual Property) or to evidence any termination referred to in the next sentence. Further, upon the payment in full in cash of all of the Secured Obligations (other than contingent or indemnification obligations not then due) and cancellation or termination of all Commitments or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (a) immediately above shall automatically terminate. The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (b).

6.5           Proceeds to be Turned Over to Collateral Agent. Subject to the terms of the Orders, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the DIP Credit Agreement, at the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and, subject to, in the case of Prepetition ABL Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantors under the “Loan Documents” (as defined in the Prepetition ABL Facility Agreement), shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

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6.6           Application of Proceeds. Subject to the Orders, if an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the DIP Credit Agreement, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of such Secured Obligations then due and owing and remaining unpaid to each of them;

Third, any remaining balance after the application in full pursuant to clause Second above, shall be paid over in accordance with the Orders, or to whomsoever shall be lawfully entitled to receive the same at the direction of the Bankruptcy Court.

6.7           Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the DIP Credit Agreement) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the DIP Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. Notwithstanding the foregoing, the Collateral Agent shall give each applicable Grantor not less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any remedies provided in this Section 6.7 shall be subject to the Orders.

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6.8	Sale of Pledged Stock.

(a)         Subject in all respects to Section 10.14 of the DIP Credit Agreement, the Collateral Agent is authorized, in connection with any sale of any Pledged Stock pursuant to Section 6.7, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock: (i) any registration statement or prospectus, and all supplements and amendments thereto; and (ii) any other information in its possession relating to such Pledged Stock to the extent reasonably necessary to be disclosed in connection with such sale of Pledged Stock, in each case provided that the Collateral Agent uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such sale of Pledged Stock and the recipient is informed of the confidential nature of the information.

(b)         Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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6.9          Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7.     THE COLLATERAL AGENT

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)          Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, in accordance with the Orders, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and any officer or agent thereof the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property owned by such Grantor in its own name, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)         pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)         execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

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(v)          (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine at the direction of the Required Lenders; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at the direction of the Required Lenders, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(d)           The actions of the Collateral Agent hereunder are subject to the provisions of the DIP Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Collateral Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the DIP Credit Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the DIP Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that permitted successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the Orders, the Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to the Loan Documents or applicable laws.

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7.2          Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

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7.3          Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent and any officer or agent thereof at any time and from time to time to file or record financing statements and other filing or recording documents or instruments or Intellectual Property filings with respect to the Collateral (including fixture filings with respect to any Fixtures related to Material Real Property, if any, and amendments) without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or any similar phrase in any such financing statements. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything else herein, the Collateral Agent shall not be liable for the preparation, filing, recording, registration or maintenance of any financing statements or any instruments, agreements or other documents, all of which shall be the obligation of Borrower.

7.4          Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the DIP Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for itself, the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.     MISCELLANEOUS

8.1          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the DIP Credit Agreement.

8.2          Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the DIP Credit Agreement.

8.3          No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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8.4	Enforcement Expenses; Indemnification.

(a)          Each Guarantor agrees to pay, and to hold the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the DIP Credit Agreement.

(b)          The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the DIP Credit Agreement and, the other Loan Documents.

8.5          Successors and Assigns. Subject to Section 8.15, this Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the DIP Credit Agreement.

8.6          Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Collateral Agent or any other Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Grantor, provided that, if such Secured Party is a Lender, it complies with Section 10.7 of the DIP Credit Agreement. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Collateral Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Collateral Agent or such other Secured Party may have.

8.7          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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8.8          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9          Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10        Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.11        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

8.12	Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 8.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

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(b)          consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor or such Guarantor, as the case may be, at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Grantors to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the DIP Credit Agreement).

Each Non-US Guarantor hereby irrevocably and unconditionally appoints the Borrower as its agent to receive on behalf of such Non-US Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York state or federal court. In any such action or proceeding in such New York state or federal court sitting in the City of New York, such service may be made on such Non-US Guarantor by delivering a copy of such process to such Non-US Guarantor in care of the Borrower at the Borrower’s address listed in Section 10.2 of the DIP Credit Agreement (or at such other address as may be notified by the Borrower pursuant to such Section 10.2) and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Non-US Guarantor (such service to be effective upon such receipt by the Borrower and the depositing of such process in the mails as aforesaid). Each Non-US Guarantor hereby irrevocably and unconditionally authorizes and directs the Borrower to accept such service on its behalf. Each Non-US Guarantor hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.13	Acknowledgements. Each Grantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)          neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantors and the Administrative Agent, the Collateral Agent and the Lenders.

8.14        Additional Guarantors and Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the Orders and Section 6.8 of the DIP Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto or such other form reasonably acceptable to the Collateral Agent and the Borrower.

8.15	Releases.

(a)           Pursuant to Section 10.15 of the DIP Credit Agreement or at such time as the Secured Obligations (other than contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           Pursuant to Section 10.15 of the DIP Credit Agreement or if any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the DIP Credit Agreement (including by way of merger and including any assets transferred to a Subsidiary that is not a Loan Party, in each case, in a transaction permitted by the DIP Credit Agreement), then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral, including, for the avoidance of doubt, notices of termination of the assignment and other related documents with respect to any Property for which an assignment has been made pursuant to any of the Loan Documents which is being sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the DIP Credit Agreement. A Guarantor shall be automatically released from its obligations hereunder (i) in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the DIP Credit Agreement to a Person that is not an Affiliate of the Borrower, (ii) [reserved] or (iii) upon such Guarantor becoming an Excluded Subsidiary (other than pursuant to clause (b) of the definition thereof) or ceasing to be a Subsidiary, in each case in accordance with the terms of the DIP Credit Agreement, and the Collateral Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations. All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.15(b) shall be without recourse to, or warranty by, the Collateral Agent.

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(c)           Liens on Collateral created hereunder shall be released and obligations of Guarantors and Grantors hereunder shall terminate as set forth in Section 10.15 of the DIP Credit Agreement.

8.16

WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

8.17        Delegation by each Non-US Guarantor. Each Non-US Guarantor hereby irrevocably designates and appoints the Borrower as the agent of such Non-US Guarantor under this Agreement, the DIP Credit Agreement and the other Loan Documents for the purpose of giving notices and taking other actions delegated to such Non-US Guarantor pursuant to the terms of this Agreement, the DIP Credit Agreement and the other Loan Documents. In furtherance of the foregoing, each Non-US Guarantor hereby irrevocably grants to the Borrower such Non-US Guarantor’s power-of attorney, and hereby authorizes the Borrower, to act in place of such Non-US Guarantor with respect to matters delegated to such Non-US Guarantor pursuant to the terms of this Agreement, the DIP Credit Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. Each Non-US Guarantor hereby further acknowledges and agrees that the Borrower shall receive all notices to such Non-US Guarantor for all purposes of this Agreement, the DIP Credit Agreement and the other Loan Documents. The Borrower hereby agrees to provide prompt notice to such Non-US Guarantor of any notices received and all action taken by the Borrower under this Agreement, the DIP Credit Agreement and the other Loan Documents on behalf of such Non-US Guarantor.

8.18        Judgment Currency. The Obligations of each Guarantor due to any party hereto in Dollars or any holder of any Obligation which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Obligations (as the case may be), such party or such holder (as the case may be), agrees to remit to such Guarantor, such excess.

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8.19        Delivery of Collateral. Notwithstanding anything to the contrary set forth in this Agreement or the DIP Credit Agreement, and so long as any Prepetition Secured Party remains a gratuitous bailee and/or gratuitous agent of the Collateral Agent in accordance with the Orders, the Grantors shall not be required to deliver the Pledged Securities for the purpose of perfecting the Collateral Agent’s security interest in the Pledged Securities previously delivered to such Prepetition Secured Party prior to the Petition Date; provided that if any Pledged Securities required to be delivered ceases to be held by such Prepetition Secured Party, then the applicable Grantor shall deliver such Pledged Securities to the Collateral Agent.

8.20        Order. With respect to any Grantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Grantors provided for hereunder) to the terms of the Interim Order (and, when applicable, the Final Order) and if any provision in this Agreement or any other Loan Document expressly conflicts or is inconsistent with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control. For the avoidance of doubt, upon the entry of the Interim Order, all Liens created by the Security Documents in favor of the Collateral Agent shall be perfected as set forth in such Interim Order, notwithstanding any failure to make (or the terms of) any filings in any jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION,
as Grantor

By:
	Name:	Victoria Dolan
	Title:	Chief Financial Officer

[Signature Page for Guarantee and Collateral Agreement]

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
FD MANAGEMENT, INC.
RDEN MANAGEMENT, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN (CANADA) LIMITED
ELIZABETH ARDEN (UK) LTD
REVLON CANADA INC.
PPI TWO CORPORATION
RML, LLC

each as Grantor and Guarantor

By:
Name:	Victoria Dolan
Title:	Vice President

[Signature Page for Guarantee and Collateral Agreement]

JEFFERIES FINANCE LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page for Guarantee and Collateral Agreement]

Schedule 1

INVESTMENT PROPERTY

Pledged Stock

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon Consumer Products Corporation	Elizabeth Arden, Inc.	Florida	1,000	1,000	100%	1
Revlon Consumer Products Corporation	Revlon Offshore Limited	Bermuda	8,582	13,005	66%	63
Revlon Consumer Products Corporation	Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Delaware	246,100	246,100	100%	3
Revlon Consumer Products Corporation	Almay, Inc.	Delaware	1,000	1,000	100%	1
Revlon Consumer Products Corporation	Charles Revson Inc.	New York	5	5	100%	2
Revlon Consumer Products Corporation	CUTEX, INC.	New York	100	100	100%	1
Revlon Consumer Products Corporation	North America Revsale Inc.	New York	10	10	100%	2
Revlon Consumer Products Corporation	OPP Products, Inc.	Delaware	1,000	1,000	100%	1
35

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon Consumer Products Corporation	PPI Two Corporation	Delaware	1	1	100%	6
Revlon Consumer Products Corporation	Revlon Development Corp.	Delaware	1,000	1,000	100%	1
Revlon Consumer Products Corporation	Revlon Government Sales, Inc.	Delaware	10	10	100%	3
Revlon Consumer Products Corporation	Revlon International Corporation	Delaware	2,400	2,400	100%	4
Revlon Consumer Products Corporation	RIROS Corporation	New York	10	10	100%	1
Revlon Consumer Products Corporation	Revlon Professional Holding Company LLC	Delaware	1,000 Class A Units	1,000 Class A Units	100%	Uncertificated
			300 Class C Units	1,000 Class C Units
Revlon Consumer Products Corporation	Beautyge Participations, S.L.	Spain	1,100	1,667	66%	Uncertificated
Revlon Consumer Products Corporation	Revlon Pension Trustee Company (U.K.) Limited	United Kingdom	66	100	66%	Uncertificated
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Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Beautyge Brands USA, Inc.	American Crew Dominicana, S.R.L.	Dominican Republic	0%	1,000	0%	N/A26
Beautyge Brands USA, Inc.	Beautyge I	Cayman Islands	66	100	66%	Uncertificated
Beautyge U.S.A., Inc. (f/k/a Colomer U.S.A., Inc.)	Roux Laboratories, Inc.	New York	100	100	100%	10
OPP Products, Inc.	Bari Cosmetics, Ltd. (f/k/a BC Products Inc.)	Delaware	1,000	1,000	100%	1
OPP Products, Inc.	SinfulColors Inc.	Delaware	1,000	1,000	100%	1
Revlon International Corporation	Europeenne de Produits de Beaute	France	70,785	107,250	66%	Uncertificated
Revlon International Corporation	REVLON BEAUTY PRODUCTS, S.L.	Spain	4,305	6,523	66%	Uncertificated
Revlon International Corporation	Revlon New Zealand Limited	New Zealand	33,000	50,000	66%	1
Revlon Consumer Products Corporation	Revlon New Zealand Limited	New Zealand	0	50,000	0%[27]	N/A

26 Dormant Entity.

27 Minority owner holding 1 share. 66% of majority owner’s stock is being pledged.

37

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	Revlon (Hong Kong) Limited	Hong Kong	660	1,000	66%	11
Revlon International Corporation	Revlon B.V.	Netherlands	165	250	66%	Uncertificated
Revlon International Corporation	Revlon (Puerto Rico) Inc.	Puerto Rico	33,000	50,000	66%	3
Revlon Consumer Products Corporation	Revlon, S.A. de C.V.	Mexico	0	520,500,211	0%[28]	N/A
Revlon International Corporation	Revlon, S.A. de C.V.	Mexico	71,958,599	520,500,211	66%	21 C.F.
			194,470,458			1 C.V.
			32,343,598			4 C.V.
			5,311,598			5 C.V.
			17,665,692			7 C.V.
			21,780,182			9 C.V.
Revlon International Corporation	Revlon K.K.	Japan	10,000	148,880	66%	510-1
			10,000			510-2
			10,000			510-3
			1,000			510-6
			1,000			510-7
			1,000			510-8
			6,600			511
			32,260			513
			19,800			515
			6,600			517

28 Minority owner holding 20 shares. 66% of majority owner’s stock is being pledged.

38

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	Revlon (Suisse) S.A.	Switzerland	66	100	66%	1
Revlon International Corporation	Revlon China Holdings Limited	Cayman Islands	66	100	66%	005
Revlon International Corporation	New Revlon Argentina, S.A.	Argentina	5,551,492	9,345,947[29]	66%	21
Revlon International Corporation	Revlon Overseas Corporation, C.A.	Venezuela	34,857	52,813	66%	1
RIROS Corporation	RIROS Group Inc.	Delaware	1,000	1,000	100%	1
Revlon International Corporation	Revlon Mauritius Limited	Mauritius	16,499	25,100	66%	5
Revlon International Corporation	Revlon LTDA.	Brazil	660	1,000	66%	Uncertificated
Revlon International Corporation	RML, LLC[30]	Delaware	66 membership units	100	66%	Uncertificated

29 Revlon Manufacturing Ltd. owns 934,595 shares out of 9,345,947 total shares (10%).

30 A Foreign Subsidiary Holding Company.

39

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	Revlon Canada Inc.	Canada	660,000	1,000,011	100%	C-1
			340,011			C-2
Revlon International Corporation	Revlon (Israel) Limited	Israel	0	9,570,890,005	0%[31]	N/A
Revlon International Corporation	RML Holdings L.P.	Bermuda	7,840 common units	12,000[32]	66%	Uncertificated
Roux Laboratories, Inc.	Art & Science, Ltd.	Illinois	1,200	1,200	100%	9
Roux Laboratories, Inc.	Beautyge Brands USA, Inc.	Delaware	100	100	100%	6
Roux Laboratories, Inc.	Creative Nail Design, Inc.	California	100	100	100%	78
Roux Laboratories, Inc.	Realistic Roux Professional Products Inc.	Delaware	1,000	1,000	100%	1
Roux Laboratories, Inc.	Roux Properties Jacksonville, LLC	Florida	100	100	100%	1
Roux Laboratories, Inc.	Beautyge Professional Limited (f/k/a Colomer Professional Limited)	Ireland	156,420	237,000	66%	1A

31 Minority owner holding 12,985,003 share.

32 RML, LLC owns 120 common unites out of 12,000 total common units (1%).

40

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Roux Laboratories, Inc.	Beautyge Mexico, S.A. de C.V. (Colomer Mexico S.A. de C.V.)	Mexico	95,040 fixed shares	144,000	66%	CF-3
			364,824,372 variable shares	1,583,433,120	66%	CV-6
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	DF Enterprises, Inc.	Delaware	100	100	100%	1
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	FD Management, Inc.	Delaware	100	100	100%	1
Elizabeth Arden, Inc.	RDEN Management, Inc.	Delaware	100	100	100%	1
Elizabeth Arden, Inc.	Elizabeth Arden Travel Retail, Inc.	Delaware	100	100	100%	2
Elizabeth Arden, Inc. (f/k/a French Fragrances, Inc.)	Elizabeth Arden (Financing), Inc.	Delaware	100	100	100%	1
Revlon International Corporation	Elizabeth Arden (Canada) Limited	Canada	651,579 Common Shares	987,241 Common Shares	100%	7
			335,662 Common Shares			8
			4,000,000 Preferred Shares	4,000,000 Preferred Shares	100%	RP-2
41

Debtor/ Grantor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged	Certificate No.
Revlon International Corporation	Elizabeth Arden Korea Yuhab Hoesa	Korea	(all of its 3.2% interest)	7,800 Units of 10,000 Won per unit	3.2%	N/A
Revlon International Corporation	Elizabeth Arden (South Africa)(Pty) Ltd.	South Africa	66	100	66%	6
Revlon International Corporation	Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	66	100	66%	3
Elizabeth Arden, Inc.	Elizabeth Arden Investments, LLC	Delaware	N/A	N/A	100%	Uncertificated
Elizabeth Arden, Inc.	Elizabeth Arden NM, LLC	Delaware	N/A	N/A	100%	Uncertificated
Elizabeth Arden, Inc.	Elizabeth Arden USC, LLC	Delaware	N/A	N/A	100%	Uncertificated

Pledged Notes

Debtor/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date
Revlon Consumer Products Corporation	Revlon K.K.	JPY 6,906,485,949	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Revlon B.V.	$0	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Revlon International Corporation – UK Branch	GBP 44,164,445	January 31, 2020 (annual evergreen)
42

Debtor/Grantor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date
Revlon Consumer Products Corporation	Revlon Canada Inc.	CAD (6,050,181)	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Beautyge, SL (f/k/a Colomer Beauty & Professional Products S.L.)	$(10,693,502)	January 31, 2020
Revlon Consumer Products Corporation	Beautyge Mexico, S.A. de C.V.	$5,274,415	January 31, 2020 (annual evergreen)
Revlon Consumer Products Corporation	Elizabeth Arden (Canada) Limited	$(11,166,538)	January 31, 2020 (annual evergreen)
Revlon International Corporation	Revlon K.K.	$6,876,466	January 31, 2020 (annual evergreen)
Elizabeth Arden (Financing), Inc.	DF Enterprises, Inc.	$44,070,755.00	N/A
Elizabeth Arden (Financing), Inc.	FD Management, Inc.	$60,743,560	N/A
Revlon International Corporation	Elizabeth Arden, Inc.	$42,000,000.00	On Demand
RDEN Management, Inc.	Elizabeth Arden, Inc.	$1,405,713	N/A
43

Schedule 2

LEGAL NAME, JURISDICTIONS OF ORGANIZATION, IDENTIFICATION NUMBER AND UCC FILING JURISDICTIONS

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon Consumer Products Corporation	Delaware	2295691	Delaware
Almay, Inc.	Delaware	2342351	Delaware
Art & Science, Ltd.	Illinois	60007195	Illinois
Bari Cosmetics, Ltd.	Delaware	5168808	Delaware
Beautyge Brands USA, Inc.	Delaware	2603311	Delaware
Beautyge U.S.A., Inc.	Delaware	3171094	Delaware
Charles Revson Inc.	New York	N/A	New York
Creative Nail Design, Inc.	California	C0940215	California
Cutex, Inc.	Delaware	6244704	Delaware
North America Revsale Inc.	New York	N/A	New York
OPP Products, Inc.	Delaware	4910314	Delaware
Realistic Roux Professional Products Inc.	Delaware	5617286	Delaware
Revlon Development Corp.	Delaware	3587016	Delaware
Revlon Government Sales, Inc.	Delaware	0837723	Delaware

44

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon International Corporation	Delaware	0600924	Delaware
Revlon Professional Holding Company LLC	Delaware	3181183	Delaware
RIROS Corporation	New York	N/A	New York
RIROS Group Inc.	Delaware	2973389	Delaware
Roux Laboratories, Inc.	New York	57575	New York
Roux Properties Jacksonville, LLC	Florida	L13000131517	Florida
SinfulColors Inc.	Delaware	4910310	Delaware
DF Enterprises, Inc.	Delaware	3262187	Delaware
Elizabeth Arden (Financing), Inc.	Delaware	3486941	Delaware
Elizabeth Arden, Inc.	Florida	240627	Florida
Elizabeth Arden Travel Retail, Inc.	Delaware	3408252	Delaware
FD Management, Inc.	Delaware	3262182	Delaware
RDEN Management, Inc.	Delaware	3486960	Delaware
Elizabeth Arden Investments, LLC	Delaware	5204912	Delaware
Elizabeth Arden NM, LLC	Delaware	5363961	Delaware
Elizabeth Arden USC, LLC	Delaware	5358674	Delaware
PPI Two Corporation	Delaware	2068992	Delaware
RML, LLC	Delaware	5730061	Delaware
45

Schedule 3

COMMERCIAL TORT CLAIMS

None

                                      Annex I to
DIP Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of __________ __, 20__, made by _______ (the “Additional Grantor”), in favor of Jefferies Finance LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the DIP Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such DIP Credit Agreement.

W I T N E S S E T H:

WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders), have entered into that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of June 17 2022 (as amended, restated, waived, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”);

WHEREAS, in connection with the DIP Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of June 17, 2022 (as amended, waived, supplemented or otherwise modified from time to time, the “DIP Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the benefit of itself and the other Secured Parties;

WHEREAS, the DIP Credit Agreement requires the Additional Grantor to become a party to the DIP Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the DIP Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. DIP Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the DIP Guarantee and Collateral Agreement, hereby becomes a party to the DIP Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex I hereto is hereby added to the information set forth in the Schedules to the DIP Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable and with respect to itself, that each of the representations and warranties contained in Section 4 of the DIP Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR],
as Grantor and Guarantor
By:
Name:
Title:
2

                                          Annex I to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Annex II to
DIP Guarantee and Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of June [__], 2022 (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of Jefferies Finance LLC, as collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, pursuant to that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of June 17 2022, by and among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrower under the DIP Credit Agreement, the Grantors entered into the DIP Guarantee and Collateral Agreement dated as of June 17, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Guarantee and Collateral Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below); and

WHEREAS, pursuant to the DIP Guarantee and Collateral Agreement, each Grantor agreed to execute and deliver this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the DIP Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the DIP Credit Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(i)           all copyrights, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, those United States registrations, recordings, supplemental registrations and pending applications listed in Schedule A attached hereto, (ii) the right to obtain renewals thereof, (iii) all rights to sue at law or in equity for any infringement or other violation thereof, including the right to receive all Proceeds and damages therefrom, and (iv) all other rights priorities and privileges relating thereto.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the DIP Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the DIP Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the DIP Guarantee and Collateral Agreement, the provisions of the DIP Guarantee and Collateral Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

Accepted and Agreed:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT

UNITED STATES COPYRIGHT REGISTRATIONS

Title	Registration No.	Registration Date

Annex III to
DIP Guarantee and Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of June [__], 2022 (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of Jefferies Finance LLC, as collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, pursuant to that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of June 17 2022, by and among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrower under the DIP Credit Agreement, the Grantors entered into the DIP Guarantee and Collateral Agreement dated as of June 17, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Guarantee and Collateral Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and

WHEREAS, pursuant to the DIP Guarantee and Collateral Agreement, each Grantor agreed to execute and deliver this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the DIP Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the DIP Credit Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(i) all letters patent and all applications for the issuance thereof, including, without limitation, those United States patents and patent applications listed in Schedule A attached hereto (ii) all continuations, divisions, continuations-in-part or renewals thereof, (iii) all rights to obtain any reissues or extensions of the foregoing, (iv) all rights to sue at law or in equity for any infringement or other violation thereof, including the right to receive all Proceeds and damages therefrom, and (v) all other rights, priorities and privileges relating thereto.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the DIP Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the DIP Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the DIP Guarantee and Collateral Agreement, the provisions of the DIP Guarantee and Collateral Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

Accepted and Agreed:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE A
to
PATENT SECURITY AGREEMENT

UNITED STATES PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Annex IV to

DIP Guarantee and Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of dated as of June [__], 2022 (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of Jefferies Finance LLC, as collateral agent (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, pursuant to that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of June 17 2022, by and among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extension of credit to the Borrower under the DIP Credit Agreement, the Grantors entered into the DIP Guarantee and Collateral Agreement dated as of June 17, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Guarantee and Collateral Agreement”) between each of the Grantors and the Collateral Agent, pursuant to which each of the Grantors granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the DIP Guarantee and Collateral Agreement, each Grantor agreed to execute and deliver this Agreement, in order to record the security interest granted to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the DIP Guarantee and Collateral Agreement, and if not defined therein, shall have the respective meanings given thereto in the DIP Credit Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade dress, service marks, logos and other source or business identifiers, designs and general intangibles of like nature, (ii) all goodwill associated therewith or symbolized thereby and all common-law rights related thereto, (iii) all registrations and recordings thereof, and all applications in connection therewith including, without limitation, the United States registrations and applications listed in Schedule A attached hereto, (iv) the right to obtain all renewals thereof, (v) all rights to sue at law or in equity for any infringement, dilution or other violation thereof, including the right to receive all Proceeds and damages therefrom, and (vi) all other rights, priorities and privileges relating thereto.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the DIP Guarantee and Collateral Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the DIP Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the DIP Guarantee and Collateral Agreement, the provisions of the DIP Guarantee and Collateral Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY) AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],
as Grantor

By:
Name:
Title:

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

Accepted and Agreed:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT L

FORM OF HOLDINGS GUARANTEE AND PLEDGE AGREEMENT

See attached.

EXECUTION VERSION

HOLDINGS GUARANTEE AND PLEDGE AGREEMENT

made by

REVLON, INC.,

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as the Grantor,

in favor of

JEFFERIES FINANCE LLC,
as Collateral Agent

Dated as of June 17, 2022

Table of Contents

Page

Section 1.	DEFINED TERMS	2

1.1	Definitions	2
1.2	Other Definitional Provisions	3

Section 2.	GUARANTEE	3

2.1	Guarantee	3
2.2	[Reserved]	4
2.3	No Subrogation	4
2.4	Amendments, Etc. with Respect to the Secured Obligations	4
2.5	Guarantee Absolute and Unconditional	5
2.6	Reinstatement	5
2.7	Payments	5
2.8	Limited Recourse Guarantee	6

Section 3.	GRANT OF SECURITY INTEREST	6

3.1	Grant of Security Interests	6
3.2	Conflicts	6

Section 4.	REPRESENTATIONS AND WARRANTIES	7

4.1	Representations in DIP Credit Agreement	7
4.2	Title; No Other Liens	7
4.3	[Reserved]	7
4.4	Names; Jurisdiction of Organization	7
4.5	Pledged Securities	7

Section 5.	COVENANTS	8

5.1	[Reserved]	8
5.2	Pledged Securities	8

Section 6.	REMEDIAL PROVISIONS	8

6.1	[Reserved]	8
6.2	[Reserved]	8
6.3	Pledged Securities	8
6.4	[Reserved]	9
6.5	Proceeds to be Turned Over to Collateral Agent	9
6.6	Application of Proceeds	10
6.7	Code and Other Remedies	10
6.8	Sale of Pledged Securities	11
6.9	Deficiency	11

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Section 7.	THE COLLATERAL AGENT	12

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc	12
7.2	Duty of Collateral Agent	13
7.3	Execution of Financing Statements	14
7.4	Authority of Collateral Agent	14

Section 8.	MISCELLANEOUS	14

8.1	Amendments in Writing	14
8.2	Notices	14
8.3	No Waiver by Course of Conduct; Cumulative Remedies	14
8.4	Enforcement Expenses; Indemnification	15
8.5	Successors and Assigns	15
8.6	Set-Off	15
8.7	Counterparts	15
8.8	Severability	15
8.9	Section Headings	16
8.10	Integration	16
8.11	GOVERNING LAW	16
8.12	Submission To Jurisdiction; Waivers	16
8.13	Acknowledgements	17
8.14	[Reserved]	17
8.15	Releases	17
8.16	WAIVER OF JURY TRIAL	17
8.17	Delivery of Collateral	18
8.18	Order	18

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Pledged Securities
Schedule 3	Legal Name and Jurisdictions of Organization

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HOLDINGS GUARANTEE AND PLEDGE AGREEMENT

HOLDINGS GUARANTEE AND PLEDGE AGREEMENT, dated as of June 17, 2022, between Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (together with its successors and assigns, the “Guarantor” or “Grantor”), and Jefferies Finance LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of the date hereof (as amended, restated, waived, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”)), by and among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantor, the banks and other financial institutions or entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

W I T N E S S E T H:

WHEREAS, on June 16, 2022 (the “Petition Date”), the Guarantor, the Borrower and certain of the Borrower’s Subsidiaries (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, pursuant to the DIP Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the execution, delivery and performance of this Agreement, and the grant of a security interest, pledge and Lien on all of the Collateral (as hereinafter defined) of the Grantor and the proceeds thereof to secure the Secured Obligations (as hereinafter defined) have been authorized pursuant to the Bankruptcy Code by the Interim Order and, after the entry thereof by the Court, will have been so authorized by the Final Order, and such Liens shall have priority as set forth in the Orders;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Grantor (as defined below);

WHEREAS, the Borrower and the Grantor are engaged in related businesses, and the Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the DIP Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties;

NOW, THEREFORE, in consideration of the premises and to supplement the Orders, without in any way diminishing or limiting the effect of the orders or the security interest, pledge and Lien granted thereunder to secure the Obligations, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien as set forth herein. Accordingly, the parties hereto agree as follows:

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Section 1.         DEFINED TERMS

1.1          Definitions.

(a)           Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Certificated Security”.

(b)           The following terms shall have the following meanings:

“ABL Collateral Agent”: as defined in the Orders.

“Agreement”: this Holdings Guarantee and Pledge Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble hereto.

“Borrower Credit Agreement Obligations”: the meaning assigned to the term “Obligations” in the DIP Credit Agreement.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.5.

“DIP Credit Agreement”: as defined in the preamble hereto.

“First Priority”: means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement that, subject to the Orders, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Liens.

“Grantor”: as defined in the preamble hereto.

“Guarantor Obligations”: with respect to the Guarantor, all obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantor”: as defined in the preamble hereto.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code of any other jurisdiction, such term shall mean the Uniform Commercial Code of such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Pledged Securities”: the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of the Borrower that may be issued or granted to, or held by, the Grantor while this Agreement is in effect other than Excluded Collateral.

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“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Secured Obligations”: (i) the Borrower Credit Agreement Obligations and (ii) the Guarantor Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

1.2          Other Definitional Provisions.

(a)           The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.

Section 2.         GUARANTEE

2.1          Guarantee.

(a)           The Guarantor hereby unconditionally and irrevocably, guarantees, as a primary obligor and not merely as a surety, to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties, the prompt and complete payment when due and performance by the Borrower and each other Guarantor (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws.

(c)           The Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until all the Secured Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the DIP Credit Agreement the Borrower, may be free from any Borrower Credit Agreement Obligations; provided, that the Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

(e)           No payment (other than payment in full (other than with respect to contingent or indemnification obligations not then due)) made by the Borrower, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of the Guarantor hereunder until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated; provided, that the Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.

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2.2          [Reserved].

2.3          No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower and the other guarantors on account of the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated. If any amount shall be paid to the Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of such Secured Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Collateral Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

2.4          Amendments, Etc. with Respect to the Secured Obligations. To the maximum extent permitted by applicable law, the Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or any other Secured Party, and the DIP Credit Agreement and the other Loan Documents, and in each case any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (at the direction of the Required Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5          Guarantee Absolute and Unconditional. The Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Guarantor, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any other guarantor with respect to the Secured Obligations. The Guarantor understands and agrees, to the maximum extent permitted by applicable law, that the guarantee of the Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collectability without regard to (a) the validity or enforceability of the DIP Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Credit Agreement Obligations, or of the Guarantor under the guarantee of the Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7          Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent at the Funding Office, in each case without set-off or counterclaim.

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2.8          Limited Recourse Guarantee. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that the Guarantor shall have no personal liability with respect to the Secured Obligations and the Collateral Agent or any other Secured Party agrees to look solely to the Collateral and the Loan Parties other than the Guarantor (and the assets pledged by them) for satisfaction of the Secured Obligations. The Collateral Agent’s or any other Secured Party’s rights and remedies hereunder shall be limited to the Collateral and neither the Collateral Agent nor any other Secured Party shall have any right or claim against the Guarantor or any of its property or assets other than the Collateral. If the Collateral Agent obtains a judgment in respect of the Secured Obligations such judgment may only be enforced against the Collateral and the Loan Parties other than the Guarantor.

Section 3.         GRANT OF SECURITY INTEREST

3.1          Grant of Security Interests. In addition to the security interest and Liens provided in the Orders, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties in each case subject to the entry by the Bankruptcy Court of the Interim Order (as the same may be amended, supplemented, or otherwise modified by the Final Order), a security interest in all of the Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, in each case except to the extent released in accordance with Section 8.15 and subject to the proviso to this Section 3.1, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(a)           all Pledged Securities;

(b)           the certificates, if any, representing such Pledged Securities and all dividends, distributions, cash warrants, rights (including voting rights), options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Securities and any other warrant, right or option or other agreement to acquire any of the foregoing;

(c)           all books, records, files, correspondence, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information pertaining to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(d)           to the extent not otherwise included, all Proceeds of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, the security interest granted hereunder shall not cover, and the term “Collateral” shall not include (i) any Capital Stock or assets owned by the Grantor other than the Pledged Securities and the rights and assets referred to in paragraphs (b), (c) and (d) above and (ii) any Excluded Collateral.

3.2          Conflicts.

(a)           In the event of any conflict between the terms of the Orders, the DIP Credit Agreement and this Agreement, the terms of the Orders shall govern and control. In the event of any such conflict, the Grantor may act (or omit to act) in accordance with the Orders, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

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(b)           [Reserved].

Section 4.         REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the DIP Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement, the Guarantor/Grantor (as applicable) hereby represents and warrants with respect to itself to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:

4.1          Representations in DIP Credit Agreement. In the case of the Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.8 (with respect to the Pledged Securities), 4.13 and 4.17 (with respect to this Agreement) of the DIP Credit Agreement, each of which is hereby incorporated herein by reference as if such representations and warranties were made by and in respect of the Guarantor, and the Loan Documents to which the Guarantor is a party or to the use of proceeds of any Loans by the Guarantor, in each case, mutatis mutandis, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Guarantor’s knowledge.

4.2          Title; No Other Liens. Except as would not reasonably be expected to have a Material Adverse Effect, the Grantor owns or has rights in each item of the Collateral; and such Collateral is free and clear of any and all Liens except as permitted by the Loan Documents and the Orders. Except as permitted by the Loan Documents and the Orders, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements or other public notices that have been filed without the consent of the Grantor.

4.3          [Reserved].

4.4          Names; Jurisdiction of Organization.

(a)           On the date hereof, the Grantor’s full and correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the jurisdiction in which financing statements in appropriate form are to be filed are specified on Schedule 3.

(b)           When financing statements in appropriate form are filed in the jurisdictions specified on Schedule 3 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate) the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Grantor in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements in the jurisdictions specified on Schedule 3 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate).

4.5          Pledged Securities. On the date hereof, the shares of Pledged Securities pledged by the Grantor hereunder:

(a)           have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable;

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(b)           constitute all the issued and outstanding shares of all classes of the Capital Stock of the Borrower directly owned by the Grantor; and

(c)           the Grantor is the record and beneficial owner of the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens, options or claims not prohibited by the DIP Credit Agreement and the Orders, and subject to any transfers made in compliance with the Loan Documents and the Orders.

Section 5.         COVENANTS

The Guarantor/Grantor (as applicable) covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, subject to Section 8.15(b), from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated:

5.1          [Reserved].

5.2          Pledged Securities. Subject to the Orders, to the extent that any Capital Stock included in the Collateral is or becomes a Certificated Security, the Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof.

Section 6.         REMEDIAL PROVISIONS

6.1          [Reserved].

6.2          [Reserved].

6.3          Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing, the Grantor shall be permitted to (i) receive all cash dividends and other distributions paid in respect of the Pledged Securities to the extent permitted in the DIP Credit Agreement, and (ii) to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same; provided, further, that the Collateral Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and corporate or other organizational rights it is entitled to exercise pursuant to sub-clause (ii) of this Section 6.3(a). For the avoidance of doubt, an exercise of voting and corporate or other organizational rights with respect to such Pledged Securities shall not be deemed to be material and adverse to any Person if such exercise is made in connection with a transaction not prohibited by the Loan Documents and the Orders.

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(b)           If an Event of Default shall occur and be continuing and subject to the Orders, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 6.6; provided that after all Events of Default have been cured or waived and the Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay the Grantor (without interest) all dividends, interest, principal or other distributions that the Grantor would otherwise be permitted to retain pursuant to the terms of sub- clause (i) of Section 6.3(a) above and that remain, and (ii) the Collateral Agent shall have the right to cause any or all of the Pledged Securities to be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the Borrower or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion at the direction of the Required Lenders any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Borrower, or upon the exercise by the Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above; provided that after all Events of Default have been cured or waived and the Grantor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, all rights vested in the Collateral Agent pursuant to this paragraph shall cease, and the Grantor shall have the voting and corporate or other organizational rights they would otherwise be entitled to exercise pursuant to the terms of sub-clause (ii) of Section 6.3(a) above and the obligations of the Collateral Agent under the second proviso in Section 6.3(a) shall be in effect.

(c)           The Grantor hereby authorizes and instructs the Borrower to (i) comply with any instruction received by it from the Collateral Agent (or the ABL Collateral Agent, as the case may be) in writing without the consent of the Grantor or any other Person that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that the Borrower shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4          [Reserved].

6.5          Proceeds to be Turned Over to Collateral Agent. Subject to the terms of the Orders, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the DIP Credit Agreement, at the request of the Collateral Agent, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of the Grantor, and, subject to, in the case of Prepetition ABL Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantor under the “Loan Documents” (as defined in Prepetition ABL Facility Agreement), shall, promptly upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

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6.6          Application of Proceeds. Subject to the Orders, if an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the DIP Credit Agreement, at any time at the Collateral Agent’s election, subject to the terms of any Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of the Secured Obligations then due and owing and remaining unpaid to each of them;

Third, any remaining balance after the application in full pursuant to clause Second above, shall be paid over in accordance with the Orders, or to whomsoever shall be lawfully entitled to receive the same at the direction of the Bankruptcy Court.

6.7          Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the DIP Credit Agreement) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the DIP Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in the Grantor, which rights or equities are hereby waived and released. The Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. Notwithstanding the foregoing, the Collateral Agent shall give the Grantor not less than 10 days’ written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any remedies provided in this Section 6.7 shall be subject to the Orders.

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6.8          Sale of Pledged Securities.

(a)           Subject in all respects to Section 10.14 of the DIP Credit Agreement, the Collateral Agent is authorized, in connection with any sale of any Pledged Securities pursuant to Section 6.7, to deliver or otherwise disclose to any prospective purchaser of the Pledged Securities: (i) any registration statement or prospectus, and all supplements and amendments thereto; and (ii) any other information in its possession relating to such Pledged Securities to the extent reasonably necessary to be disclosed in connection with such sale of Pledged Securities, in each case provided that the Collateral Agent uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such sale of Pledged Securities and the recipient is informed of the confidential nature of the information.

(b)           The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

6.9          Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

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Section 7.         THE COLLATERAL AGENT

7.1          Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)           The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in- fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, in accordance with the Orders, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent and any officer or agent thereof the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

(i)                 in the name of the Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii)               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii)             execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)             (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; and (6) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

(b)           If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at the direction of the Required Lenders, may give the Grantor written notice of such failure to perform or comply and if the Grantor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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(d)           The actions of the Collateral Agent hereunder are subject to the provisions of the DIP Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the DIP Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the DIP Credit Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the DIP Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that permitted successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the Orders, the Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to the Loan Documents or applicable laws.

7.2          Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

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7.3          Execution of Financing Statements. Pursuant to any applicable law, the Grantor authorizes the Collateral Agent and any officer or agent thereof at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. The Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything else herein, the Collateral Agent shall not be liable for the preparation, filing, recording, registration or maintenance of any financing statements or any instruments, agreements or other documents, all of which shall be the obligation of Borrower.

7.4          Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the DIP Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for itself, the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 8.         MISCELLANEOUS

8.1          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the DIP Credit Agreement.

8.2          Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the DIP Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 10.2 of the DIP Credit Agreement.

8.3          No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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8.4          Enforcement Expenses; Indemnification.

(a)           The Guarantor agrees to pay, and to hold the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the DIP Credit Agreement.

(b)           The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the DIP Credit Agreement and the other Loan Documents.

8.5          Successors and Assigns. Subject to Section 8.15, this Agreement shall be binding upon the successors and permitted assigns of the Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the DIP Credit Agreement.

8.6              Set-Off. The Grantor hereby irrevocably authorizes the Administrative Agent, the Pari Passu Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, upon any amount becoming due and payable by the Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Pari Passu Collateral Agent or any other Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of the Grantor, provided that, if such Secured Party is a Lender, it complies with Section 10.7 of the DIP Credit Agreement. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify the Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Collateral Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Collateral Agent or such other Secured Party may have.

8.7          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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8.9          Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10        Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantor, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.11        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

8.12        Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 8.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

(b)           consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Grantor to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the DIP Credit Agreement).

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8.13        Acknowledgements. The Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantor and the Administrative Agent, the Collateral Agent and the Lenders.

8.14        [Reserved].

8.15        Releases.

(a)           Pursuant to Section 10.15 of the DIP Credit Agreement or at such time as the Secured Obligations (other than contingent or indemnification obligations not then due) shall have been paid in full and the Commitments shall have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall promptly deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

(b)           Liens on Collateral created hereunder shall be released and obligations of the Guarantor hereunder shall terminate as set forth in Section 10.15 of the DIP Credit Agreement.

8.16        WAIVER OF JURY TRIAL. THE GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

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8.17        Delivery of Collateral. Notwithstanding anything to the contrary set forth in this Agreement or the DIP Credit Agreement, and so long as any Prepetition Secured Party remains a gratuitous bailee and/or gratuitous agent of the Collateral Agent in accordance with the Orders, the Grantor shall not be required to deliver the Pledged Securities for the purpose of perfecting the Collateral Agent’s security interest in the Pledged Securities previously delivered to such Prepetition Secured Party]prior to the Petition Date; provided that if any Pledged Securities required to be delivered ceases to be held by such Prepetition Secured Party, then the Grantor shall deliver such Pledged Securities to the Collateral Agent.

8.18        Order. With respect to the Grantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Grantor provided for hereunder) to the terms of the Interim Order (and, when applicable, the Final Order) and if any provision in this Agreement or any other Loan Document expressly conflicts or is inconsistent with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control. For the avoidance of doubt, upon the entry of the Interim Order, all Liens created by the Security Documents in favor of the Collateral Agent shall be perfected as set forth in such Interim Order, notwithstanding any failure to make (or the terms of) any filings in any jurisdiction.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

REVLON, INC., as Grantor and Guarantor

By:
Name:
Title:

[Signature Page to Holdings Term Loan Guarantee and Pledge Agreement]

JEFFERIES FINANCE LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Holdings Term Loan Guarantee and Pledge Agreement]

Schedule 1

NOTICE ADDRESSES

Name of Guarantor/Grantor	Address of Chief Executive Office and Mailing Address
Revlon, Inc.	One New York Plaza, New York, NY 10004

Schedule 2

PLEDGED SECURITIES

Grantor	Issuer	Jurisdiction	# of Shares Pledged	Certificate No.
Revlon, Inc.	Revlon Consumer Products Corporation	Delaware	1,000	1
Revlon, Inc.	Revlon Consumer Products Corporation	Delaware	4,260	2
Revlon, Inc.	Revlon Consumer Products Corporation	Delaware	546 (series A)	2

Schedule 3

LEGAL NAME, JURISDICTIONS OF ORGANIZATION, IDENTIFICATION NUMBER AND UCC FILING JURISDICTIONS

Name of Guarantor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon, Inc.	Delaware	2295698	Delaware

EXHIBIT M

FORM OF BRANDCO SECURITY AGREEMENT

See attached.

EXECUTION VERSION

BRANDCO GUARANTEE AND SECURITY AGREEMENT

BRANDCO GUARANTEE AND SECURITY AGREEMENT dated as of June 17, 2022, between each of the subsidiaries of Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”) identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), and Jefferies Finance LLC, as the administrative agent for the Lenders party to the DIP Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties under the DIP Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

WHEREAS, on June 16, 2022 (the “Petition Date”), Holdings (as defined below), the Borrower and the Subsidiary Guarantors (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the Borrower, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent and the Collateral Agent are parties to the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated as of the date hereof (as amended, restated, waived, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders, among others, to the Borrower;

WHEREAS, the execution, delivery and performance of this Agreement, and the grant of a security interest, pledge and Lien on all of the Collateral (as hereinafter defined) of the Subsidiary Guarantors and the proceeds thereof to secure the Obligations (as defined in the DIP Credit Agreement) have been authorized pursuant to the Bankruptcy Code by the Interim Order and, after the entry thereof by the Court, will have been so authorized by the Final Order, and such Liens shall have priority as set forth in the Orders;

WHEREAS, it is a condition precedent to the borrowings under the DIP Credit Agreement that each Subsidiary Guarantor unconditionally guarantee the indebtedness and other obligations of the Borrower to the Secured Parties under or in connection with the DIP Credit Agreement as set forth herein;

WHEREAS, each Subsidiary Guarantor, as a subsidiary of the Borrower, will derive substantial direct and indirect benefits from the making of the loans to the Borrower pursuant to the DIP Credit Agreement (which benefits are hereby acknowledged by each Subsidiary Guarantor); and

WHEREAS, to induce such Lenders to enter into the DIP Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantors have agreed to guarantee the Guaranteed Obligations (as hereinafter defined) and to grant a security interest in the Collateral (as so defined) as security for the Obligations (as defined in the DIP Credit Agreement);

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NOW, THEREFORE, in consideration of the premises and to supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and Lien granted thereunder to secure the Obligations, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien as set forth herein. Accordingly, the parties hereto agree as follows:

Section 1.        Definitions, Etc.

1.01         Certain Uniform Commercial Code Terms. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Farm Products”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Manufactured Home”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Record”, “Supporting Obligation”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02         Additional Definitions. In addition, as used herein:

“Agreement” means this BrandCo Guarantee and Security Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Collateral” has the meaning assigned to such term in Section 4.

“DIP Credit Agreement” has the meaning assigned in the preamble hereto.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Insurance” means all property and casualty insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof).

“Intellectual Property” has the meaning assigned to such term in the BrandCo Upper Tier Contribution Agreements.

“Issuers” means the issuer of any equity securities hereafter owned by any Subsidiary Guarantor.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Paid in Full” means: (a) termination or expiration of all commitments of the holders of the Obligations to extend credit or make loans or other credit accommodations to any of the Subsidiary Guarantors; (b) payment in full in cash of the principal of, premium, make- whole, fees and interest (including premium, make-whole, fees or interest accruing on or after the commencement of any bankruptcy proceeding, whether or not such premium, make-whole, fees or interest would be allowed in such bankruptcy proceeding) constituting the Obligations; and (c) payment in full in cash of all other amounts that are due and payable or otherwise accrued under the Loan Documents (including all Obligations), other than any contingent indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time.

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“Pledged Shares” means, collectively, all Shares of any Issuer now or hereafter owned by any Subsidiary Guarantor, together in each case with (a) all certificates representing the same, (b) all Shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Receivable” means all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

1.03         Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the DIP Credit Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in the DIP Credit Agreement), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including” and (h) references to days, months, quarters and years refer to calendar days, months, quarters and years, respectively.

Section 2.        Guarantee.

2.01         The Guarantee. Whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under Debtor Relief Laws, the Subsidiary Guarantors jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt and complete payment when due and performance by the Borrower and each other Guarantor of the Obligations. The foregoing obligation shall include all fees, indemnification payments, premium, make-whole and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing or existing to the Lenders or the Administrative Agent by the Borrower under the DIP Credit Agreement and by any Loan Party under any of the Loan Documents, in each case strictly in accordance with the terms thereof. For the avoidance of doubt, the obligations under this Section 2 includes all interest, fees, premium, make-whole and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest, fees, premium, make-whole or expenses are enforceable or allowed as a claim in such proceeding. All of the obligations in this Section 2.01 shall be collectively called the “Guaranteed Obligations”. The Subsidiary Guarantors further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under Debtor Relief Laws) any of the Guaranteed Obligations strictly in accordance with the terms of any document or agreement evidencing any such Guaranteed Obligations, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Borrower, any Subsidiary Guarantor or any other Person obligated on any such Guaranteed Obligations is located, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever. The Subsidiary Guarantors also jointly and severally agree that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

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2.02         Obligations Unconditional. Obligations of the Subsidiary Guarantors under Section 2.01 are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under the DIP Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations. To the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, the parties to this Agreement acknowledge and agree that the obligations of the Subsidiary Guarantors under this Agreement shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Guaranteed Obligations now existing or in the future arising. Without limiting the foregoing, each Subsidiary Guarantor agrees that:

(a)           Guarantee Absolute. The occurrence of any one or more of the following shall not affect the enforceability of this Agreement in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of the Subsidiary Guarantors hereunder, or the rights, remedies, powers and privileges of any of the Secured Parties, under this Agreement:

(i)            at any time or from time to time, without notice to the Subsidiary Guarantors, the time, place or manner for any performance of or compliance with any of the Guaranteed Obligations shall be amended or extended, or such performance or compliance shall be waived;

(ii)           any of the acts mentioned in any of the provisions of the DIP Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the DIP Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)          any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall be released or shall fail to be perfected;

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(v)           any application by any of the Secured Parties of the proceeds of any other guaranty of or insurance for any of the Guaranteed Obligations to the payment of any of the Guaranteed Obligations;

(vi)          any settlement, compromise, release, liquidation or enforcement by any of the Secured Parties of any of the Guaranteed Obligations;

(vii)         the giving by any of the Secured Parties of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of, the Borrower or any other Person, or to any disposition of any Shares by the Borrower or any other Person;

(viii)        any proceeding by any of the Secured Parties against the Borrower or any other Person or in respect of any collateral for any of the Guaranteed Obligations, or the exercise by any of the Secured Parties of any of their rights, remedies, powers and privileges under the Loan Documents, regardless of whether any of the Secured Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(ix)           the entering into any other transaction or business dealings with the Borrower or any other Person; or

(x)            any combination of the foregoing.

(b)           Waiver of Defenses. The enforceability of this Agreement and the liability of the Subsidiary Guarantors and the rights, remedies, powers and privileges of the Secured Parties under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i)            the illegality, invalidity or unenforceability of any of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to any of the Guaranteed Obligations;

(ii)           any disability or other defense with respect to any of the Guaranteed Obligations, including the effect of any statute of limitations, that may bar the enforcement thereof or the obligations of such Subsidiary Guarantor relating thereto;

(iii)          the illegality, invalidity or unenforceability of any other guaranty of or insurance for any of the Guaranteed Obligations or any lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for any of the Guaranteed Obligations;

(iv)          the cessation, for any cause whatsoever, of the liability of the Borrower or any Subsidiary Guarantor with respect to any of the Guaranteed Obligations;

(v)           any failure of any of the Secured Parties to marshal assets, to exhaust any collateral for any of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower or any other Person, or to take any action whatsoever to mitigate or reduce the liability of any Subsidiary Guarantor under this Agreement, the Secured Parties being under no obligation to take any such action notwithstanding the fact that any of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

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(vi)          any counterclaim, set-off or other claim which the Borrower or any Subsidiary Guarantor has or claims with respect to any of the Guaranteed Obligations;

(vii)         any failure of any of the Secured Parties to file or enforce a claim in any bankruptcy, insolvency, reorganization or other proceeding with respect to any Person;

(viii)        any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of it, or similar proceedings commenced by or against the Borrower or any other Person, including any discharge of, or bar, stay or injunction against collecting, any of the Guaranteed Obligations (or any interest on any of the Guaranteed Obligations) in or as a result of any such proceeding;

(ix)           any action taken by any of the Secured Parties that is authorized by this Section 2.02 or otherwise in this Agreement, the Orders or by any other provision of any Loan Document, or any omission to take any such action; or

(x)            any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c)            Waiver of Set-off and Counterclaim, Etc. To the fullest extent permitted by law, Each Subsidiary Guarantor expressly waives for the benefit of each of the Secured Parties; (i) any right of set-off and counterclaim with respect to payment of its obligations hereunder, and all diligence, presentment, demand for payment or performance, notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor and all other notices or demands whatsoever; (ii) any requirement that any of the Secured Parties exhaust any right, remedy, power or privilege or proceed against the Borrower under the DIP Credit Agreement or any other Loan Document or any other agreement or instrument referred to herein or therein, or against any other Person; and (iii) all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Subsidiary Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

(d)           Other Waivers. To the fullest extent permitted by law, each Subsidiary Guarantor expressly waives for the benefit of each of the Secured Parties, any right to which it may be entitled:

(i)            that the assets of the Borrower first be used, depleted and/or applied in satisfaction of the Guaranteed Obligations prior to any amounts being claimed from or paid by such Subsidiary Guarantor;

(ii)           to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against such Subsidiary Guarantor; and

(iii)          to have its obligations hereunder be divided among the Subsidiary Guarantors, such that each Subsidiary Guarantor’s obligation would be less than the full amount claimed.

2.03         Reinstatement. The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Subsidiary Guarantor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, insolvency or reorganization or otherwise. The Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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2.04         Subrogation. Until the Guaranteed Obligations shall have been Paid in Full, the Subsidiary Guarantors jointly and severally agree that they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. All rights and claims arising under this Section 2.04 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Subsidiary Guarantor as to any payment on account of the Guaranteed Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of the Guaranteed Obligations. Until the Guaranteed Obligations are Paid in Full, no Subsidiary Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Subsidiary Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Guaranteed Obligations. If any such payment or distribution is received by any Subsidiary Guarantor, it shall be held by such Subsidiary Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Subsidiary Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

2.05         Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under the DIP Credit Agreement may be declared to be forthwith due and payable as provided in Article 8.1 of the DIP Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article 8.1(f)(i) and (ii)) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower. The Subsidiary Guarantors also jointly and severally agree that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 2.01.

2.06         Instrument for the Payment of Money. Each Subsidiary Guarantor acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money. Each Subsidiary Guarantor consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

2.07         Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Guaranteed Obligations whenever arising.

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2.08         Rights of Contribution. As between themselves, the Subsidiary Guarantors agree that if any Subsidiary Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full in cash of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2. Such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until the Guaranteed Obligations are Paid in Full. For purposes of this Section 2.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any Shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

2.09         General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Subsidiary Guarantor under this Section 2.09 without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

2.10         Payments. All payments by each Subsidiary Guarantor under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent’s account as provided in Section 2.18(d) of the DIP Credit Agreement or as shall otherwise be specified by the Administrative Agent, free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes.

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Section 3.        Representations and Warranties. Each Subsidiary Guarantor represents and warrants to the Collateral Agent for the benefit of itself and the other Secured Parties that:

3.01         Organizational Matters; Enforceability, Etc. Each Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (a) are within such Subsidiary Guarantor’s capacity and powers and have been duly authorized by all necessary corporate or other action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the security interests created pursuant hereto, (c) will not violate any applicable law or regulation or the charter, by-laws, memorandum and articles of association or other organizational documents of such Subsidiary Guarantor or any order of any governmental authority or court binding on such Subsidiary Guarantor or its property, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Subsidiary Guarantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such person, and (e) except for the security interests created pursuant hereto, will not result in the creation or imposition of any lien, charge or encumbrance on any asset of such Subsidiary Guarantor. This Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes, a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Subsidiary Guarantors is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

3.02         Title. Such Subsidiary Guarantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral, (b) the Liens permitted by Section 7.3 of the DIP Credit Agreement and (c) the Liens permitted by the Orders.

3.03         Deposit Accounts, Securities Accounts and Commodity Accounts. Annex 1 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Subsidiary Guarantors on the date hereof.

Section 4.        Collateral. In addition to the security interest and Liens provided in the Orders, each Subsidiary Guarantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, in each case subject to the entry by the Bankruptcy Court of the Interim Order (as the same may be amended, supplemented or otherwise modified by the Final Order), a security interest in all of such Subsidiary Guarantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Subsidiary Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”), as collateral security for the payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of the Obligations:

(a)           all Accounts, Receivables and Receivables Records;

(b)           all As-Extracted Collateral;

(c)           all Chattel Paper;

(d)           all Deposit Accounts;

(e)           all Documents;

(f)            all Equipment;

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(g)           all Fixtures;

(h)           all General Intangibles;

(i)            all Goods not covered by the other clauses of this Section 4;

(j)            the Pledged Shares;

(k)           all Instruments, including all Promissory Notes;

(l)            all Insurance;

(m)          all Intellectual Property;

(n)           all Inventory;

(o)           all Investment Property, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(p)           all Letter-of-Credit Rights;

(q)           all Money, as defined in Section 1-201(24) of the NYUCC;

(r)            all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 2;

(s)           all other tangible and intangible personal property whatsoever of such Subsidiary Guarantor; and

(t)            all Real Property;

(u)           subject to entry of the Final Order, Avoidance Proceeds;

(v)           all DIP Collateral (as defined in the Orders);

(w)          subject to the Orders, all other unencumbered property, which was unencumbered prior to the date hereof, of the same manner, type and scope of any of the foregoing property referenced in (a) through (v) above; and

(x)           all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Subsidiary Guarantor or any computer bureau or service company from time to time acting for such Subsidiary Guarantor),

a.             Notwithstanding anything in this Section 4, the security interest granted hereunder shall not cover, and the term “Collateral” shall not include, any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

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Section 5.        Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 4, the Subsidiary Guarantors hereby jointly and severally agree with the Collateral Agent for the benefit of the Secured Parties as follows:

5.01         Delivery and Other Perfection. Subject to the Orders, each Subsidiary Guarantor shall promptly from time to time give, execute, deliver, file, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements, consents, Intellectual Property filings or other papers as may be necessary or, in the judgment of the Collateral Agent, at the direction of the Required Lenders, desirable to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest. For the avoidance of doubt, the obligation under this Section 5.01 shall include the recordation of the security interests granted under this Agreement in the register of mortgages and charges of any Subsidiary Guarantor incorporated in the Cayman Islands. In addition and without limiting the foregoing, each Subsidiary Guarantor shall promptly from time to time enter into such control agreements, in form and substance reasonably acceptable to the Collateral Agent, at the direction of the Required Lenders, as may be required to perfect the security interest created hereby in any and all Deposit Accounts, and, subject to the Orders, will promptly furnish to the Collateral Agent true copies thereof;

5.02         Other Financing Statements or Control; Preservation of Rights.

(a)           Subject to the Orders and except as otherwise permitted under Section 7.3 of the DIP Credit Agreement, no Subsidiary Guarantor shall (i) .file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties, or (ii) cause or permit any Person other than the Collateral Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter- of-Credit Right constituting part of the Collateral.

(b)           The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.03         Preservation of Rights; No Conflicts.

(a)           In the event of any conflict between the terms of the Orders, the DIP Credit Agreement and this Agreement, the terms of the Orders shall govern and control. In the event of any such conflict, each Subsidiary Guarantor may act (or omit to act) in accordance with the Orders, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

(b)           [Reserved].

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5.04         Special Collateral Provisions.

(a)           Pledged Collateral. Subject to the Orders, so long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein. Notwithstanding the foregoing, the Subsidiary Guarantors jointly and severally agree that they will not vote the Pledged Shares in any manner that is inconsistent with the terms of the Orders, this Agreement, the Loan Documents or any such other instrument or agreement, or in any manner adverse to the Lenders’ rights, remedies or interest in any of the Loan Documents. The Collateral Agent shall execute and deliver to the Subsidiary Guarantors or cause to be executed and delivered to the Subsidiary Guarantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Subsidiary Guarantors may reasonably request for the purpose of enabling the Subsidiary Guarantors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a). Unless and until an Event of Default shall have occurred and be continuing, the Subsidiary Guarantors shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus. If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement and the Orders. Subject to the Orders, if the Collateral Agent shall so request in writing at the direction of the Required Lenders, the Subsidiary Guarantors jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Subsidiary Guarantors (except to the extent theretofore applied to the Obligations), be returned by the Collateral Agent to the Subsidiary Guarantors. Each Subsidiary Guarantor expressly authorizes and instructs each issuer of any Pledged Shares pledged hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Subsidiary Guarantor, and such Subsidiary Guarantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby or as set forth in the Orders, pay any dividend or other payment with respect to the Pledged Shares directly to the Collateral Agent for the benefit of the Secured Parties.

(b)           Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Subsidiary Guarantor hereby grants to the Collateral Agent, to the extent such Subsidiary Guarantor has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Subsidiary Guarantor) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Subsidiary Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Subject to the Orders, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent during the continuation of an Event of Default in accordance herewith shall be binding upon the Subsidiary Guarantor notwithstanding any subsequent cure of an Event of Default. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the DIP Credit Agreement that limit the rights of the Subsidiary Guarantors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Subsidiary Guarantors. In furtherance of the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the reasonable request of the respective Subsidiary Guarantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Subsidiary Guarantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Obligations (other than contingent or indemnification obligations not then due) and cancellation or termination of all Commitments or earlier expiration of this Agreement or release of the Collateral, the licenses granted shall automatically terminate.

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5.05         Remedies.

(a)           Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, subject to the Orders, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Subsidiary Guarantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i)            the Collateral Agent in its discretion, at the direction of the Required Lenders, may, in its name or in the name of any Subsidiary Guarantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)           the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)          the Collateral Agent may require the Subsidiary Guarantors to notify (and each Subsidiary Guarantor hereby authorizes the Collateral Agent to so notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as it may direct; or

(iv)          Subject to the Orders, the Administrative Agent may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, at the direction of the Required Lenders, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Subsidiary Guarantors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

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(b)           Notice. The Subsidiary Guarantors agree that to the extent the Collateral Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days’ notice shall be deemed to constitute reasonable prior notice.

5.06         Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Agreement are insufficient to cover the costs and expenses of such realization and to cause the Obligations to be Paid in Full, the Subsidiary Guarantors shall remain liable for any deficiency.

5.07         Locations; Names, Etc. Without at least 10 days’ prior written notice to the Collateral Agent, no Subsidiary Guarantor shall (i) change its location (as defined in Section 9-307 of the NYUCC) or (ii) change its name from the name shown as its current legal name on Annex 1.

5.08         Private Sale. The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement conducted in a commercially reasonable manner. Each Subsidiary Guarantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09         Application of Proceeds. Subject to the Orders, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by the Collateral Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out of pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith, and to the payment of all other incurred and unpaid out-of- pocket fees and expenses of, and indemnities owed to, the Agents, in each case, payable under the Loan Documents;

Next, to the Obligations until they are Paid in Full, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

Finally, to the payment that is in accordance with the Orders, or to whomsoever shall be lawfully entitled to receive such payment at the direction of the Bankruptcy Court.

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5.10         Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is appointed the attorney-in-fact of each Subsidiary Guarantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Subsidiary Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The actions of the Collateral Agent hereunder are subject to the provisions of the DIP Credit Agreement (including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof) and the Orders. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement, the DIP Credit Agreement and the Orders. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the DIP Credit Agreement and the Orders. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the DIP Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that permitted successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the Orders, the Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent or the Administrative Agent to liability or that is contrary to the Loan Documents or applicable laws.

5.11         Duty of Administrative Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities that constitute Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subsidiary Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Subsidiary Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

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5.12         Perfection and Recordation. Each Subsidiary Guarantor authorizes the Collateral Agent to file (a) Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Subsidiary Guarantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 4) and (b) any customary trademark security agreement, patent security agreement or copyright security agreement required in order to perfect any Lien in any Intellectual Property.

5.13         Termination. When all Obligations shall have been Paid in Full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Subsidiary Guarantor hereunder shall terminate. In the event of any such termination, the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Subsidiary Guarantor and to be released. At the expense of such Subsidiary Guarantor, the Collateral Agent shall also execute and deliver to the respective Subsidiary Guarantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Subsidiary Guarantor to effect the termination and release of the Liens on the Collateral as required by this Section 5.13. This Section 5.13 shall be subject to the Orders.

5.14         Authority of Collateral Agent. Each Subsidiary Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the other Secured Parties, be governed by the DIP Credit Agreement, the Orders and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Subsidiary Guarantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Subsidiary Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

5.15         Expenses; Indemnification.

(a)           Each Subsidiary Guarantor agrees to pay, and to hold the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of- pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the DIP Credit Agreement.

(b)           The agreements in this Section 5.15 shall survive repayment of the Obligations and all other amounts payable under the DIP Credit Agreement and, the other Loan Documents.

Section 6.        Miscellaneous.

6.01         Notices. All notices, requests, consents and demands hereunder shall be in writing and delivered to the intended recipient at its “Address for Notices” specified beneath its name on the signature pages hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party or, in the case of the Collateral Agent, pursuant to Section 10.2 of the DIP Credit Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

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6.02         No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03         Amendments, Etc. The terms of this Agreement may be waived, altered or amended only in accordance with Section 10.1 of the DIP Credit Agreement. Any such amendment or waiver shall be binding upon the Secured Parties and each Subsidiary Guarantor.

6.04         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor and the Secured Parties (provided that no Subsidiary Guarantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).

6.05         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.06         Governing Law; Submission to Jurisdiction; Etc. This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York and, to the extent applicable, the Bankruptcy Code. Each Subsidiary Guarantor irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Loan Document to which such Subsidiary Guarantor is a party, or for recognition or enforcement of any judgment. Each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party or Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Guarantor or its properties in the courts of any jurisdiction. To the fullest extent it may legally and effectively do so, each Subsidiary Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. To the fullest extent permitted by law, each of the parties hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

6.07         WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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6.08         Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.09         Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.10         Delivery of Collateral. Notwithstanding anything to the contrary set forth in this Agreement or the DIP Credit Agreement, and so long as any Prepetition Secured Party remains a gratuitous bailee and/or gratuitous agent of the Collateral Agent in accordance with the Orders, the Grantors shall not be required to deliver the Pledged Securities for the purpose of perfecting the Collateral Agent’s security interest in the Pledged Securities previously delivered to such Prepetition Secured Party prior to the Petition Date; provided that if any Pledged Securities required to be delivered ceases to be held by such Prepetition Secured Party, then the applicable Grantor shall deliver such Pledged Securities to the Collateral Agent.

6.11         Order. With respect to any Subsidiary Guarantor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Subsidiary Guarantors provided for hereunder) to the terms of the Interim Order (and, when applicable, the Final Order) and if any provision in this Agreement or any other Loan Document expressly conflicts or is inconsistent with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control. For the avoidance of doubt, upon the entry of the Interim Order, all Liens created by the Security Documents in favor of the Collateral Agent shall be perfected as set forth in such Interim Order, notwithstanding any failure to make (or the terms of) any filings in any jurisdiction.

[Remainder of this page left intentionally blank]

DIP BrandCo Guarantee and Security Agreement

19

IN WITNESS WHEREOF, the parties hereto have caused this BrandCo Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

SUBSIDIARY GUARANTORS

EXECUTED as a DEED by Beautyge I:

By
Name:
Title:

BEAUTYGE II, LLC
BRANDCO ALMAY 2020 LLC
BRANDCO CHARLIE 2020 LLC
BRANDCO CND 2020 LLC
BRANDCO CURVE 2020 LLC
BRANDCO ELIZABETH ARDEN 2020 LLC
BRANDCO GIORGIO BEVERLY HILLS 2020 LLC
BRANDCO HALSTON 2020 LLC
BRANDCO JEAN NATE 2020 LLC
BRANDCO MITCHUM 2020 LLC
BRANDCO MULTICULTURAL GROUP 2020 LLC
BRANDCO PS 2020 LLC
BRANDCO WHITE SHOULDERS 2020 LLC

By
Name:
Title:

[Signature Page to DIP BrandCo Guarantee and Security Agreement]

JEFFERIES FINANCE LLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

[Signature Page to DIP BrandCo Guarantee and Security Agreement]

ANNEX 1

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

Deposit Accounts: NONE

Securities Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Beautyge II, LLC	Wilmington Trust, National Association	136845-000	Beautyge II, LLC

Commodity Accounts: NONE

ANNEX 2

COMMERCIAL TORT CLAIMS

None.

EXHIBIT N

FORM OF BRANDCO STOCK PLEDGE AGREEMENT

See attached.

EXECUTION VERSION

BRANDCO STOCK PLEDGE AGREEMENT

made by

REVLON CONSUMER PRODUCTS CORPORATION,

a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as the Borrower,

and the Subsidiary Guarantors party hereto

in favor of

JEFFERIES FINANCE LLC,
as Collateral Agent

Dated as of June 17, 2022

Table of Contents

Page

Section 1.	DEFINED TERMS	2

1.1	Definitions	2
1.2	Other Definitional Provisions	3

Section 2.	GRANT OF SECURITY INTEREST	4

2.1	Grant of Security Interests	4
2.2	Conflicts	4

Section 3.	REPRESENTATIONS AND WARRANTIES	4

3.1	Representations in DIP Credit Agreement	4
3.2	Title; No Other Liens	5
3.3	Names; Jurisdiction of Organization	5
3.4	Pledged Stock	5

Section 4.	COVENANTS	6

4.1	Covenants in DIP Credit Agreement	6
4.2	Investment Property	6

Section 5.	REMEDIAL PROVISIONS	6

5.1	Pledged Stock	6
5.2	Proceeds to be Turned Over to Collateral Agent	8
5.3	Application of Proceeds	8
5.4	Code and Other Remedies	9
5.5	Sale of Pledged Stock	9
5.6	Deficiency	10

Section 6.	THE COLLATERAL AGENT	10

6.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc	10
6.2	Duty of Collateral Agent	12
6.3	Execution of Financing Statements	13
6.4	Authority of Collateral Agent	13

Section 7.	MISCELLANEOUS	13

7.1	Amendments in Writing	13
7.2	Notices	13
7.3	No Waiver by Course of Conduct; Cumulative Remedies	13
7.4	Enforcement Expenses; Indemnification	14

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7.5	Successors and Assigns	14
7.6	Set-Off	14
7.7	Counterparts	15
7.8	Severability	15
7.9	Section Headings	15
7.10	Integration	15
7.11	GOVERNING LAW	15
7.12	Submission to Jurisdiction; Waivers	15
7.13	Acknowledgements	16
7.14	Additional Pledgors	17
7.15	Releases	17
7.16	WAIVER OF JURY TRIAL	18
7.17	Delegation by Each Non-US Pledgor	18
7.18	Judgment Currency	18
7.19	Delivery of Collateral	18
7.20	Order	19

SCHEDULES

Schedule 1 Investment Property
Schedule 2 Legal Name and Jurisdictions of Organization

ANNEXES

Annex I Assumption Agreement

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BRANDCO STOCK PLEDGE AGREEMENT

BRANDCO STOCK PLEDGE AGREEMENT, dated as of June 17, 2022, made by each of the signatories hereto, in favor of Jefferies Finance LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined in the Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of the date hereof (as amended, restated, waived, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”)), by and among Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities (the “Lenders”) from time to time parties thereto and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

W I T N E S S E T H:

WHEREAS, on June 16, 2022 (the “Petition Date”), Holdings, the Borrower and certain of the Borrower’s Subsidiaries (each, a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each case of the Borrower and each other Debtor, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and the management of their business pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, pursuant to the DIP Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the execution, delivery and performance of this Agreement and the grant of a security interest, pledge and Lien on, all of the Collateral (as hereinafter defined) of the Pledgors (as hereinafter defined) and the proceeds thereof to secure the Secured Obligations (as hereinafter defined) have been authorized pursuant to the Bankruptcy Code by the Interim Order and, after the entry thereof by the Court, will have been so authorized by the Final Order, and such Liens shall have priority as set forth in the Orders;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Pledgor (as defined below);

WHEREAS, the proceeds of the extensions of credit under the DIP Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Pledgors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the DIP Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement that the Pledgors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of itself, the Administrative Agent and the other Secured Parties;

NOW, THEREFORE, in consideration of the premises and to supplement the Orders, without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and lien granted thereunder to secure the Obligations, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and Lien as set forth herein. Accordingly, the parties hereto agree as follows:

Section 1.                        DEFINED TERMS

1.1                  Definitions.

(a)               Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Certificated Security”, “Money”, “Security” and “Uncertificated Security”.

(b)               The following terms shall have the following meanings:

“Agreement”: this BrandCo Stock Pledge Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble hereto.

“Borrower Credit Agreement Obligations”: the meaning assigned to the term “Obligations” in the DIP Credit Agreement.

“Collateral”: as defined in Section 2.1.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.2.

“DIP Credit Agreement”: as defined in the preamble hereto.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Stock.

“Issuers”: the collective reference to each issuer of a Pledged Stock.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code of any other jurisdiction, such term shall mean the Uniform Commercial Code of such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

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“Non-US Pledgor”: any Pledgor not organized under the laws of any jurisdiction within the United States.

“Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 1 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any first-tier Foreign Subsidiary or Foreign Subsidiary Holding Company that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect.

“Pledgor Obligations”: with respect to any Pledgor, all obligations and liabilities of such Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which such Pledgor is a party, in each case whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Pledgor pursuant to the terms of this Agreement or any other Loan Document).

“Pledgors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided in Section 7.14.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Secured Obligations”: (i) the Borrower Credit Agreement Obligations and (ii) the Pledgor Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

1.2                  Other Definitional Provisions.

(a)               The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)               Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

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Section 2.                        GRANT OF SECURITY INTEREST

2.1                  Grant of Security Interests.

In addition to the security interest and Liens provided in the Orders, each Pledgor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, in each case subject to the entry by the Bankruptcy Court of the Interim Order (as the same may be amended, supplemented or otherwise modified by the Final Order) a security interest in all of such Pledgor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, in each case except to the extent released in accordance with Section 7.15, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations:

(a)               all Pledged Stock;

(b)               all books and records pertaining to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(c)               to the extent not otherwise included, all Proceeds and products of any of the Collateral and products of any and all of the foregoing and all collateral security given by any Person with respect to any of the foregoing.

2.2                  Conflicts.

(a)               In the event of any conflict between the terms of the Orders, DIP Credit Agreement and this Agreement, the terms of the Orders shall govern and control. In the event of any such conflict, each Pledgor may act (or omit to act) in accordance with the Orders, as applicable, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

(b)               [Reserved].

Section 3.                        REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the DIP Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower under the DIP Credit Agreement, each Pledgor hereby represents and warrants with respect to itself to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:

3.1                  Representations in DIP Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19, 4.21, 4.23 and 4.24 of the DIP Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party or to the use of the proceeds of any Loans by any Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided, that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge. Notwithstanding anything to the contrary in this Section 3.1, the representations and warranties made in Section 4.17 of the DIP Credit Agreement shall be deemed not to apply to Elizabeth Arden (UK) Ltd.

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3.2                  Title; No Other Liens. Except as would not reasonably be expected to have a Material Adverse Effect, such Pledgor owns or has rights in each item of the Collateral; and such Collateral is free and clear of any and all Liens except as permitted by the Loan Documents and the Orders. Except as permitted by the Loan Documents and the Orders, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements or other public notices that have been filed without the consent of the Pledgor.

3.3                  Names; Jurisdiction of Organization.

(a)               On the date hereof, such Pledgor’s full and correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the jurisdiction in which financing statements in appropriate form are to be filed are specified on Schedule 2.

(b)               When financing statements in appropriate form are filed in the jurisdictions specified on Schedule 2 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate), the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of such Pledgor in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of such financing statements in the jurisdictions specified on Schedule 2 (or, in the case of Collateral not in existence on the Closing Date, such other offices as may be appropriate)).

3.4                  Pledged Stock.

(a)               On the date hereof, the shares of Pledged Stock pledged by such Pledgor hereunder:

(i)           with respect to any such shares of Pledged Stock issued by the Borrower and any other Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

(ii)          constitute all of the outstanding voting Capital Stock of a first-tier Foreign Subsidiary or Foreign Subsidiary Holding Company and all the non-voting Capital Stock of such class of each relevant Issuer owned directly by such Pledgor.

(b)               Such Pledgor is the record and beneficial owner of the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens, options or claims not prohibited by the DIP Credit Agreement and the Orders, and subject to any transfers made in compliance with the Loan Documents and the Orders.

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Section 4.                        COVENANTS

Each Pledgor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, subject to Section 7.15(b), from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent or indemnification obligations not then due) and the Commitments shall have been terminated:

4.1                  Covenants in DIP Credit Agreement. Subject to the Orders, to the extent applicable, each Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Pledgor or any of its Subsidiaries.

4.2                  Investment Property.

(a)               Subject to the Orders, in the case of each Pledgor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Pledged Stock issued by it.

(b)               Subject to the Orders, to the extent that any Capital Stock included in the Collateral is or becomes a Certificated Security, the applicable Pledgor shall promptly deliver such certificates evidencing such Pledged Stock to the Collateral Agent, together with stock powers or indorsements thereof.

Section 5.                        REMEDIAL PROVISIONS

5.1                  Pledged Stock.

(a)               Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be permitted to (i) receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the DIP Credit Agreement, and (ii) to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Stock or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same; provided, further, that the Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and corporate or other organizational rights it is entitled to exercise pursuant to sub-clause (ii) of this Section 5.1(a). For the avoidance of doubt, an exercise of voting and corporate or other organizational rights with respect to such Pledged Stock shall not be deemed to be material and adverse to any Person if such exercise is made in connection with a transaction not prohibited by the Loan Documents and the Orders.

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(b)               If an Event of Default shall occur and be continuing and subject to the Orders, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order set forth in Section 5.4; provided that after all Events of Default have been cured or waived and each applicable Pledgor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of sub-clause (i) of Section 5.1(a) above and that remain, and (ii) the Collateral Agent shall have the right to cause any or all of the Pledged Stock to be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion at the direction of the Required Lenders any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above; provided that after all Events of Default have been cured or waived and each applicable Pledgor has delivered to the Administrative Agent certificates to that effect reasonably satisfactory to the Collateral Agent, all rights vested in the Collateral Agent pursuant to this paragraph shall cease, and the Pledgors shall have the voting and corporate or other organizational rights they would otherwise be entitled to exercise pursuant to the terms of sub-clause (ii) of Section 5.1(a) above and the obligations of the Collateral Agent under the second proviso in Section 5.1(a) shall be in effect.

(c)               Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing without the consent of such Pledgor or any other Person that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Collateral Agent, subject to the rights of the Collateral Agents and the obligations of the Pledgors under the Orders.

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5.2                  Proceeds to be Turned Over to Collateral Agent. Subject to the Orders, if an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the DIP Credit Agreement, at the request of the Collateral Agent, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Pledgor, and, subject to the rights of the Collateral Agents and the obligations of the Pledgors under the Orders, shall, promptly upon receipt by such Pledgor, be turned over to the Collateral Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Pledgor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3                  Application of Proceeds. Subject to the Orders, if an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the DIP Credit Agreement, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral in payment of the Secured Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of such Secured Obligations then due and owing and remaining unpaid to each of them;

Third, any remaining balance after the application in full pursuant to clause Second above, shall be paid over in accordance with the Orders, or to whomsoever shall be lawfully entitled to receive the same at the direction of the Bankruptcy Court.

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5.4                  Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the DIP Credit Agreement) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the DIP Credit Agreement), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Pledgor, which rights or equities are hereby waived and released. Each Pledgor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 5.3, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Pledgor. Notwithstanding the foregoing, the Collateral Agent shall give each applicable Pledgor not less than 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any remedies provided in this Section 5.4 shall be subject to the Orders.

5.5                  Sale of Pledged Stock.

(a)               Subject in all respects to Section 10.14 of the DIP Credit Agreement, the Collateral Agent is authorized, in connection with any sale of any Pledged Stock pursuant to Section 5.4, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock: (i) any registration statement or prospectus, and all supplements and amendments thereto; and (ii) any other information in its possession relating to such Pledged Stock to the extent reasonably necessary to be disclosed in connection with such sale of Pledged Stock, in each case provided that the Collateral Agent uses commercially reasonable efforts to ensure that such information is kept confidential in connection with such sale of Pledged Stock and the recipient is informed of the confidential nature of the information.

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(b)               Each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

5.6                  Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

Section 6.                        THE COLLATERAL AGENT

6.1                  Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)               Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, in accordance with the Orders, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Collateral Agent and any officer or agent thereof the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following (provided that anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing):

(i)                  in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                 pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

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(iii)                execute, in connection with any sale provided for in Section 5.4 or 5.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)                (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; and (7) subject to pre-existing rights, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

(b)       If any Pledgor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at the direction of the Required Lenders, may give such Pledgor written notice of such failure to perform or comply and if such Pledgor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five- Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)       Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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(d)       The actions of the Collateral Agent hereunder are subject to the provisions of the DIP Credit Agreement, including the rights, protections, privileges, benefits, indemnities and immunities, which are incorporated herein mutatis mutandis, as if a part hereof. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Collateral Agent may employ agents and attorneys-in-fact in connection herewith in accordance with the DIP Credit Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the DIP Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that permitted successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement from and after the exact time of such discharge. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the Orders, the Collateral Agent shall act or refrain from acting with respect to any Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to the Loan Documents or applicable laws.

6.2                    Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Secured Parties shall have responsibility for, without limitation, (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

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6.3                    Execution of Financing Statements.

Pursuant to any applicable law, each Pledgor authorizes the Collateral Agent and any officer or agent thereof at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Pledgor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything else herein, the Collateral Agent shall not be liable for the preparation, filing, recording, registration or maintenance of any financing statements or any instruments, agreements or other documents, all of which shall be the obligation of Borrower.

6.4                    Authority of Collateral Agent. Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the DIP Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for itself, the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 7.                        MISCELLANEOUS

7.1                    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the DIP Credit Agreement.

7.2                    Notices. All notices, requests and demands to or upon the Collateral Agent or any Pledgor hereunder shall be effected in the manner provided for in Section 10.2 of the DIP Credit Agreement.

7.3                    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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7.4                    Enforcement Expenses; Indemnification.

(a)       Each Pledgor agrees to pay, and to hold the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the DIP Credit Agreement.

(b)       The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the DIP Credit Agreement and the other Loan Documents.

7.5                    Successors and Assigns. Subject to Section 7.15, this Agreement shall be binding upon the successors and permitted assigns of each Pledgor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the DIP Credit Agreement.

7.6                    Set-Off. Each Pledgor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, to the extent permitted by applicable law, upon any amount becoming due and payable by each Pledgor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods and whether or not the Administrative Agent, the Collateral Agent or any other Secured Party has made any demand therefor) to set-off and appropriate and apply against such amount (or any part thereof) any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Pledgor, provided that, if such Secured Party is a Lender, it complies with Section 10.7 of the DIP Credit Agreement. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Pledgor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Collateral Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Collateral Agent or such other Secured Party may have.

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7.7                  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf’) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8                  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9                  Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10                Integration. This Agreement and the other Loan Documents represent the entire agreement of the Pledgors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

7.11                GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

7.12                Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Secured Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 7.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

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(b)               consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Pledgors to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 10.5 of the DIP Credit Agreement).

Each Non-US Pledgor hereby irrevocably and unconditionally appoints the Borrower as its agent to receive on behalf of such Non-US Pledgor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York state or federal court. In any such action or proceeding in such New York state or federal court sitting in the City of New York, such service may be made on such Non-US Pledgor by delivering a copy of such process to such Non-US Pledgor in care of the Borrower at the Borrower’s address listed in Section 10.2 of the DIP Credit Agreement (or at such other address as may be notified by the Borrower pursuant to such Section 10.2) and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Non-US Pledgor (such service to be effective upon such receipt by the Borrower and the depositing of such process in the mails as aforesaid). Each Non-US Pledgor hereby irrevocably and unconditionally authorizes and directs the Borrower to accept such service on its behalf. Each Non-US Pledgor hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.13                Acknowledgements. Each Pledgor hereby acknowledges that:

(a)                it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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(b)               neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Pledgors and the Administrative Agent, the Collateral Agent and the Lenders.

7.14                Additional Pledgors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the Orders and Section 6.8 of the DIP Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto or such other form reasonably acceptable to the Collateral Agent and the Borrower.

7.15                Releases.

(a)                Pursuant to Section 10.15 of the DIP Credit Agreement or at such time as the Secured Obligations (other than contingent or indemnification obligations not then due) shall have been paid in full, the Commitments shall have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Pledgor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Collateral Agent shall promptly deliver to such Pledgor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

(b)               Pursuant to Section 10.15 of the DIP Credit Agreement or if any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the DIP Credit Agreement (including by way of merger and including any assets transferred to a Subsidiary that is not a Loan Party, in each case, in a transaction permitted by the DIP Credit Agreement), then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. All releases or other documents delivered by the Collateral Agent pursuant to this Section 7.15(b) shall be without recourse to, or warranty by, the Collateral Agent.

(c)                Liens on Collateral created hereunder shall be released and obligations of Pledgors hereunder shall terminate as set forth in Section 10.15 of the DIP Credit Agreement.

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7.16                WAIVER OF JURY TRIAL. EACH PLEDGOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

7.17                Delegation by Each Non-US Pledgor. Each Non-US Pledgor hereby irrevocably designates and appoints the Borrower as the agent of such Non-US Pledgor under this Agreement, the DIP Credit Agreement and the other Loan Documents for the purpose of giving notices and taking other actions delegated to such Non-US Pledgor pursuant to the terms of this Agreement, the DIP Credit Agreement and the other Loan Documents. In furtherance of the foregoing, each Non-US Pledgor hereby irrevocably grants to the Borrower such Non-US Pledgor’s power-of attorney, and hereby authorizes the Borrower, to act in place of such Non-US Pledgor with respect to matters delegated to such Non-US Pledgor pursuant to the terms of this Agreement, the DIP Credit Agreement and the other Loan Documents and to take such other actions as are reasonably incidental thereto. Each Non-US Pledgor hereby further acknowledges and agrees that the Borrower shall receive all notices to such Non-US Pledgor for all purposes of this Agreement, the DIP Credit Agreement and the other Loan Documents. The Borrower hereby agrees to provide prompt notice to such Non-US Pledgor of any notices received and all action taken by the Borrower under this Agreement, the DIP Credit Agreement and the other Loan Documents on behalf of such Non-US Pledgor.

7.18                Judgment Currency. The Obligations of each Pledgor due to any party hereto in Dollars or any holder of any Obligation which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Obligations (as the case may be), such party or such holder (as the case may be), agrees to remit to such Pledgor, such excess.

7.19                Delivery of Collateral. Notwithstanding anything to the contrary set forth in this Agreement or the DIP Credit Agreement, and so long as any Prepetition Secured Party remains a gratuitous bailee and/or gratuitous agent of the Collateral Agent in accordance with the Orders, each Pledgor shall not be required to deliver the Pledged Stock for the purpose of perfecting the Collateral Agent’s security interest in the Pledged Stock previously delivered to such Prepetition Secured Party prior to the Petition Date; provided that if any Pledged Stock requires to be delivered ceases to be held by such Prepetition Secured Party, then the applicable Pledgor shall deliver such Pledged Stock to the Collateral Agent.

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7.20                Order. With respect to any Pledgor, this Agreement is subject in all respects (including with respect to all obligations and agreements of the Pledgors provided for hereunder) to the terms of the Interim Order (and, when applicable, the Final Order) and if any provision in this Agreement or any other Loan Document expressly conflicts or is inconsistent with any provision in the Interim Order or Final Order, the provisions in the applicable Order shall govern and control. For the avoidance of doubt, upon the entry of the Interim Order, all Liens created by the Security Documents in favor of the Collateral Agent shall be perfected as set forth in such Interim Order, notwithstanding any failure to make (or the terms of) any filings in any jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this BrandCo Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION, as Borrower and Pledgor

By:
Name:
Title:

[Signature Page to DIP BrandCo Stock Pledge Agreement]

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ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.
ELIZABETH ARDEN (CANADA) LIMITED
ELIZABETH ARDEN (UK) LTD
REVLON CANADA INC.
PPI TWO CORPORATION
RML, LLC
each as Pledgor

By:
Name: Title:

[Signature Page to DIP BrandCo Stock Pledge Agreement]

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JEFFERIES FINANCE LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to DIP BrandCo Stock Pledge Agreement]

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Schedule 1

INVESTMENT PROPERTY

Pledged Stock

Debtor/ Pledgor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged
Revlon Consumer Products Corporation	Revlon Offshore Limited	Bermuda	4,421	13,005	34%
Revlon Consumer Products Corporation	Beautyge Participations, S.L.	Spain	567	1,667	34%
Revlon Consumer Products Corporation	Revlon Pension Trustee Company (U.K.) Limited	United Kingdom	34	100	34%
Beautyge Brands USA, Inc.	Beautyge I	Cayman Islands	34	100	34%
Revlon International Corporation	Europeenne de Produits de Beaute	France	36,465	107,250	34%
Revlon International Corporation	REVLON BEAUTY PRODUCTS, S.L.	Spain	2,218	6,523	34%
Revlon International Corporation	Revlon New Zealand Limited	New Zealand	17,000	50,000	34%
Revlon Consumer Products Corporation	Revlon New Zealand Limited	New Zealand	0	50,000	0%[34]

34 Minority owner holding 1 share. 34% of majority owner’s stock is being pledged.

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Debtor/ Pledgor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged
Revlon International Corporation	Revlon (Hong Kong) Limited	Hong Kong	340	1,000	34%
Revlon International Corporation	Revlon B.V.	Netherlands	85	250	34%
Revlon International Corporation	Revlon (Puerto Rico) Inc.	Puerto Rico	17,000	50,000	34%
Revlon Consumer Products Corporation	Revlon, S.A. de C.V.	Mexico	0	520,500,211	0%[35]
Revlon International Corporation	Revlon, S.A. de C.V.	Mexico	37,069,581	520,500,211	34%
			100,181,751
			16,661,854
			2,736,278
			9,100,508
			11,220,094
Revlon International Corporation	Revlon K.K.	Japan	5,152	148,880	34%
			5,152
			5,152
			515
			515
			515
			3,400
			16,619
			10,200
			3,400

35 Minority owner holding 20 shares. 34% of majority owner’s stock is being pledged.

24

Debtor/ Pledgor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged
Revlon International Corporation	Revlon (Suisse) S.A.	Switzerland	34	100	34%
Revlon International Corporation	Revlon China Holdings Limited	Cayman Islands	34	100	34%
Revlon International Corporation	New Revlon Argentina, S.A.	Argentina	2,859,860	9,345,947[36]	34%
Revlon International Corporation	Revlon Overseas Corporation, C.A.	Venezuela	17,956	52,813	34%
Revlon International Corporation	Revlon Mauritius Limited	Mauritius	8,534	25,100	34%
Revlon International Corporation	Revlon LTDA.	Brazil	340	1,000	34%
Revlon International Corporation	RML, LLC[37]	Delaware	34 membership units	100	34%
Revlon International Corporation	RML Holdings L.P.	Bermuda	4,080 common units	12,000[38]	34%
Roux Laboratories, Inc.	Beautyge Professional Limited (f/k/a Colomer Professional Limited)	Ireland	80,580	237,000	34%

36 Revlon Manufacturing Ltd. owns 934,595 shares out of 9,345,947 total shares (10%).

37 A Foreign Subsidiary Holding Company.

38 RML, LLC owns 120 common units out of 12,000 total common units (1%).

25

Debtor/ Pledgor	Issuer	Jurisdiction	# of Shares Pledged	Total Shares Outstanding	% Pledged

Roux Laboratories, Inc.	Beautyge Mexico, S.A. de C.V. (Colomer Mexico S.A. de C.V.)	Mexico	48,960 fixed shares	144,000	34%
			187,939,828 variable shares	1,583,433,120	34%
Revlon International Corporation.	Elizabeth Arden (South Africa)(Pty) Ltd.	South Africa	34	100	34%
Revlon International Corporation	Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	34	100	34%

26

Schedule 2

LEGAL NAME, JURISDICTIONS OF ORGANIZATION, IDENTIFICATION NUMBER AND UCC FILING JURISDICTIONS

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
Revlon Consumer Products Corporation	Delaware	2295691	Delaware
Almay, Inc.	Delaware	2342351	Delaware
Art & Science, Ltd.	Illinois	60007195	Illinois
Bari Cosmetics, Ltd.	Delaware	5168808	Delaware
Beautyge Brands USA, Inc.	Delaware	2603311	Delaware
Beautyge U.S.A., Inc.	Delaware	3171094	Delaware
CHARLES REVSON INC.	New York	N/A	New York
Creative Nail Design, Inc.	California	C0940215	California
Cutex, Inc.	Delaware	6244704	Delaware
North America Revsale Inc.	New York	N/A	New York
OPP Products, Inc.	Delaware	4910314	Delaware
Realistic Roux Professional Products Inc.	Delaware	5617286	Delaware
Revlon Development Corp.	Delaware	3587016	Delaware
Revlon Government Sales, Inc.	Delaware	0837723	Delaware
Revlon International Corporation	Delaware	0600924	Delaware
Revlon Professional Holding Company LLC	Delaware	3181183	Delaware

Name of Debtor/Grantor	Jurisdiction of Organization/ Formation	Organizational Identification Number	UCC Filing Jurisdiction
RIROS Corporation	New York	N/A	New York
RIROS Group Inc.	Delaware	2973389	Delaware
Roux Laboratories, Inc.	New York	57575	New York
Roux Properties Jacksonville, LLC	Florida	L13000131517	Florida
SinfulColors Inc.	Delaware	4910310	Delaware
DF Enterprises, Inc.	Delaware	3262187	Delaware
Elizabeth Arden (Financing), Inc.	Delaware	3486941	Delaware
Elizabeth Arden, Inc.	Florida	240627	Florida
Elizabeth Arden Travel Retail, Inc.	Delaware	3408252	Delaware
FD Management, Inc.	Delaware	3262182	Delaware
RDEN Management, Inc.	Delaware	3486960	Delaware
Elizabeth Arden Investments, LLC	Delaware	5204912	Delaware
Elizabeth Arden NM, LLC	Delaware	5363961	Delaware
Elizabeth Arden USC, LLC	Delaware	5358674	Delaware
PPI Two Corporation	Delaware	2068992	Delaware
RML, LLC	Delaware	5730061	Delaware
Elizabeth Arden (Canada) Limited	Canada	379403-2	District of Columbia
ELIZABETH ARDEN (UK) LTD	United Kingdom	04126357	District of Columbia
Revlon Canada Inc.	Canada	91377-0	District of Columbia

Annex I to
BrandCo Stock Pledge Agreement

ASSUMPTION AGREEMENT, dated as of __________ ___, 20__, made by ______________________________ (the “Additional Pledgor”), in favor of Jefferies Finance LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the DIP Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such DIP Credit Agreement.

W I T N E S S E T H:

WHEREAS, Revlon Consumer Products Corporation, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), Revlon, Inc., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (“Holdings”), the financial institutions or other entities from time to time parties to the DIP Credit Agreement (the “Lenders”) and Jefferies Finance LLC, as Administrative Agent and each Collateral Agent, have entered into that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated as of June 17, 2022 (as amended, waived, supplemented or otherwise modified from time to time, the “DIP Credit Agreement”);

WHEREAS, in connection with the DIP Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Pledgor) have entered into the BrandCo Stock Pledge Agreement, dated as of June 17, 2022 (as amended, waived, supplemented or otherwise modified from time to time, the “DIP Stock Pledge Agreement”) in favor of the Collateral Agent for the benefit of itself and the other Secured Parties;

WHEREAS, the DIP Credit Agreement requires the Additional Pledgor to become a party to the DIP Stock Pledge Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the DIP Stock Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1.       Stock Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 7.14 of the DIP Stock Pledge Agreement, hereby becomes a party to the DIP Stock Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Annex I hereto is hereby added to the information set forth in the Schedules to the DIP Stock Pledge Agreement. The Additional Pledgor hereby represents and warrants, to the extent applicable and with respect to itself, that each of the representations and warranties contained in Section 3 of the DIP Stock Pledge Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.       GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR],
as Pledgor
By:
Name:
Title:

2

Annex I to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2